                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF JANUARY 28, 2005

                                      AMONG

                              M.D.C. HOLDINGS, INC.

                                   as Borrower

                                       AND

                            THE LENDERS NAMED HEREIN

                                       AND

                            JPMORGAN CHASE BANK, N.A.
                             as Administrative Agent

                                       AND

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                              as Syndication Agent

                                       AND

       BNP PARIBAS, CITICORP NORTH AMERICA, INC., GUARANTY BANK, THE ROYAL
                      BANK OF SCOTLAND PLC, SUNTRUST BANK,
                       and U.S. BANK NATIONAL ASSOCIATION
                             as Documentation Agents

                                       AND

         BANK OF AMERICA, N.A., CALIFORNIA BANK & TRUST, COMERICA BANK,
          KEYBANK NATIONAL ASSOCIATION and WASHINGTON MUTUAL BANK, FA
                               as Managing Agents

                                       AND

          AMSOUTH BANK, MIZUHO CORPORATE BANK, LTD., PNC BANK NATIONAL
                        ASSOCIATION and RBC CENTURA BANK
                                  as Co-Agents

                          J.P. MORGAN SECURITIES, INC.

                       Sole Arranger and Sole Bookmanager

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                                TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS.....................................................................................         1

ARTICLE II  THE CREDITS....................................................................................        21

         2.1      Commitment...............................................................................        21
         2.2      Required Payments........................................................................        21
         2.3      Ratable Loans............................................................................        21
         2.4      Types of Advances........................................................................        21
         2.5      Fees; Reduction and Increase in Commitment...............................................        21
         2.6      Minimum Amount of Each Advance...........................................................        25
         2.7      Optional Principal Payments..............................................................        25
         2.8      Method of Selecting Types and Interest Periods for New Advances..........................        25
         2.9      Conversion and Continuation of Outstanding Advances......................................        26
         2.10     Changes in Interest Rate, etc............................................................        26
         2.11     Determination of Applicable LIBOR Rate Margin and Applicable Unused Commitment
                  Rate.....................................................................................        26
         2.12     Rates Applicable After Event of Default..................................................        28
         2.13     Method of Payment........................................................................        29
         2.14     Notes; Telephonic Notices................................................................        29
         2.15     Interest Payment Dates; Interest Basis...................................................        29
         2.16     Notification of Advances, Interest Rates, Prepayments and Commitment Reductions..........        30
         2.17     Lending Installations....................................................................        30
         2.18     Non-Receipt of Funds by Administrative Agent.............................................        30
         2.19     Swing Line...............................................................................        30
         2.20     Withholding Tax Exemption................................................................        32
         2.21     Extension of Facility Maturity Date......................................................        33
         2.22     Term Out Period..........................................................................        34
         2.23     Replacement of Certain Lenders...........................................................        35

ARTICLE III  CHANGE IN CIRCUMSTANCES.......................................................................        36

         3.1      Yield Protection.........................................................................        36
         3.2      Changes in Capital Adequacy Regulations..................................................        38
         3.3      Availability of Types of Advances........................................................        38
         3.4      Funding Indemnification..................................................................        38
         3.5      Lender Statements; Survival of Indemnity.................................................        38
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ARTICLE IV  THE LETTER OF CREDIT FACILITY..................................................................        39

         4.1      Facility Letters of Credit...............................................................        39
         4.2      Limitations..............................................................................        39
         4.3      Conditions...............................................................................        40
         4.4      Procedure for Issuance of Facility Letters of Credit.....................................        40
         4.5      Duties of LC Issuer......................................................................        42
         4.6      Participation............................................................................        43
         4.7      Compensation for Facility Letters of Credit..............................................        45
         4.8      LC Issuer Reporting Requirements.........................................................        45
         4.9      Indemnification; Nature of LC Issuer's Duties............................................        46
         4.10     Facility LC Collateral Account...........................................................        47
         4.11     Obligations of LC Issuer and Other Lenders...............................................        48

ARTICLE V  CONDITIONS PRECEDENT............................................................................        48

         5.1      Initial Advance..........................................................................        48
         5.2      Each Advance.............................................................................        50

ARTICLE VI  REPRESENTATIONS AND WARRANTIES.................................................................        51

         6.1      Existence and Standing...................................................................        51
         6.2      Authorization and Validity...............................................................        51
         6.3      No Conflict; Government Consent..........................................................        51
         6.4      Financial Statements.....................................................................        52
         6.5      Material Adverse Change..................................................................        52
         6.6      Taxes....................................................................................        52
         6.7      Litigation and Contingent Obligations....................................................        52
         6.8      Subsidiaries.............................................................................        53
         6.9      ERISA....................................................................................        53
         6.10     Accuracy of Information..................................................................        53
         6.11     Regulation U.............................................................................        53
         6.12     Material Agreements......................................................................        53
         6.13     Labor Disputes and Acts of God...........................................................        53
         6.14     Ownership................................................................................        53
         6.15     Operation of Business....................................................................        54
         6.16     Laws; Environment........................................................................        54
         6.17     Investment Company Act...................................................................        55
         6.18     Public Utility Holding Company Act.......................................................        55
         6.19     Subordinated Indebtedness................................................................        55
         6.20     Indenture Provisions.....................................................................        55
         6.21     SDN List Designation.....................................................................        55
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                                       ii

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ARTICLE VII  AFFIRMATIVE COVENANTS.........................................................................        55

         7.1      Financial Reporting......................................................................        55
         7.2      Use of Proceeds..........................................................................        58
         7.3      Notice of Event of Default...............................................................        58
         7.4      Conduct of Business......................................................................        58
         7.5      Taxes....................................................................................        58
         7.6      Insurance................................................................................        59
         7.7      Compliance with Laws.....................................................................        59
         7.8      Maintenance of Properties................................................................        59
         7.9      Inspection...............................................................................        59
         7.10     Environment..............................................................................        59
         7.11     New Guarantors...........................................................................        59
         7.12     Change in Schedules......................................................................        60

ARTICLE VIII  NEGATIVE COVENANTS...........................................................................        60

         8.1      Dividends; Repurchase of Stock...........................................................        60
         8.2      Indebtedness.............................................................................        60
         8.3      Merger...................................................................................        62
         8.4      Sale of Assets...........................................................................        62
         8.5      Investments and Acquisitions.............................................................        63
         8.6      Liens....................................................................................        65
         8.7      Affiliates...............................................................................        67
         8.8      Modifications to Certain Indebtedness....................................................        67
         8.9      Amendments of Indenture or Senior Notes..................................................        68
         8.10     Negative Pledge..........................................................................        68

ARTICLE IX  FINANCIAL COVENANTS............................................................................        68

         9.1      Consolidated Tangible Net Worth Test.....................................................        68
         9.2      Leverage Test; Interest Coverage Test....................................................        69
         9.3      Consolidated Tangible Net Worth Floor....................................................        70

ARTICLE X  EVENTS OF DEFAULT...............................................................................        70

         10.1     Representations and Warranties...........................................................        70
         10.2     Non-payment..............................................................................        71
         10.3     Other Defaults...........................................................................        71
         10.4     Other Indebtedness.......................................................................        71
         10.5     Bankruptcy...............................................................................        71
         10.6     Receiver.................................................................................        72
         10.7     Judgment.................................................................................        72
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                                       iii

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         10.8     Unfunded Liabilities.....................................................................        72
         10.9     Withdrawal Liability.....................................................................        72
         10.10    Increased Contributions..................................................................        72
         10.11    Change in Control........................................................................        73
         10.12    Dissolution..............................................................................        73
         10.13    Guaranty.................................................................................        73
         10.14    Consolidated Tangible Net Worth Covenant.................................................        73
         10.15    No Defaults..............................................................................        73

ARTICLE XI  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.................................................        74

         11.1     Acceleration; Remedies...................................................................        74
         11.2     Amendments...............................................................................        75
         11.3     Preservation of Rights...................................................................        76

ARTICLE XII  GENERAL PROVISIONS............................................................................        77

         12.1     Survival of Representations..............................................................        77
         12.2     Governmental Regulation..................................................................        77
         12.3     Taxes....................................................................................        77
         12.4     Headings.................................................................................        77
         12.5     Entire Agreement.........................................................................        77
         12.6     Nature of Obligations; Benefits of this Agreement........................................        77
         12.7     Expenses; Indemnification................................................................        77
         12.8     Numbers of Documents.....................................................................        78
         12.9     Accounting...............................................................................        78
         12.10    Severability of Provisions...............................................................        78
         12.11    Nonliability of Lenders and LC Issuer....................................................        78
         12.12    CHOICE OF LAW............................................................................        78
         12.13    Arbitration..............................................................................        79
         12.14    CONSENT TO JURISDICTION..................................................................        80
         12.15    WAIVER OF JURY TRIAL.....................................................................        80
         12.16    Confidentiality..........................................................................        80
         12.17    USA PATRIOT ACT..........................................................................        81

ARTICLE XIII  ADMINISTRATIVE AGENT.........................................................................        81

         13.1     Appointment; Nature of Relationship......................................................        81
         13.2     Powers...................................................................................        81
         13.3     General Immunity.........................................................................        82
         13.4     No Responsibility for Loans, Recitals, etc...............................................        82
         13.5     Action on Instructions of Lenders........................................................        82
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         13.6     Employment of Agents and Counsel.........................................................        82
         13.7     Reliance on Documents; Counsel...........................................................        83
         13.8     Agent's Reimbursement and Indemnification................................................        83
         13.9     Notice of Default........................................................................        83
         13.10    Rights as a Lender and LC Issuer.........................................................        84
         13.11    Lender Credit Decision...................................................................        84
         13.12    Successor Administrative Agent...........................................................        84
         13.13    Agent and Arranger Fees..................................................................        85
         13.14    Delegation to Affiliates.................................................................        85
         13.15    Co-Agents, Co-Documentation Agents, Co-Managing Agents, Syndication Agent, etc...........        85

ARTICLE XIV  RATABLE PAYMENTS..............................................................................        86

         14.1     Ratable Payments.........................................................................        86

ARTICLE XV  BENEFIT OF AGREEMENT, ASSIGNMENTS; PARTICIPATIONS..............................................        86

         15.1     Successors and Assigns...................................................................        86
         15.2     Participations...........................................................................        87
         15.3     Assignments..............................................................................        87
         15.4     Dissemination of Information.............................................................        89
         15.5     Tax Treatment............................................................................        89

ARTICLE XVI  NOTICES.......................................................................................        89

         16.1     Giving Notice............................................................................        89
         16.2     Change of Address........................................................................        89

ARTICLE XVII  COUNTERPARTS.................................................................................        89
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                                        v

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                         LIST OF SCHEDULES AND EXHIBITS

EXHIBITS:

Exhibit A          Form of Guaranty

Exhibit B          Form of Note

Exhibit C          Form of Commitment and Acceptance

Exhibit D          Form of Borrowing Notice

Exhibit E          Form of Opinion of General Counsel

Exhibit F          Form of Compliance Certificate of Authorized Officer (Financial
                       Covenant Tests)

Exhibit G          Form of Assignment and Assumption Agreement

SCHEDULES:

Schedule 1         Non-Guarantor Subsidiaries

Schedule 2         Commitments

Schedule 4.4       Existing Letters of Credit

Schedule 6.3       Required Orders, Consents and Approvals

Schedule 6.8       Subsidiaries

Schedule 8.2       Existing Indebtedness

Schedule 8.6       Existing Liens

                      AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of January 28, 2005, among M.D.C. HOLDINGS, INC., a Delaware corporation, as Borrower, the Lenders listed on the signature pages of this Agreement, JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA), as Administrative Agent and BANK ONE, ARIZONA, N.A. (solely for the purposes set forth in Section 4.4(f)).

                                    RECITALS

      A. M.D.C. Holdings, Inc., as borrower, JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as administrative agent and certain lenders are party to a certain Credit Agreement dated April 8, 2004 (the "Prior Credit Agreement").

      B. The parties hereto desire to increase the amount of the Aggregate Commitment and otherwise amend and restate the Prior Credit Agreement in its entirety.

      NOW THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      As used in this Agreement:

      "AAA" is defined in Section 12.13.

      "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any Guarantor (i) acquires any going concern or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership or other ownership interests of a partnership, joint venture, limited liability company or other similar business organization.

      "Additional Lender" is defined in Section 2.5(d)(i).

      "Adjusted Consolidated Tangible Net Worth" means, at any date, (a) Consolidated Tangible Net Worth, plus (b) the lesser of (i) fifty percent (50%) of the Subordinated Indebtedness of Borrower and Guarantors (taken as a whole on a consolidated basis) and (ii) $100,000,000.

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      "Administrative Agent" means JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), in its capacity as administrative agent for Lenders pursuant to Article XIII, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XIII.

      "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by Lenders (or Swing Line Advances made by Swing Line Lender) to Borrower of the same Type and, in the case of a LIBOR Advance, for the same Interest Period.

      "Affected Lender" is defined in Section 2.23.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person beneficially owns (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      "Aggregate Commitment" means the aggregate of the Commitments of all Lenders, as increased or reduced from time to time pursuant to the terms hereof. As of the date of this Agreement, the Aggregate Commitment is $1,058,000,000.

      "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

      "Agreement Accounting Principles" is defined in Section 12.9.

      "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day plus (b) 1/2 of 1% per annum.

      "Applicable Letter of Credit Rate" means, as at any date of determination, a rate per annum equal to the Applicable LIBOR Rate Margin.

      "Applicable LIBOR Rate Margin" means, as at any date of determination, the margin indicated in Section 2.11 as then applicable in the determination of LIBOR Rates.

      "Applicable Unused Commitment Rate" means, as at any date of determination, the rate per annum indicated in Section 2.11 as then applicable in the determination of the Unused Commitment Fee under Section 2.5(a).

      "Arranger" means J.P. Morgan Securities Inc.

      "Article" means an article of this Agreement unless another document is specifically referenced.

      "Assignment and Assumption" is defined in Section 15.3.1.

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      "Authorized Officer" means any one or more of the Chairman, President,
Senior Vice President or any Vice President, Chief Financial Officer, Treasurer, or other officer of Borrower or a Guarantor, as applicable, acting singly or together, in accordance with the applicable resolutions and bylaws of Borrower or such Guarantor.

      "Available Credit" means, at any date with respect to any Lender, the amount (if any) by which such Lender's Commitment exceeds the sum of (i) the outstanding principal balance of such Lender's Loans as of such date, plus (ii) such Lender's ratable share (determined in accordance with Section 4.6) of the Facility LC Obligations as of such date, plus (iii) an amount equal to such Lender's ratable share of the outstanding Swing Line Advances.

      "Average Daily Outstandings" means, for any quarter (or portion thereof), the sum of (i) the outstanding principal balance of the Loans (including the outstanding principal balance of the Swing Line Advances) plus (ii) the outstanding amount of the Facility Letters of Credit, all calculated for each day during the quarter (or portion thereof) for which the Unused Commitment Fee is being computed, divided by the number of days in that quarter (or portion thereof).

      "Bank One, Arizona" means Bank One, Arizona, N.A., in its capacity as an LC Issuer under Section 4.4(f).

      "Bank One, Arizona LCs" is defined in Section 4.4(f).

      "Borrower" means M.D.C. Holdings, Inc., a Delaware corporation, its successors and assigns.

      "Borrowing Base" means, with respect to an Inventory Valuation Date for which it is to be determined, an amount equal to the sum (without duplication) of the following assets of Borrower and each Guarantor (but only to the extent that such assets are not subject to any Liens other than Permitted Liens):

            (i) the Receivables, multiplied by ninety percent (90%); plus

            (ii) the book value of Presold Units, multiplied by ninety percent (90%); plus

            (iii) the book value of Spec Units, multiplied by eighty percent (80%); plus

            (iv) the book value of Model Units, multiplied by seventy percent (70%); plus

            (v) the book value of Finished Lots, multiplied by seventy percent (70%); plus

            (vi) the book value of Land Under Development, multiplied by fifty percent (50%); plus

            (vii) the book value of Entitled Land, multiplied by thirty percent (30%);

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provided, however, that the aggregate (without duplication) of the amounts calculated pursuant to clauses (v), (vi) and (vii) shall not exceed at any time forty percent (40%) of the Borrowing Base.

      "Borrowing Base Certificate" means a written certificate in a form acceptable to Administrative Agent setting forth the amount of the Borrowing Base with respect to the calendar month most recently completed, certified as true and correct by an Authorized Officer of Borrower.

      "Borrowing Date" means a date on which an Advance is made hereunder.

      "Borrowing Notice" is defined in Section 2.8.

      "Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market, and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities.

      "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Cash Equivalents" means:

            (a) U.S. Treasury bills and notes;

            (b) GNMA securities;

            (c) debt insured by other agencies guaranteed by the full faith and credit of the United States of America;

            (d) commercial paper rated either "A1" or better by S&P or "P1" by Moody's;

            (e) Dutch Auction Preferred Stocks (DAP) rated either "AA" or better by S&P or "Aa2" or better by Moody's;

            (f) certificates of deposit issued by commercial banks, savings banks or savings and loan associations whose short-term debt is rated either "A1" or better by S&P or "P1" or better by Moody's, or if such an institution is a subsidiary whose short-term debt is unrated, then its parent corporation must have such a rating;

            (g) bankers acceptances issued by financial institutions that meet the requirements for certificates of deposit;

            (h) deposits in institutions having the same qualifications required for investments in certificates of deposit;

            (i) repurchase agreements collateralized by any otherwise acceptable collateral as defined above; and

            (j) money market accounts a majority of whose assets are composed of items described by any of the foregoing clauses (a) through (i) through brokerage firms deemed acceptable by Borrower's management.

      "Change in Control" means (a) as to Borrower, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of Borrower, or (b) as to any Guarantor, the acquisition by any Person (except Borrower or one or more of the Guarantors), or two or more Persons acting in concert of any beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of any of the outstanding shares of voting stock of such Guarantor.

      "Co-Agent" means each entity identified as such on the cover page of this Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Co-Documentation Agent" means each entity identified as such on the cover page of this Agreement.

      "Collateral Shortfall Amount" is defined in Section 11.1(a).

      "Co-Managing Agent" means each entity identified as such on the cover page of this Agreement.

      "Commitment" means, for each Lender, the obligation of such Lender to make Loans, and to participate in the Facility Letters of Credit in accordance with
Section 4.6(a), not exceeding the amount set forth in Schedule 2 or as set forth in any Commitment and Acceptance delivered pursuant to Section 2.5(d) or as set forth in any Assignment and Assumption relating to any assignment that has become effective pursuant to Section 15.3.3, as such amount may be modified from time to time pursuant to the terms hereof.

      "Commitment and Acceptance" is defined in Section 2.5(d)(i).

      "Consolidated Indebtedness" means, at any date, the outstanding amount of all Indebtedness (including without limitation any Subordinated Indebtedness) of Borrower and Guarantors, without duplication, (taken as a whole on a consolidated basis in conformity with

Agreement Accounting Principles). "Consolidated Indebtedness" shall specifically exclude Indebtedness of any Non-Guarantor Subsidiary.

      "Consolidated Interest Expense" means for any period, without duplication, the aggregate amount of interest which, in conformity with Agreement Accounting Principles, would be set opposite the caption "interest expense" or any like caption on a consolidated income statement for Borrower and Guarantors (specifically excluding the Non-Guarantor Subsidiaries), including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers' acceptance financing, the net costs associated with Rate Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premiums, if any, and all other noncash interest expense, other than interest and other charges amortized to cost of sales. Consolidated Interest Expense includes, with respect to Borrower and Guarantors (specifically excluding the Non-Guarantor Subsidiaries), without duplication, all interest included as a component of cost of sales for such period.

      "Consolidated Interest Incurred" means for any period, without duplication, the aggregate amount of interest which, in conformity with Agreement Accounting Principles, would be set opposite the caption "interest expense" or any like caption on a consolidated income statement for Borrower and Guarantors (specifically excluding the Non-Guarantor Subsidiaries), including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers' acceptance financing, the net costs associated with Rate Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales. Consolidated Interest Incurred includes, with respect to Borrower and Guarantors, without duplication, all capitalized interest for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption "interest expense" or any like caption, and all interest actually paid by Borrower or any Guarantor (specifically excluding the Non-Guarantor Subsidiaries) under any contingent obligation during such period.

      "Consolidated Net Income" means, for any period, the net income (or loss) of Borrower on a consolidated basis for such period taken as a single accounting period, determined in conformity with Agreement Accounting Principles.

      "Consolidated Senior Debt Borrowings" means, at any date, with respect to Borrower and Guarantors, without duplication (taken as a whole on a consolidated basis), the outstanding principal amount of all obligations described in clauses
(i), (iv) or (viii) of the definition of "Indebtedness" (including the Obligations and the Senior Debt) calculated in accordance with Agreement Accounting Principles but excluding (i) Indebtedness of any Non-Guarantor Subsidiary, (ii) Indebtedness of Borrower to a Guarantor, a Guarantor to Borrower or a Guarantor to another Guarantor, (iii) any Subordinated Indebtedness and (iv) Indebtedness secured by collateral having a value in excess of the amount of such Indebtedness.

      "Consolidated Tangible Net Worth" means, at any date, (a) the stockholders' equity of Borrower determined on a consolidated basis in conformity with Agreement Accounting Principles less (i) its consolidated Intangible Assets, and less (ii) loans and advances to directors, officers and employees of Borrower but excluding (A) loans for purposes of exercising options to purchase capital stock in Borrower to the extent not otherwise netted out in the determination of stockholders' equity, and (B) any arms-length mortgage loans made by any Subsidiary in the ordinary course of such Subsidiary's business, and (C) any advances made to employees in the ordinary course of business for travel and other items, and (D) other such loans and advances not to exceed $5,000,000 in the aggregate outstanding at any one time, all determined as of such date less (b) the Net Worth of the Non-Guarantor Subsidiaries (taken as a whole on a consolidated basis). For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (1) all write-ups in the book value of any asset owned by Borrower or any Subsidiary, (2) any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of Borrower or any Subsidiary, (3) all unamortized debt discount, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items, and (4) all items that would be considered intangible assets under Agreement Accounting Principles.

      "Consolidated Tangible Net Worth Test" is defined in Section 9.1.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, a Guarantor or any of their respective Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Conversion/Continuation Notice" is defined in Section 2.9.

      "Coverage Test Failure Quarter" is defined in Section 9.2(b).

      "Dividend" means (i) any dividend paid or declared by Borrower or any Guarantor, as applicable; (ii) any purchase, redemption, retirement or other acquisition by Borrower or any Guarantor, as applicable, for value, or the setting aside of any funds or issuance of any warrants for such purpose, of any of the capital stock of Borrower or such Guarantor, as applicable, now or hereafter outstanding or any interest therein; and (iii) as to any Guarantor, any distribution of assets, properties, cash, rights, obligations or other consideration or securities of such Guarantor, directly or indirectly, to Borrower.

      "Dollars" and the sign "$" mean lawful money of the United States of America.

      "EBITDA" means, for any period, without duplication, the following, all as determined on a consolidated basis for Borrower and Guarantors (specifically excluding the Non-Guarantor Subsidiaries) in conformity with Agreement Accounting Principles,

            (i) the sum of the amounts for such period of (a) Consolidated Net Income (specifically excluding for purposes of this definition net income of the Non-Guarantor Subsidiaries but including, however, any dividends and reimbursements of taxes paid by any Non-Guarantor Subsidiary to Borrower or any Guarantor), (b) Consolidated Interest

      Expense, (c) charges against income for all federal, state and local taxes, (d) depreciation expense, (e) amortization expense, (f) other non-cash charges and expenses, and (g) any losses arising outside of the ordinary course of business which have been included in the determination of such Consolidated Net Income, less

            (ii) any gains arising outside of the ordinary course of business which have been included in the determination of such Consolidated Net Income.

      "Entitled Land" means parcels of land owned by Borrower or any Guarantor which are zoned for the construction of single-family dwellings, whether detached or attached (excluding mobile homes); provided, however, that the term "Entitled Land" shall not include Land under Development, Finished Lots or any real property upon which the construction of Housing Units has commenced (as described in the definition of "Housing Unit").

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

      "Event of Default" means an event described in Article X after the expiration of any applicable cure or notice period provided in Article X.

      "Excluded Taxes" is defined in Section 3.1(i).

      "Existing Letters of Credit" means, collectively, the Bank One, Arizona LCs and the Other Existing LCs.

      "Extension Request" is defined in Section 2.21(a).

      "Facility Increase Request" is defined in Section 2.5(d)(i).

      "Facility LC Collateral Account" is defined in Section 4.10.

      "Facility LC Obligations" means, at any date, the sum of (i) the aggregate undrawn face amount of all outstanding Facility Letters of Credit, plus (ii) the aggregate amount paid by an LC Issuer on any Facility Letters of Credit to the extent (if any) not reimbursed by Borrower or by Lenders under Section 4.4.

      "Facility Letter of Credit" means each Existing Letter of Credit and any Letter of Credit issued by the LC Issuer for the account of Borrower or any Guarantor in accordance with Article IV.

      "Facility Letter of Credit Fee" means a fee, payable with respect to each Facility Letter of Credit issued by the LC Issuer, in an amount per annum equal to the product of (i) the Applicable Letter of Credit Rate (determined as of the date on which the quarterly installment of such fee is due) and (ii) the face amount of such Facility Letter of Credit. The Applicable Letter of Credit Rate shall be adjusted, as applicable, from time to time, effective on the first January 1, April 1, June 1 or October 1 to occur on or after any change in the Applicable LIBOR Rate Margin.

      "Facility Maturity Date" means April 7, 2009, as the same may be extended as provided in Section 2.21.

      "Facility Rating" means the publicly announced ratings by Moody's and S&P on Borrower's Indebtedness evidenced by this Agreement and the Notes; provided, however, (i) in the event of a difference in such ratings between S&P and Moody's when both of such ratings are BBB- and Baa3 or better, the Facility Rating shall be the higher of the two ratings, (ii) in the event of a difference in such ratings between S&P and Moody's when one of such ratings is BB+ or Ba1, the Facility Rating shall be the lower of the two ratings and (iii) in the event Moody's or S&P (but not both) publicly announces such a rating, such rating shall be the Facility Rating. The Facility Rating shall change if and when such rating(s) change.

      "Facility Termination Date" means the earlier of (i) the Facility Maturity Date, or (ii) the last day of the Term Out Period (if applicable) then in effect, as calculated pursuant to Section 2.22.

      "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m., Chicago time, for such day on such transactions received by Administrative Agent from three (3) Federal funds brokers of recognized standing selected by Administrative Agent in its sole discretion.

      "Financial Covenant Test" means each of the Consolidated Tangible Net Worth Test and the Leverage Test. The covenant set forth in Section 9.3 shall not constitute a Financial Covenant Test.

      "Finished Lots" means parcels of land owned by Borrower or any Guarantor which are duly recorded and platted for the construction of single-family dwelling units, whether detached or attached (but excluding mobile homes) and zoned for such use, with respect to which all requisite governmental consents and approvals required for a building permit to be issued have been, or could be, obtained; provided, however, that the term "Finished Lots" shall not include any real property upon which the construction of a Housing Unit has commenced (as described in the definition of "Housing Unit").

      "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day.

      "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

      "Floating Rate Loan" means a Loan which bears interest at the Floating
Rate.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "GAAP" means generally accepted accounting principles in effect from time to time, consistently applied.

      "Guarantors" means RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF MARYLAND, INC., a Maryland corporation, RICHMOND AMERICAN HOMES OF NEVADA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF VIRGINIA, INC., a Virginia corporation, RICHMOND AMERICAN HOMES OF ARIZONA, INC., a Delaware corporation, RICHMOND AMERICAN HOMES OF COLORADO, INC., a Delaware corporation, RICHMOND AMERICAN HOMES OF WEST VIRGINIA, INC., a Colorado corporation, RAH OF FLORIDA, INC. (formerly known as Richmond American Homes of California (Inland Empire), Inc.), a Colorado corporation, RICHMOND AMERICAN HOMES OF UTAH, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF TEXAS, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF FLORIDA, LP, a Colorado limited partnership, RICHMOND AMERICAN HOMES OF DELAWARE, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF ILLINOIS, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF NEW JERSEY, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF PENNSYLVANIA, INC., a Colorado corporation, M.D.C. LAND CORPORATION, a Colorado corporation, RICHMOND AMERICAN CONSTRUCTION, INC., a Delaware corporation, RAH TEXAS HOLDINGS, LLC, a Colorado limited liability company and RAH OF TEXAS, LP, a Colorado limited partnership, and their successors and assigns, and any Subsidiary that shall hereafter become a Guarantor in accordance with Section 7.11 hereof, and any successors and assigns of any of the foregoing. "Guarantor" means any one of the Guarantors.

      "Guaranty" means the Amended and Restated Guaranty, in substantially the form of Exhibit A hereto, duly executed by the Guarantors, as the same may be supplemented, amended or modified and in effect from time to time.

      "Housing Unit" means a single-family dwelling (where construction has commenced), whether detached or attached (including condominiums but excluding mobile homes), including the parcel of land on which such dwelling is located, that is or will be available for sale by Borrower or a Guarantor. The construction of a Housing Unit shall be deemed to have commenced upon commencement of the trenching for the foundation of the Housing Unit. Each "Housing Unit" is either a Presold Unit, a Spec Unit or a Model Unit.

      "Housing Unit Closing" means a closing of the sale of a Housing Unit by Borrower or a Guarantor to a bona fide purchaser for value.

      "Increase Date" is defined in Section 2.5(d)(ii).

      "Indebtedness" of a Person means, without duplication, such Person's

            (i) obligations for borrowed money,

            (ii) obligations representing the deferred purchase price of Property or services (other than (A) trade accounts payable and accrued expenses arising or occurring in the ordinary course of such Person's business, and (B) obligations evidenced by the Permitted Liens described in clause (vi) of the definition of Permitted Liens),

            (iii) obligations, whether or not assumed, secured by Liens on, or payable out of the proceeds or production from, Property now or hereafter owned or acquired by such Person (other than the obligations evidenced by the Permitted Liens described in clause (vi) of the definition of Permitted Liens),

            (iv) obligations which are evidenced by notes, bonds, debentures, or other similar instruments,

            (v) Capitalized Lease Obligations,

            (vi) net liabilities under Rate Hedging Obligations,

            (vii) all liabilities and obligations of others of the kind described in clauses (i) through (vi) and (viii) that such Person has guaranteed, or that are secured by Liens on Property now or hereafter owned or acquired by such Person (other than the obligations evidenced by the Permitted Liens described in clause (vi) of the definition of Permitted Liens) or that are otherwise the legal liability of such Person,

            (viii) reimbursement obligations for which such Person is obligated with respect to a Letter of Credit (which shall be included in the face amount of such Letter of Credit, whether or not such reimbursement obligations are due and payable), provided, however, that Letters of Credit supporting performance obligations shall not be included in Indebtedness unless and until such Letter of Credit is drawn upon, and

            (ix) a pro rata share of the Indebtedness of any joint venture in which such Person holds an interest.

Indebtedness includes, without limitation, in the case of Borrower, the Obligations (subject to clause (viii) above) and the obligations evidenced by the Senior Notes and the documents executed in connection therewith.

      "Indenture" means that certain Senior Debt Securities Indenture, dated as of December 3, 2002 (the "Base Indenture"), as supplemented by (i) that certain Supplemental Indenture dated December 3, 2002 relating to the issuance of the 7.0% Senior Notes (as that term is defined in the definition of "Senior Notes"),
(ii) that certain Supplemental Indenture dated May 19, 2003 relating to the issuance of the 5.5% Senior Notes (as that term is defined in the definition of "Senior Notes"), (iii) that certain Second Supplemental Indenture dated September 29, 2003 relating to the 7.0% Senior Notes, (iv) that certain Second Supplemental Indenture dated September 29, 2003 relating to the 5.5% Senior Notes, (v) that certain Third Supplemental Indenture dated February 12, 2004 relating to the 7.0% Senior Notes, (vi) that certain Third Supplemental Indenture dated as of February 12, 2004 relating to the 5.5% Senior Notes and
(vii) that certain Supplemental Indenture dated as of October 6, 2004 relating to Medium Term Senior Notes in the maximum principal amount of $500,000,000, including the 5.375% Medium Term Senior Notes (as that term is defined in the definition of "Senior Notes"), all between

Borrower and U.S. Bank National Association and pursuant to which the Senior Notes were issued.

      "Interest Coverage Test" is defined in Section 9.2(b).

      "Interest Period" means, with respect to a LIBOR Advance, a period of one, two, three or six months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. No Interest Period shall extend beyond the Facility Termination Date (or, if the provisions of Section 2.21(c) apply, the Previous Maturity Date).

      "Inventory Valuation Date" means the last day of the most recent calendar month with respect to which a Borrower is required to have delivered a Borrowing Base Certificate pursuant to Section 7.1(vi) hereof.

      "Investment" of a Person means any loan, advance, extension of credit (other than accounts receivable arising in the ordinary course of business), or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership, joint venture or limited liability company interests, notes, debentures or other securities of any other Person made by such Person.

      "Investment Grade Rating" means a Facility Rating of Baa3 (or higher) from Moody's or BBB- (or higher) from S&P or, if there is no Facility Rating, a Senior Public Debt Rating of Baa3 (or higher) from Moody's or BBB- (or higher) from S&P.

      "Issuance Date" means the date on which a Facility Letter of Credit is issued, amended or extended.

      "JPMorgan Chase Bank" means JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), in its individual capacity, and its successors and assigns.

      "Land Under Development" means parcels of land owned by Borrower or any Guarantor which are zoned for the construction of single-family dwelling units, whether attached or detached (excluding mobile homes) and upon which the construction of site improvements has commenced and is proceeding; provided, however, that the term "Land Under Development" shall not include (i) Finished Lots, (ii) Entitled Land, (iii) any real property upon which the construction of a Housing Unit has commenced, or (iv) vacant land held by Borrower or any Guarantor for future development or sale and designated as inactive land in the footnotes to Borrower's or such Guarantor's financial statements.

      "LC Issuer" means (i) solely with respect to the Bank One, Arizona LCs, Bank One, Arizona, (ii) solely with respect to the Other Existing LCs, the Prior LC Issuers, and (iii) with respect to all Facility Letters of Credit issued after the date hereof, JPMorgan Chase Bank or such other Lender as Borrower, Administrative Agent and such other Lender may agree upon, that may from time to time issue Facility Letters of Credit.

      "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

      "Lending Installation" means, with respect to a Lender or Administrative Agent, any office, branch, banking subsidiary of the holding company of a Lender or Administrative Agent, or banking Affiliate of such Lender or Administrative Agent located in each event in the United States.

      "Letter of Credit" means a letter of credit or similar instrument which is issued by a financial institution upon the application of a Person or upon which such Person is an account party or for which such Person is in any way liable.

      "Leverage Ratio" means, at any date, the ratio (expressed as a percentage) of (i) Consolidated Indebtedness to (ii) the sum of Consolidated Indebtedness and Adjusted Consolidated Tangible Net Worth.

      "Leverage Test" is defined in Section 9.2(a).

      "LIBOR Advance" means an Advance which bears interest at a LIBOR Rate.

      "LIBOR Base Rate" means, with respect to a LIBOR Advance for the relevant Interest Period, the applicable British Bankers' Association London interbank offered rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period.

      "LIBOR Loan" means a Loan which bears interest at a LIBOR Rate.

      "LIBOR Rate" means, with respect to a LIBOR Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable LIBOR Rate Margin. The LIBOR Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

      "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment (the purpose of which is to grant a security interest), deposit arrangement (the purpose of which is to grant a security interest), encumbrance or other security agreement or arrangement of any kind or nature whatsoever the purpose of which is to grant a security interest, whether or not filed or recorded or otherwise perfected (including the interest of a vendor or lessor under any conditional sale, any Capitalized Lease or any lease deemed to constitute a security interest or any other title retention agreement).

      "Loan" means, with respect to a Lender, such Lender's portion of any Advance. For purposes of a Swing Line Advance, Swing Line Lender's portion of such Advance is 100%.

      "Loan Documents" means this Agreement, the Notes, any Reimbursement Agreements and the Guaranty.

      "Material Adverse Effect" means a material adverse effect, based on commercially reasonable standards, on (i) the business, Property, condition (financial or otherwise), or results of operations of Borrower and Guarantors, taken as a whole, (ii) the ability of Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability under applicable law of any of the Loan Documents or the rights or remedies of Administrative Agent, Lenders or any LC Issuer thereunder (other than as to clause (iii), a Material Adverse Effect resulting solely from the acts or omissions of Administrative Agent and/or any Lender(s)). Items disclosed by Borrower in its form 10-Q and form 10-K or any other filings with the Securities and Exchange Commission shall not be deemed to have a Material Adverse Effect solely because of such disclosure, and the existence and content of such disclosure shall not be prima facie evidence of a Material Adverse Effect.

      "Model Unit" means a Housing Unit constructed initially for inspection by prospective purchasers that is not intended to be sold until all or substantially all other Housing Units in the applicable subdivision are sold.

      "Moody's" means Moody's Investors Service, Inc.

      "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement as described in Section 3(37) of ERISA to which Borrower, any Guarantor or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

      "Net Worth" means, at any date as to each Non-Guarantor Subsidiary (taken as a whole on a consolidated basis), the sum of (A) all stockholders' equity of such Non-Guarantor Subsidiary, less (B) all loans or advances made by such Subsidiary to Borrower or any Guarantor and outstanding at such date, all as determined in conformity with Agreement Accounting Principles.

      "New Lender" is defined in Section 2.5(d)(i).

      "Non-Guarantor Subsidiary" means each Subsidiary of Borrower that is not a Guarantor. The Non-Guarantor Subsidiaries as of the date of this Agreement are listed on Schedule 1.

      "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person (i) for which the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within ninety (90) days after the acquisition of such property and for which no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness, or (ii) that refinances Indebtedness described in clause (i) and for which the recourse is limited to the same extent described in clause (i).

      "Note" means a promissory note, in substantially the form of Exhibit B hereto, duly executed by Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

      "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, the Facility LC Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of Borrower to Lenders or to any Lender, Administrative Agent, any LC Issuer or any indemnified party hereunder arising under the Loan Documents.

      "Other Existing LCs" is defined in Section 4.4(g).

      "Participants" is defined in Section 15.2.1.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Permitted Leverage Ratio" means, at the date hereof, 55%, as such amount may hereafter be adjusted from time to time as provided in Sections 9.2(b) and 9.2(c).

      "Permitted Liens" means, as to Borrower or any Guarantor, any of the following:

            (i) Liens for taxes, assessments or governmental charges or levies on Borrower's or such Guarantor's Property if the same (A) shall not at the time be delinquent or thereafter can be paid without penalty, or (B) are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been established on Borrower's or such Guarantor's books in accordance with Agreement Accounting Principles.

            (ii) Liens imposed by law, such as carriers', warehousemen's, mechanics' and materialmen's Liens and other similar Liens arising in the ordinary course of business with respect to amounts that either (A) are not yet delinquent, or (B) are delinquent but are being contested in a timely manner in good faith by appropriate proceedings and for which adequate reserves shall have been established on Borrower's or Guarantor's books in accordance with Agreement Accounting Principles.

            (iii) Utility easements, rights of way, zoning restrictions, covenants, reservations, and such other burdens, encumbrances or charges against real property, or other minor irregularities of title, as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere with the use thereof or the sale thereof in the ordinary course of business of Borrower or such Guarantor.

            (iv) Easements, dedications, assessment district or similar Liens in connection with municipal financing and other similar encumbrances or charges, in each case reasonably necessary or appropriate for the development of real property of Borrower or such Guarantor, and which are granted in the ordinary course of the business of Borrower or such Guarantor, and which in the aggregate do not materially burden or impair the fair market value or use of such real property (or the project to which it is related) for the purposes for which it is or may reasonably be expected to be held.

            (v) Any option or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by Borrower or such Guarantor.

            (vi) Any agreement or contract to participate in the income or revenue or to pay lot premiums, in each case derived from the sale of Housing Units and granted in the ordinary course of business to the seller of the real property upon which the Housing Unit is constructed.

      "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Borrower, any Guarantor or any member of the Controlled Group may have any liability.

      "Presold Unit" means a Housing Unit owned by Borrower or any Guarantor that is subject to a bona fide written agreement between Borrower or such Guarantor and a third Person purchaser for sale in the ordinary course of Borrower's or such Guarantor's business of such Housing Unit and the related lot, accompanied by a cash earnest money deposit or down payment in an amount that is customary, and subject only to ordinary and customary contingencies to the purchaser's obligation to buy the Housing Unit and related lot.

      "Previous Maturity Date" is defined in Section 2.21(c).

      "Prime Rate" means the per annum rate announced by the Lender acting as the Administrative Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Lender acting as Administrative Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

      "Prior Credit Agreement" is defined in Recital A.

      "Prior LC Issuers" means those Lenders party to the Prior Credit Agreement that have issued the Other Existing LCs.

      "Prior Lenders" means the "Lenders" as defined in the Prior Credit Agreement.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

      "Public Indebtedness" means Indebtedness evidenced by notes, debentures, or other similar instruments issued after the date of this Agreement pursuant to either (i) a registered public offering or (ii) a private placement of such instruments in accordance with an exemption from registration under the Securities Act of 1933 and/or the Securities Exchange Act of 1934 or similar law.

      "Purchasers" is defined in Section 15.3.1.

      "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

      "Receivables" means the net proceeds payable to, but not yet received by, Borrower or any Guarantor following a Housing Unit Closing.

      "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness (or that refunds, refinances or extends any refund, refinancing or extension of such Indebtedness), but only to the extent that

            (i) the Refinancing Indebtedness is subordinated to or pari passu with the Obligations (or a Guarantor's obligations under its Guaranty, as applicable) to the same extent as the Indebtedness being refunded, refinanced or extended,

            (ii) the Refinancing Indebtedness is scheduled to mature no earlier than the then current maturity date of such Indebtedness,

            (iii) such Refinancing Indebtedness is in an aggregate amount that is equal to or less than the sum of the aggregate amount then outstanding plus all amounts committed but undisbursed under the Indebtedness being refunded, refinanced or extended,

            (iv) the Person or Persons liable for the payment of such Refinancing Indebtedness are the same Person or Persons (or successor(s) thereto) that were liable for the Indebtedness being refunded, refinanced or extended when such Indebtedness was initially incurred, and

            (v) such Refinancing Indebtedness is incurred within 120 days after the Indebtedness being refunded, refinanced or extended is so refunded, refinanced or extended.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "Reimbursement Agreement" means, with respect to a Facility Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as an LC Issuer may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by such LC Issuer and Borrower and as are not materially adverse (in the reasonable judgment of such LC Issuer and Administrative Agent) to the interests of Lenders; provided, however, in the event of any conflict between the terms of any Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

      "Rejecting Lender" is defined in Section 2.21(b).

      "Related Business" means any of the following lines of business or business activity of the type conducted by Borrower, Guarantors and their Subsidiaries on the date hereof: (i) the home building business, (ii) the residential mortgage loan business, (iii) the real estate development business,
(iv) the title insurance agency and settlement business, and (v) the insurance agency business.

      "Replacement Lender" is defined in Section 2.23.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or waiver of the funding requirements under Section 412(d) of the Code.

      "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances.

      "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities (as defined therein).

      "S&P" means Standard & Poor's Ratings Services.

      "SEC Filing" means any form 10-K, form 10-Q or form 8-K of Borrower hereafter filed by Borrower with the Securities and Exchange Commission and delivered to Administrative Agent pursuant to Section 7.1(xii).

      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

      "Senior Debt" means the Senior Notes or, if the Senior Notes are refinanced, the Refinancing Indebtedness with respect thereto.

      "Senior Notes" means (a) the 7.0% Senior Notes due 2012 of Borrower issued in the original principal amount of $150,000,000 pursuant to the Indenture (the "7% Senior Notes"), (b) the 5.5% Senior Notes due 2013 of Borrower issued in the original principal amounts of $150,000,000 and $200,000,000, respectively, pursuant to the Indenture (the "5.5% Senior Notes") and (c) the 5.375% Medium Term Senior Notes due 2014 of Borrower issued in the original principal amount of $250,000,000 pursuant to the Indenture (the "5.375% Medium Term Senior Notes").

      "Senior Public Debt Rating" means the publicly announced ratings by Moody's and S&P on Borrower's Senior Debt or other Public Indebtedness of Borrower that is pari passu with the Obligations; provided, however, (i) in the event of a difference in such ratings between S&P and Moody's when each of such ratings is BBB- and Baa3 or better, the Senior Public Debt Rating shall be the higher of the two ratings, (ii) in the event of a difference in such ratings between S&P and Moody's when one of such ratings is BB+ or Ba1, the Senior Public Debt Rating shall be the lower of the two ratings and (iii) in the event Moody's or S&P (but not both) publicly announces such a rating, such rating shall be the Senior Public Debt Rating. The Senior Public Debt Rating shall change if and when such rating(s) change.

      "Significant Subsidiary" means any Non-Guarantor Subsidiary that has a Net Worth equal to or exceeding $1,000,000.00.

      "Single Employer Plan" means a Plan maintained by Borrower, any Guarantor or any member of the Controlled Group for employees of Borrower, any Guarantor or any member of the Controlled Group.

      "Spec Unit" means any Housing Unit owned by Borrower or any Guarantor that is not a Presold Unit or a Model Unit.

      "Subordinated Indebtedness" means any Indebtedness of Borrower or any Guarantor (a) which has a maturity date that is later than the Facility Maturity Date and (b) the payment of which Indebtedness is subordinated to payment of the Obligations or to such Guarantor's Guaranty of the Obligations (as applicable) to the satisfaction of the Required Lenders. Subordinated Indebtedness shall specifically not include Indebtedness of any Guarantor to Borrower or Borrower to any Guarantor.

      "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power for the election of the board of directors of which shall at the time be beneficially owned (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of Borrower.

      "Substantial Portion" means, with respect to the Property of Borrower and Guarantors, taken as a whole, Property which represents more than 10% of Consolidated Tangible Net Worth, as would be shown in the consolidated financial statements of Borrower as of the beginning of the fiscal quarter in which such determination is made.

      "Swing Line Advances" has the meaning set forth in Section 2.19.

      "Swing Line Advance Maturity Date" means that day that is the second Business Day following the date in which a Swing Line Advance was funded by Swing Line Lender.

      "Swing Line Lender" means JPMorgan Chase Bank.

      "Syndication Agent" means each entity identified as such on the cover page of this Agreement.

      "Term Out Date" is defined in Section 2.22(a).

      "Term Out Period" means the period of time commencing on the Term Out Date and expiring on the Facility Termination Date.

      "Transferee" is defined in Section 15.4.

      "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or LIBOR Advance.

      "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of the assets of such Plans allocable to such benefits, all determined as of the then most recent valuation date for such Plans, using the actuarial methods and assumptions utilized in the actuarial report for each such Plan as of such date.

      "Unmatured Event of Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

      "Unused Commitment" means, at any date with respect to any Lender, the amount (if any) by which such Lender's Commitment exceeds the sum of (i) the outstanding principal balance of such Lender's Loans as of such date (including, in the case of Swing Line Lender, the Swing Line Advances), plus (ii) such Lender's ratable share (determined in accordance with Section 4.6) of the outstanding amount of the Facility Letters of Credit.

      "Unused Commitment Fee" means a fee payable by Borrower to each Lender with respect to such Lender's Unused Commitment, calculated in accordance with
Section 2.5(a).

      "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities (or the power to elect the board of directors) of which shall at the time be beneficially owned (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture, limited liability company or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

      2.1 Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to Borrower and to participate in Facility Letters of Credit (as provided in Article IV) from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment; provided, however, that (i) a Lender shall not be required to make any Loan or Loans in excess of the amount of such Lender's then Available Credit, and (ii) at any time at which Borrower does not have an Investment Grade Rating, the aggregate principal amount of all Consolidated Senior Debt Borrowings outstanding at any time and from time to time shall not exceed the Borrowing Base determined as of the most recent Inventory Valuation Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

      2.2 Required Payments. Any outstanding Advances and all other unpaid Obligations shall be paid in full by Borrower on the Facility Termination Date. Additionally, if for any reason at any time either (i) the principal amount of all Advances plus the aggregate amount of the Facility LC Obligations outstanding exceeds the Aggregate Commitment, or (ii) at any time at which Borrower does not have an Investment Grade Rating, the aggregate principal amount of all Consolidated Senior Debt Borrowings exceeds the Borrowing Base determined as of the most recent Inventory Valuation Date, then Borrower shall, within five (5) Business Days after notice from Administrative Agent, make a payment to Administrative Agent for the benefit of Lenders in an amount equal to such excess principal amount.

      2.3 Ratable Loans. Each Advance hereunder, including without limitation, any Advance made by Lenders pursuant to Section 2.19(d), but excluding Swing Line Advances, shall consist of Loans made by the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. Swing Line Advances shall consist of Loans made by Swing Line Lender.

      2.4 Types of Advances. The Advances may be Floating Rate Advances or LIBOR Advances, or a combination thereof, selected by Borrower in accordance with Sections 2.8 and 2.9.

      2.5 Fees; Reduction and Increase in Commitment.

            (a) Unused Commitment Fee. Borrower agrees to pay to Administrative Agent for the account of Lenders an Unused Commitment Fee, at a rate per annum equal to the Applicable Unused Commitment Rate, calculated on the basis of a 360-day year in accordance with this Section from the date hereof and to and including the Facility Termination Date, and payable quarterly in arrears on the first day of each January, April, July and October hereafter and on the Facility Termination Date. For each quarter (or portion thereof), the Unused Commitment Fee shall be equal to (A) the average daily Aggregate Commitment during such quarter (or portion thereof) minus (B) the Average Daily Outstandings for such quarter (or portion ----- thereof), with the resulting number multiplied by (C) the Applicable Unused Commitment Rate, and the final product divided by (D) four (4). Each Lender (including Swing Line Lender) shall be entitled to a share of the Unused Commitment Fee in the proportion that (x) such Lender's average daily Unused Commitment for such quarter (or portion thereof) bears to (y) the average daily aggregate Unused Commitments of all Lenders for such quarter (or portion thereof). If the Unused Commitment Fee is being computed for less than a full quarter, the number used in clause (D) above shall be computed on a daily basis for the number of days for which the fee is being computed. The Unused Commitment Fee shall continue to be payable during the Term Out Period. All accrued Unused Commitment Fees shall be payable on the effective date of any termination of the obligations of Lenders to make Loans hereunder.

            (b) Extension Fee. If the Facility Maturity Date is extended pursuant to the provisions of Section 2.21, then Borrower shall pay an extension fee for each such extension as provided in Section 2.21(d).

            (c) Reductions in Aggregate Commitment. Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among Lenders (in proportion to the ratio that their respective Commitment bear to the Aggregate Commitment) in integral multiples of $5,000,000 at any time or from time to time, upon at least three (3) Business Days' written notice to Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the sum of (i) the aggregate principal amount of the outstanding Advances plus (ii) the Facility LC Obligations.

            (d) Increases in Aggregate Commitment.

            (i) Subject to the provisions of this Section 2.5(d)(i) and Section 2.5(d)(v), Borrower may, at any time and from time to time, request ("Facility Increase Request"), by notice to Administrative Agent, Administrative Agent's approval of an increase of the Aggregate Commitment within the limitations hereinafter set forth, which Facility Increase Request shall set forth the amount of such requested increase. Within twenty (20) days of such Facility Increase Request, Administrative Agent shall advise Borrower of its approval or disapproval thereof; failure to so advise Borrower shall constitute disapproval. Upon approval of Administrative Agent, the Aggregate Commitment may be so increased either by having financial institutions (other than Lenders then holding a Commitment hereunder) approved by Borrower and Administrative Agent ("New Lenders") become Lenders hereunder and/or by having any one or more of Lenders then holding a Commitment hereunder (at their respective election in their sole discretion) that have been approved by Borrower and Administrative Agent increase the amount of their Commitments (any such Lender that elects to increase its Commitment and any New Lender being hereinafter referred to as a "Additional Lender"), provided that (A) unless otherwise agreed by Borrower and Administrative Agent, the Commitment of any New Lender shall not be less than $10,000,000 (and, if in excess thereof, in integral multiples of $5,000,000), (B) unless otherwise agreed by Borrower and Administrative Agent, the increase in the Commitment of any Lender shall be not less than $10,000,000 (and, if in excess thereof, in integral multiples of $5,000,000); (C) the Aggregate Commitment shall not exceed $1,250,000,000; (D) Borrower and each Additional Lender shall have executed and delivered a commitment and acceptance (the "Commitment and Acceptance") substantially in the form of Exhibit C hereto, and Administrative Agent shall have accepted and executed the same; (E) Borrower shall have executed and delivered to Administrative Agent a Note or Notes payable to the order of each Additional Lender, each such Note to be in the amount of such Additional Lender's Commitment or increased Commitment (as applicable); (F) Borrower shall have delivered to Administrative Agent an opinion of counsel and certificate of Borrower's general counsel (substantially similar to the forms of opinion attached hereto as Exhibit E, modified to apply to the increase in the Aggregate Commitment and each Note and Commitment and Acceptance executed and delivered in connection therewith); (G) Guarantors shall have consented in writing to the new Commitments or increases in Commitments (as applicable) and shall have agreed that their Guaranties continue in full force and effect; and (H) Borrower and each Additional Lender shall otherwise have executed and delivered such other instruments and documents as Administrative Agent shall have reasonably requested in connection with such new Commitment or increase in the Commitment (as applicable). The form and substance of the documents required under clauses (D) through (H) above shall be fully acceptable to Administrative Agent. Administrative Agent shall promptly provide written notice to Lenders following any such increase in the Aggregate Commitment hereunder and shall promptly furnish to Lenders copies of the documents required under clauses (D), (F), (G) and (H) above.

            (ii) On the effective date of any increase in the Aggregate Commitment pursuant to the provisions hereof ("Increase Date"), which Increase Date shall be mutually agreed upon by Borrower, each Additional Lender and Administrative Agent, each Additional Lender shall make a payment to Administrative Agent in an amount sufficient, upon the application of such payments by all Additional Lenders to the reduction of the outstanding Floating Rate Advances held by Lenders, to cause the principal amount outstanding under the Floating Rate Loans made by all Lenders (including any Additional Lender) to be in the proportion of their respective Commitments (as of such Increase Date). Borrower hereby irrevocably authorizes each Additional Lender to fund to Administrative Agent the payment required to be made pursuant to the immediately preceding sentence for application to the reduction of the outstanding Floating Rate Loans held by each Lender, and each such payment shall constitute a Floating Rate Loan hereunder. Such Additional Lender shall not participate in any LIBOR Advances that are outstanding on the Increase Date, but, if Borrower shall at any time on or after such Increase Date convert or continue any LIBOR Advance outstanding on such Increase Date, Borrower shall be deemed to repay such LIBOR

      Advance on the date of the conversion or continuation thereof and then to reborrow as a LIBOR Advance a like amount on such date so that each Additional Lender shall make a LIBOR Loan on such date in its pro rata share of such LIBOR Advance. Each Additional Lender shall also make a Loan in the amount of its pro rata share of all Advances made on or after such Increase Date and shall otherwise have all of the rights and obligations of a Lender hereunder on and after such Increase Date. Notwithstanding the foregoing, upon the occurrence of an Event of Default prior to the date on which an Additional Lender is holding Loans equal to its pro rata share of all Advances hereunder, such Additional Lender shall, upon notice from Administrative Agent, on or after the date on which the Obligations are accelerated or become due following such Event of Default, pay to Administrative Agent (for the account of the other Lenders, to which Administrative Agent shall pay their pro rata shares upon receipt) a sum equal to such Additional Lender's pro rata share of each Advance then outstanding with respect to which such Additional Lender does not then hold a Loan equal to its pro rata share thereof.

            (iii) On the Increase Date and the making of the Loans by an Additional Lender in accordance with the provisions of the first sentence of Section 2.5(d)(ii), such Additional Lender shall also be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, from Lenders party to this Agreement immediately prior to the Increase Date, an undivided interest and participation in any Facility Letter of Credit then outstanding, ratably, such that all Lenders (including each Additional Lender) hold participation interests in each such Facility Letter of Credit in the proportion of their respective Commitments (as so increased).

            (iv) Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment or agreement on the part of any Lender to increase its Commitment hereunder at any time or a commitment or agreement on the part of Borrower or Administrative Agent to give or grant any Lender the right to increase its Commitment hereunder at any time.

            (v) Notwithstanding anything to the contrary contained herein, Borrower may not request an increase in the Aggregate Commitment during the Term Out Period, and, if Borrower has requested an increase in the Aggregate Commitment prior to the Term Out Period but the Term Out Period commences prior to the effective date of such increase, such increase shall not take effect. Notwithstanding anything to the contrary contained herein, no increase of the Aggregate Commitment may be effected under this
      Section 2.5(d) if (x) an Unmatured Event of Default or Event of Default shall be in existence on the effective date of such increase or would occur after giving effect thereto or (y) any representation or warranty made or deemed made by Borrower in any Loan Document or any Guarantor in any Guaranty is not (or would not be) true or correct in any material respect on the effective date of such increase (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date).

      2.6 Minimum Amount of Each Advance. Except with respect to Swing Line Advances, each Advance shall be in the minimum amount of $2,000,000 (and in multiples of $1,000,000 if in excess thereof).

      2.7 Optional Principal Payments. Borrower may at any time or from time to time pay, without penalty or premium, all Floating Rate Advances outstanding with respect to Borrower, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof (except with respect to Swing Line Advances), any portion of the outstanding Floating Rate Advances upon one
(1) Business Day's prior notice to Administrative Agent. Borrower may, (i) upon one (1) Business Days' prior notice to Administrative Agent, pay, without penalty or premium, any LIBOR Advance in full on the last day of the Interest Period for such LIBOR Advance, and (ii) upon three (3) Business Days' prior notice to Administrative Agent, prepay any LIBOR Advance in full prior to the last day of the Interest Period for such LIBOR Advance, provided that Borrower shall also pay at the time of such prepayment all amounts payable with respect thereto pursuant to Section 3.4 hereof.

      2.8 Method of Selecting Types and Interest Periods for New Advances. Borrower shall select the Type of Advance and, in the case of each LIBOR Advance, the Interest Period applicable to each Advance from time to time. Borrower shall give Administrative Agent irrevocable notice (a "Borrowing Notice") in the form of Exhibit D not later than (a) noon, Chicago time, one (1) Business Day before the Borrowing Date of each Floating Rate Advance (except a Swing Line Advance), (b) noon, Chicago time, three (3) Business Days before the Borrowing Date of each LIBOR Advance, and (c) 2:00 p.m., Chicago time, on the Borrowing Date of each Swing Line Advance, specifying:

            (i) the Borrowing Date, which shall be a Business Day, of such Advance,

            (ii) whether the Advance is a Swing Line Advance,

            (iii) the aggregate amount of such Advance,

            (iv) except in the case of a Swing Line Advance, the Type of Advance selected; provided, however, that the aggregate number of LIBOR Advances outstanding at any one time shall not exceed five (5), and

            (v) in the case of each LIBOR Advance, the Interest Period applicable thereto.

Not later than noon, Chicago time, on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to Administrative Agent at its address specified pursuant to Article XVI. Administrative Agent will make the funds so received from Lenders available to the applicable Borrower at Administrative Agent's aforesaid address. Disbursements of Advances (other than Swing Line Advances) may be made not more frequently than one time per Business Day. Disbursements of all Swing Line Advances to Borrower may be made not more frequently than one time per Business Day, or on a more frequent basis as Swing Line Lender may agree. Interest on all Advances shall be calculated on the basis of a 360-day year, based on the actual days elapsed.

      2.9 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into LIBOR Advances. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable Interest Period therefor, at which time such LIBOR Advance shall be automatically converted into a Floating Rate Advance unless Borrower shall have given Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such LIBOR Advance either continues as a LIBOR Advance for the same or another Interest Period or be repaid. Subject to the terms of Section 2.6, Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided, however, that any conversion of any LIBOR Advance may be made on, and only on, the last day of the Interest Period applicable thereto, and further provided that the aggregate number of LIBOR Advances outstanding at any one time shall not exceed five (5).

      Borrower shall give Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a LIBOR Advance not later than noon, Chicago time, at least one
(1) Business Day, in the case of a conversion into a Floating Rate Advance, or three (3) Business Days, in the case of a conversion into or continuation of a LIBOR Advance, prior to the date of the requested conversion or continuation, specifying:

            (i) the requested date which shall be a Business Day, of such conversion or continuation;

            (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

            (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Advance, the Interest Period applicable thereto.

      2.10 Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a LIBOR Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Floating Rate. Each LIBOR Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Advance. No Interest Period may end after the Facility Termination Date.

      2.11 Determination of Applicable LIBOR Rate Margin and Applicable Unused Commitment Rate.

            (a) Pricing Grid. The Applicable LIBOR Rate Margin and the Applicable Unused Commitment Rate shall be determined by reference to (i) the Facility Rating or, if no Facility Rating exists, by reference to the Senior Public Debt Rating, and (ii) the Leverage Ratio in accordance with the following table:

                               LEVEL I          LEVEL II          LEVEL III              LEVEL IV
-------------------------   ------------    ----------------    -------------    -------------------------
Facility Rating or Senior
  Public Debt Rating        BBB+/Baa1 or        BBB/Baa2          BBB-/Baa3       BB+/Ba1 or below or no
                               higher                                               Facility Rating or
                                                                                 Senior Public Debt Rating
    Leverage Ratio          Less than or    Greater than 30%    Greater than       Greater than 50% and
                            equal to 30%    and less than or    40% and less     less than or equal to 55%
                                              equal to 40%      than or equal
                                                                   to 50%
Applicable LIBOR Rate          0.875%             1.00%             1.25%                  1.50%
        Margin
  Applicable Unused            0.175%             0.20%             0.25%                  0.30%
   Commitment Rate

            In the event of a difference of one level between (x) the Leverage Ratio and (y) the Facility Rating or Senior Public Debt Rating (as applicable), the lower pricing shall apply; if the difference is more than one level, the level that is one level lower than the higher pricing shall apply.

            (b) Adjustment. The Applicable Unused Commitment Rate shall be adjusted, as applicable from time to time, effective on (i) the first Business Day after any change in the Facility Rating or the Senior Public Debt Rating, as applicable or (ii) the fifth (5th) Business Day following the delivery by Borrower, pursuant to Section 7.1(i) or (ii), of annual or quarterly financial statements evidencing a change in the Leverage Ratio. The Applicable LIBOR Rate Margin in respect of any LIBOR Advance shall be adjusted, as applicable from time to time, effective on the first day of the Interest Period for any LIBOR Advance after (i) any change in the Facility Rating or the Senior Public Debt Rating, as applicable, or (ii) the fifth (5th) Business Day following the delivery by Borrower, pursuant to Section 7.1(i) or (ii), of annual or quarterly financial statements evidencing a change in the Leverage Ratio.

      2.12 Rates Applicable After Event of Default. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of an Event of Default the Required Lenders may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 11.2 requiring unanimous consent of Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a LIBOR Advance. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of an Unmatured Event of Default the Required Lenders may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 11.2 requiring unanimous consent of Lenders to changes in interest rates), declare that no Advance may be made as or converted into a LIBOR Advance. During the continuance of an Event of Default, the Required Lenders may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 11.2 requiring unanimous consent of Lenders to changes in interest rates), declare that (i) each LIBOR Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and
(ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

      2.13 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to Administrative Agent at Administrative Agent's address specified pursuant to
Article XVI, or at any other Lending Installation of Administrative Agent specified in writing by Administrative Agent to Borrower, by 1:00 p.m. (local time at the place of receipt) on the date when due (or with respect to Swing Line Advances, in accordance with Section 2.19), and, except for Swing Line Advances shall be applied ratably by Administrative Agent among Lenders, in proportion to the ratio that each Lender's Commitment bears to the Aggregate Commitment. Each payment delivered to Administrative Agent for the account of any Lender shall be delivered promptly by Administrative Agent to such Lender in the same type of funds that Administrative Agent received at its address specified pursuant to Article XVI or at any Lending Installation specified in a notice received by Administrative Agent from such Lender. If Administrative Agent receives, for the account of a Lender, a payment from Borrower and fails to remit such payment to such Lender on the Business Day such payment is received (if received by 1:00 p.m., Chicago time, by Administrative Agent) or on the next Business Day (if received after 1:00 p.m., Chicago time, by Administrative Agent), Administrative Agent shall pay to such Lender interest on such payment at a rate per annum equal to the Federal Funds Effective Rate for each day for which such payment is so delayed.

      2.14 Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note; provided, however, that the failure to so record shall not affect Borrower's obligations under such Note. Borrower hereby authorizes Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons who Administrative Agent in good faith believes to be acting on behalf of Borrower. Borrower agrees to deliver promptly to Administrative Agent a written confirmation, if such confirmation is requested by Administrative Agent, of each telephonic notice signed by an Authorized Officer of Borrower. If the written confirmation differs in any material respect from the action taken by Administrative Agent, the records of Administrative Agent shall govern absent manifest error.

      2.15 Interest Payment Dates; Interest Basis. Interest accrued on each Advance shall be payable on the first day of each calendar month, commencing with the first such date to occur after the date hereof, and on any date on which the Advance is prepaid, whether due to acceleration or otherwise. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time at the place of receipt). If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing interest in connection with such payment.

      2.16 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Administrative Agent will notify each Lender of the interest rate applicable to each LIBOR Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Floating Rate, the Applicable LIBOR Rate Margin or the Applicable Unused Commitment Rate.

      2.17 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to Administrative Agent and Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

      2.18 Non-Receipt of Funds by Administrative Agent. Unless Borrower or a Lender, as the case may be, notifies Administrative Agent prior to the date on which such payment is due to Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of Borrower, a payment of principal, interest, fees or other amounts due under the Loan Documents to Administrative Agent for the account of Lenders, that it does not intend to make such payment, Administrative Agent may assume that such payment has been made. Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If Borrower or such Lender, as the case may be, has not in fact made such payment to Administrative Agent, the recipient of such payment shall, on demand by Administrative Agent, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (b) in the case of payment by Borrower, the interest rate applicable to the relevant Advance.

      2.19 Swing Line. Notwithstanding the minimum amount of an Advance that may be requested and the minimum amount of an Advance repaid under this Agreement, Lenders desire to permit Advances to Borrower in amounts that may be less than the minimum Advance amounts required under Section 2.6, and Lenders desire to permit Borrower to repay such Advances in amounts that may be less than the minimum repayment amounts required under Section 2.7. Such Advances made pursuant to this Section 2.19 shall be deemed to be Advances for purposes of this Agreement and are referred to herein as "Swing Line Advances." Swing Line Advances shall be requested, advanced, and repaid in accordance with the provisions and limitations of this Agreement relating to all Advances, subject to the following:

            (a) Aggregate Limit. The aggregate amount of all outstanding Swing Line Advances shall not exceed at any one time $30,000,000. The Swing Line Advances and the purchase by Lenders of interests therein pursuant to
      Section 2.19(d) below shall also be subject to the limitations contained in Section 2.1.

            (b) Interest. Swing Line Advances bear interest at the greater of
      (i) the Alternate Base Rate, minus 0.50% per annum and (ii) a rate equal to the LIBOR Rate for a one-month Interest Period if such rate had been selected by Borrower on the date Borrower requested such Swing Line Advance (the use of such LIBOR Rate in determining interest shall not affect the Swing Line Maturity Date of any Swing Line Advance or cause any Swing Line Advance to constitute a LIBOR Advance).

            (c) Funding Swing Line Advances. Swing Line Advances shall be funded by Swing Line Lender pursuant to the procedures set forth in Section 2.8 of this Agreement. The principal amount of each Swing Line Advance, together with all accrued interest, shall be repaid by Borrower to Swing Line Lender in same day funds by 4:00 p.m. (or such later time as may be acceptable to Swing Line Lender), Chicago time, on the Swing Line Advance Maturity Date.

            (d) Repayment of Swing Line Advances. If Borrower fails to pay any Swing Line Advances on the applicable Swing Line Advance Maturity Date, then such Advances shall no longer be Swing Line Advances, but shall continue to be Floating Rate Advances for purposes of this Agreement. Each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Swing Line Lender an undivided interest and participation (ratably in proportion to the ratio that such Lender's Commitment bears to the Aggregate Commitment) in such Advances. In such event, as of 11:59 p.m., Chicago time, on the Swing Line Advance Maturity Date, Administrative Agent shall notify each Lender of the total principal amount of all matured Swing Line Advances and each Lender's ratable share thereof. Upon receipt of such notice, each Lender shall promptly and unconditionally pay to Administrative Agent for the account of Swing Line Lender the amount of such Lender's share (ratably in proportion to the ratio that such Lender's Commitment bears to the Aggregate Commitment) of such payment in same day funds, and Administrative Agent shall promptly pay such amount, and any other amounts received by Administrative Agent for Swing Line Lender's account pursuant to this Section 2.19(d), to Swing Line Lender. If Administrative Agent so notifies such Lender prior to 10:00 a.m., Chicago time, on any Business Day, such Lender shall make available to Administrative Agent for the account of Swing Line Lender, such Lender's share of the amount of such payment on such Business Day in same day funds. If Administrative Agent notifies such Lender after 10:00 a.m., Chicago time, on any Business Day, such Lender shall make available to Administrative Agent for the account of Swing Line Lender such Lender's share of the amount of such payment on the next succeeding Business Day in same day funds. If and to the extent such Lender shall not have so made its share of the amount of such payment available to Administrative Agent for the account of Swing Line Lender, such Lender agrees to pay to Administrative Agent for the account of Swing Line Lender forthwith on demand such amount, together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to Administrative Agent for the account of Swing

      Line Lender, at the Federal Funds Effective Rate. The failure of any Lender to make available to Administrative Agent for the account of Swing Line Lender such Lender's share of any such payment shall not relieve any other Lender of its obligation hereunder to make available to Administrative Agent for the account of Swing Line Lender its share of any payment on the date such payment is to be made.

            (e) Advances. The payments made by Lenders to Swing Line Lender in reimbursement of Swing Line Advances shall constitute, and Borrower hereby expressly acknowledges and agrees that such payments shall constitute, Advances hereunder to Borrower and such payments shall for all purposes be treated as Advances to Borrower (notwithstanding that the amounts thereof may not comply with the provisions of Section 2.6 and 2.7). Such Advances shall be Floating Rate Advances, subject to Borrower's rights under
      Article II hereof.

      2.20 Withholding Tax Exemption. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender (if any) that is not incorporated under the laws of the United States of America, or a state thereof (each, a "Non-U.S. Lender"), agrees that it will deliver to Borrower and Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal taxes and an Internal Revenue Service Form W-8 or W-9, certifying that such Lender is entitled to a complete exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to Borrower and Administrative Agent (x) renewals or additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, additional forms or amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Administrative Agent. All forms or amendments or renewals provided for in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal tax.

      If a Lender does not provide duly executed forms to Borrower and Administrative Agent within the time periods set forth in the preceding paragraph, Borrower or Administrative Agent shall (to the extent Borrower has not already done so) withhold taxes from payments to such Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding. Upon the reasonable request of Borrower or Administrative Agent, each Lender that has not provided the forms or other documents, as provided above, on the basis of being a "United States person," shall submit to Borrower and Administrative Agent a certificate or other evidence to the effect that it is such a "United States person."

      2.21 Extension of Facility Maturity Date.

            (a) Extension Requests. Borrower may request a one-year extension of the Facility Maturity Date by submitting a request for an extension to Administrative Agent no more than 48 months nor less than 46 months prior to the then scheduled Facility Maturity Date. At the time of or prior to the delivery of such request, Borrower shall propose to Administrative Agent the amount of the fees that Borrower agrees to pay with respect to such one-year extension if approved by Lenders (such request for an extension, together with the fee proposal, being herein referred to as the "Extension Request"). Promptly upon (but not later than five (5) Business Days after) receipt of the Extension Request, Administrative Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written approval no later than sixty (60) days after the date of the Extension Request. If the approval of all Lenders is received by Administrative Agent within sixty (60) days after the date of the Extension Request (or as otherwise provided in Section 2.21(b)), Administrative Agent shall promptly so notify Borrower and each Lender, and the Facility Maturity Date shall be extended by one (1) year, and in such event Borrower may thereafter request further extension(s) of the then scheduled Facility Maturity Date in accordance with this Section
      2.21. If any Lender does not deliver to Administrative Agent such Lender's written approval to any Extension Request within sixty (60) days after the date of such Extension Request, the Facility Maturity Date shall not be extended, except as otherwise provided in Section 2.21(b) or 2.21(c).

            (b) Rejecting Lenders/Full Assignment. If (i) any Lenders whose pro rata shares of the Aggregate Commitment do not exceed 25% of the Aggregate Commitment ("Rejecting Lenders") shall not approve an Extension Request,
      (ii) all rights and obligations of such Rejecting Lenders under this Agreement and under the other Loan Documents (including, without limitation, their Commitment and all Loans owing to them) shall have been assigned, within ninety (90) days following such Extension Request, in accordance with Section 2.23, to one or more Replacement Lenders who shall have approved in writing such Extension Request at the time of such assignment, and (iii) no other Lender shall have given written notice to Administrative Agent of such Lender's withdrawal of its approval of the Extension Request, Administrative Agent shall promptly so notify Borrower and each Lender, and the Facility Maturity Date shall be extended by one
      (1) year, and in such event Borrower may thereafter request further extension(s) as provided in Section 2.21(a).

            (c) Rejecting Lenders/No Full Assignment. If (i) one or more Rejecting Lenders shall not approve an Extension Request, (ii) the provisions of clause (ii) of Section 2.21(b) do not apply and (iii) no other Lender shall have given written notice to Administrative Agent of such Lender's withdrawal of its approval of the Extension Request, Administrative Agent shall promptly notify Borrower and each Lender and any Replacement Lender, and the Facility Maturity Date shall be extended by one (1) year (subject to the limitations set forth in this Section 2.21(c)), and in such event Borrower may thereafter request further extension(s) as provided in Section 2.21(a); provided, however, that (A) the Aggregate Commitment shall be automatically reduced, effective as of the Facility Maturity Date as determined prior to such extension (the "Previous Maturity Date") and shall equal the aggregate Commitments of Lenders who are not Rejecting Lenders and Lenders who are Replacement Lenders; (B) all rights and obligations of such Rejecting Lenders under this Agreement and under the other Loan Documents (including, without limitation, their Commitment and all Loans owing to them) shall either be
      (1) assigned to Replacement Lenders pursuant to Section 2.21(b), or (2) terminated, effective as of the Previous Maturity Date (or such earlier date as Borrower and Administrative Agent may designate, in which case the reduction of the Aggregate Commitment provided for in clause (A) above shall occur on such earlier date); (C) if and to the extent such Rejecting Lender's Commitment is assigned to one or more Replacement Lenders, such assignment shall be effected in accordance with the provisions of Section 2.23; and (D) if and to the extent such Rejecting Lender's Commitment is terminated, Borrower shall pay to Administrative Agent on the date of such termination, solely for the account of such Rejecting Lender, all amounts due and owing such Rejecting Lender hereunder or under any other Loan Document, including without limitation the aggregate outstanding principal amount of the Loans owed to such Rejecting Lender with respect to the terminated Commitment, together with accrued interest thereon through the date of such termination, all amounts payable under Sections 3.1 and 3.2 with respect to such Rejecting Lender and all fees payable to such Rejecting Lender hereunder with respect to the terminated Commitment (and payment of such amount may not be waived except with the consent of each Rejecting Lender, as more specifically provided in Section 11.2(i)); and upon such Rejecting Lender's termination, such Rejecting Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Article III and Section 12.7, as well as to any fees accrued hereunder and not yet paid, and shall continue to be obligated under
      Section 13.8 with respect to obligations and liabilities accruing prior to such termination of such Rejecting Lender's Commitment.

            (d) Approval of Extension. Within ten (10) days after Administrative Agent's notice to Borrower that all (or some, as applicable) of Lenders have approved an Extension Request (whether pursuant to Section 2.21(a), (b) or (c)), Borrower shall pay to Administrative Agent for the account of each Lender approving the extension and each Replacement Lender an extension fee in the amount provided in the Extension Request.

            (e) No Default. Notwithstanding anything to the contrary contained herein, no extension of the Facility Maturity Date may be effected under this Section 2.21 if (x) an Unmatured Event of Default or Event of Default shall be in existence on the effective date of such extension or would occur after giving effect thereto or (y) any representation or warranty made or deemed made by Borrower or any Guarantor in any Loan Document is not (or would not be) true or correct in any material respect on the effective date of such increase (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date).

      2.22 Term Out Period.

            (a) Commencement of Term Out Period. If pursuant to the provisions of Section 9.1 or 9.2(e) the Term Out Period shall commence (the date of commencement thereof (as provided in Section 9.1 or 9.2(e), as applicable) is herein referred to as the "Term Out Date"), and the provisions of this
      Section 2.22 shall apply.

            (b) Term Out Period. From and after three (3) calendar months after the Term Out Date, the Aggregate Commitment (and each Lender's Commitment) in effect as of the Term Out Date shall be reduced on the first day after the end of each three-month period by a percentage of such Aggregate Commitment amount (or such Lender's Commitment amount) as follows:

                                    Percentage               Percentage
                                   of Commitment           of Commitment
         Period                      Reduction               Remaining
------------------------           -------------           -------------
 3 calendar months after
      Term Out Date                   16.666%                 83.334%

 6 calendar months after
      Term Out Date                   16.667%                 66.667%

 9 calendar months after
      Term Out Date                   16.667%                 50.000%

12 calendar months after
      Term Out Date                   16.666%                 33.334%

15 calendar months after
      Term Out Date                   16.667%                 16.667%

18 calendar months after
      Term Out Date                   16.667%                      0%

      The commencement of the Term Out Period shall not extend the Facility Termination Date.

      2.23 Replacement of Certain Lenders. In the event a Lender (the "Affected Lender"):

            (i) shall have requested compensation from Borrower under Sections
      3.1 or 3.2 to cover additional costs incurred by such Lender that are not being incurred generally by the other Lenders, or

            (ii) shall have delivered a notice pursuant to Section 3.3 that such Affected Lender is unable to extend LIBOR Loans for reasons not generally applicable to the other Lenders, or

            (iii) is a Rejecting Lender pursuant to Section 2.21, then, in any such case, and at any time after such event occurs, Borrower or Administrative Agent may make written demands on such Affected Lender (with a copy to Administrative Agent in the case of a demand by Borrower and a copy to Borrower in the case of a demand by Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall assign, pursuant to one or more duly executed assignment agreements in substantially the form provided for in Section 15.3.1, within five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 15.3, and that are selected by Borrower or Administrative Agent, that are reasonably acceptable to Administrative Agent and Borrower, that Borrower and/or Administrative Agent, as the case may be, shall have engaged for such purpose (each, a "Replacement Lender"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and all Loans owing to it) in accordance with Section 15.3. If any Affected Lender fails to execute and deliver such assignment agreements within thirty (30) days after demand, then such Affected Lender shall have no further right to receive any amounts payable under Sections 3.1 and 3.2 with respect to such Affected Lender.

      Administrative Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon written request of Borrower, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. Administrative Agent is authorized, but shall not be obligated to, execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment, the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including without limitation the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 3.1 and 3.2 with respect to such Affected Lender and all fees payable to such Affected Lender hereunder; provided that, upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Article III and Section 12.7, as well as to any fees accrued hereunder and not yet paid, and shall continue to be obligated under Section 13.8 with respect to obligations and liabilities accruing prior to the replacement of such Affected Lender.

                                  ARTICLE III

                             CHANGE IN CIRCUMSTANCES

      3.1 Yield Protection. If, on or after the date of this Agreement, the adoption or phase-in of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or LC Issuer with any request or directive

(whether or not having the force of law) of any such authority, central bank or comparable agency:

            (i) subjects any Lender or any applicable Lending Installation or LC Issuer to any tax, duty, charge or withholding on or from payments due from Borrower (excluding any taxes imposed on, or based on, or determined by reference to the net income of any Lender or applicable LC Issuer or Lending Installation, including, without limitation, franchise taxes, alternative minimum taxes and any branch profits tax (collectively, "Excluded Taxes")), any taxes imposed on, or based on, or determined by reference to or changes the basis of taxation of payments to any Lender or LC Issuer in respect of its Loans, Facility Letters of Credit or participations therein or other amounts due it hereunder (except for Excluded Taxes) or

            (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Rates), or

            (iii) imposes any other condition or requirement the result of which is to increase the cost to any Lender or any applicable Lending Installation or LC Issuer of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation or LC Issuer to make any payment calculated by reference to the amount of loans held or interest or fees received by it, by an amount deemed material by such Lender, then, within fifteen (15) days after demand by such Lender, Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender or LC Issuer determines is attributable to making, funding and maintaining its Loans and its Commitment or issuing or participating in Facility Letters of Credit; provided, however, that Borrower shall not be required to increase any such amounts payable to any Lender in respect of clause (i) above (1) if such Lender or LC Issuer fails to comply with the requirements of Section
      2.20 hereof or (2) to the extent that such Lender or LC Issuer determines, in its sole reasonable discretion, that it can, after notice from Borrower, through reasonable efforts, eliminate or reduce the amount of tax liabilities payable (without additional costs or expenses unless Borrower agrees to bear such costs or expenses) or other disadvantages or risks (economic or otherwise) to such Lender or LC Issuer or Administrative Agent. If any Lender or LC Issuer receives a refund in respect of any amount described in clause (i), (ii) and (iii) above for which such Lender or LC Issuer has received payment from Borrower hereunder, such Lender or LC Issuer shall promptly notify Borrower of such refund and such Lender or LC Issuer shall repay the amount of such refund to Borrower, provided that Borrower, upon the request of such Lender or LC Issuer, agrees to return such refund to such Lender or LC Issuer in the event such Lender or LC Issuer is required to repay such refund. The determination as to whether any Lender or LC Issuer has received a refund shall be made by such Lender or LC Issuer and such determination shall be conclusive absent manifest error.

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

      3.2 Changes in Capital Adequacy Regulations. If a Lender or LC Issuer determines the amount of capital required or expected to be maintained by such Lender or LC Issuer, any Lending Installation of such Lender or LC Issuer or any corporation controlling such Lender or LC Issuer is increased as a result of a Change, then, within fifteen (15) days after demand by such Lender or LC Issuer, Borrower shall pay such Lender or LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or LC Issuer determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder, or its issuance or maintenance of or participation in, or commitment to issue, to maintain or to participate in, the Facility Letters of Credit hereunder (after taking into account such Lender's or LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or
(ii) any adoption or phase-in of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender, LC Issuer, Lending Installation or any corporation controlling any Lender or LC Issuer. "Risk-Based Capital Guidelines" means (A) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (B) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

      3.3 Availability of Types of Advances. If any Lender determines and notifies Administrative Agent that maintenance of any of such Lender's LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, Administrative Agent shall suspend the availability of the affected Type of Advance and require any LIBOR Advances of the affected Type to be repaid; or if the Required Lenders determine and notify Administrative Agent that (i) deposits of a type or maturity appropriate to match fund LIBOR Advances are not available, Administrative Agent shall suspend the availability of the affected Type of Advance with respect to any LIBOR Advances made after the date of any such determination, or (ii) an interest rate applicable to a Type of Advance does not accurately reflect the cost of making a LIBOR Advance of such Type, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, Administrative Agent shall suspend the availability of the affected Type of Advance with respect to any LIBOR Advance made after the date of any such determination.

      3.4 Funding Indemnification. If any payment of a LIBOR Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by Borrower for any reason other than default by Lenders, Borrower will indemnify each Lender for any loss or cost or expense incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Advance.

      3.5 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Advances to reduce any liability of Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender or LC Issuer shall deliver a written statement of such Lender or LC Issuer as to the amount due, if any, under Sections 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender or LC Issuer determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Advance shall be calculated as though each Lender funded its LIBOR Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Advance applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable within three (3) Business Days after receipt by Borrower of the written statement. The obligations of Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                          THE LETTER OF CREDIT FACILITY

      4.1 Facility Letters of Credit. Each LC Issuer agrees, on the terms and conditions set forth in this Agreement, to issue from time to time for the account of Borrower or a Guarantor designated by Borrower, through such offices or branches as it and Borrower may jointly agree, one or more Facility Letters of Credit in accordance with this Article IV, during the period commencing on the date hereof and ending on the Business Day prior to the Facility Termination Date. Each Facility Letter of Credit shall be either (i) a standby letter of credit to support obligations of Borrower or a Guarantor designated by Borrower, contingent or otherwise, arising in the ordinary course of business, or (ii) a documentary letter of credit in respect of the purchase of goods or services by Borrower or such Guarantor in the ordinary course of business.

      4.2 Limitations. No LC Issuer shall issue, amend or extend, at any time, any Facility Letter of Credit:

            (i) if the aggregate maximum amount then available for drawing under Letters of Credit issued by such LC Issuer, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, shall exceed any limit imposed by law or regulation upon such LC Issuer;

            (ii) if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, the aggregate principal amount of the Facility LC Obligations would exceed $350,000,000;

            (iii) that, in the case of the issuance of a Facility Letter of Credit, is in, or in the case of an amendment of a Facility Letter of Credit, increases the face amount thereof by, an amount in excess of the then Available Credit of all Lenders in the aggregate;

            (iv) if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, at any time at which Borrower does not have an

      Investment Grade Rating the aggregate principal amount of all Consolidated Senior Debt Borrowings would exceed the Borrowing Base determined as of the most recent Inventory Valuation Date;

            (v) if such LC Issuer receives written notice from Administrative Agent at or before noon, Chicago time, on the proposed Issuance Date of such Facility Letter of Credit that one or more of the conditions precedent contained in Sections 5.1 or 5.2, as applicable, would not on such Issuance Date be satisfied, unless such conditions are thereafter satisfied and written notice of such satisfaction is given to such LC Issuer by Administrative Agent;

            (vi) that has an expiration date (taking into account any automatic renewal provisions thereof) that is later than one (1) year after the Issuance Date, or such later time as the LC Issuer may agree; provided, however, in no event shall the expiration date be later than the Business Day next preceding the scheduled Facility Termination Date; or

            (vii) that is in a currency other than Dollars.

      4.3 Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, as applicable, the issuance of any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

            (i) Borrower shall have delivered to the LC Issuer at such times and in such manner as the LC Issuer may reasonably prescribe a Reimbursement Agreement and such other documents and materials as may be reasonably required pursuant to the terms thereof, and the proposed Facility Letter of Credit shall be reasonably satisfactory to such LC Issuer in form and content; and

            (ii) as of the Issuance Date no order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain such LC Issuer from issuing the Facility Letter of Credit and no law, rule or regulation applicable to such LC Issuer and no directive from and governmental authority with jurisdiction over the LC Issuer shall prohibit such LC Issuer from issuing Letters of Credit generally or from issuing that Facility Letter of Credit.

      4.4 Procedure for Issuance of Facility Letters of Credit.

            (a) Request for Facility Letter of Credit. Borrower shall give the LC Issuer and Administrative Agent not less than five (5) Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement. Such notice shall specify (i) the stated amount of the Facility Letter of Credit requested, (ii) the requested Issuance Date, which shall be a Business Day, (iii) the date on which such requested Facility Letter of Credit is to expire, which date shall be in compliance with the requirements of Section 4.2(vi), (iv) the purpose for which such Facility Letter of Credit is to be issued (which shall be a purpose permitted pursuant to Sections 4.1 and 7.2), and (v) the Person for whose benefit the requested Facility Letter of Credit is to be issued. At the time such request is made, Borrower shall also provide Administrative Agent and the

      LC Issuer with a copy of the form of the Facility Letter of Credit it is requesting be issued.

            (b) LC Issuer. Within two (2) Business Days after receipt of a request for issuance of a Facility Letter of Credit in accordance with
      Section 4.4(a), the LC Issuer shall approve or disapprove, in its reasonable discretion, the form of such requested Facility Letter of Credit, but the issuance of such approved Facility Letter of Credit shall continue to be subject to the provisions of this Article IV. The LC Issuer shall use reasonable efforts to notify Borrower of any changes in the LC Issuer's policies or procedures that could reasonably be expected to affect adversely the LC Issuer's approval of the form of any requested Facility Letters of Credit.

            (c) Confirmation of Issuance. Upon receipt of a request for issuance of a Facility Letter of Credit in accordance with Section 4.4(a), Administrative Agent shall determine, as of the close of business on the day it receives such request, whether the issuance of such Facility Letter of Credit would be permitted under the provisions of Sections 4.2(ii),
      (iii) and (iv) and, prior to the close of business on the second Business Day after Administrative Agent received such request, Administrative Agent shall notify the LC Issuer and Borrower (in writing or by telephonic notice confirmed promptly thereafter in writing) whether issuance of the requested Facility Letter of Credit would be permitted under the provisions of Sections 4.2(ii), (iii) and (iv). If Administrative Agent notifies the LC Issuer and the applicable Borrower that such issuance would be so permitted, then, subject to the terms and conditions of this
      Article IV and provided that the applicable conditions set forth in Sections 5.1 and 5.2 have been satisfied, the LC Issuer shall, on the requested Issuance Date, issue the requested Facility Letter of Credit in accordance with the LC Issuer's usual and customary business practices. The LC Issuer shall give Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit.

            (d) Extension and Amendment. An LC Issuer shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 4.4 are met as though a new Facility Letter of Credit were being requested and issued; provided, however, that if the Facility Letter of Credit, as originally issued, sets forth such extension or amendment, then the LC Issuer shall so extend or amend the Facility Letter of Credit upon the request of Borrower given in the manner set forth in Section 4.4(a) and upon satisfaction of the terms and conditions of Section 4.4(c).

            (e) Other Letters of Credit. Any Lender may, but shall not be obligated to, issue to Borrower or any Guarantor Letters of Credit (that are not Facility Letters of Credit) for its own account, and at its own risk. None of the provisions of this Article IV shall apply to any Letter of Credit that is not a Facility Letter of Credit.

            (f) Bank One, Arizona LCs. Bank One, Arizona issued prior to the date of the Prior Credit Agreement, and there are currently outstanding pursuant to the Prior Credit Agreement, those certain Letters of Credit identified in Schedule 4.4 hereto as having been issued by Bank One, Arizona (as the same may be extended or amended (but not increased) by Bank One, Arizona in accordance with this Agreement, the "Bank One,

      Arizona LCs"). The Bank One, Arizona LCs shall remain outstanding after the date of this Agreement and, from and after the date of this Agreement, shall constitute Facility Letters of Credit for all purposes under this Agreement and shall be subject to all terms and conditions hereof. On the date hereof, simultaneously with the payment made to the Prior Lenders under Section 5.1(ix), the participation of the Prior Lenders in the Bank One, Arizona LCs shall terminate and Bank One, Arizona shall be deemed to have sold and transferred, and each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Bank One, Arizona, in each case without further action on the part of any Person, an undivided interest and participation (ratably in proportion to the ratio that such Lender's Commitment bears to the Aggregate Commitment) in each such Bank One, Arizona LCs. Each Lender severally agrees to fund any disbursements by Bank One, Arizona pursuant to the Bank One, Arizona LCs by funding in accordance with Section 4.6. Bank One, Arizona shall have all of the rights, duties and obligations of the LC Issuer but solely with respect to the Bank One, Arizona LCs. Bank One, Arizona shall not have the right, duty or obligation to issue any Facility Letters of Credit other than the Bank One, Arizona LCs heretofore issued and shall not increase the face amount of any Bank One, Arizona LCs. Upon request by Borrower, Bank One, Arizona may extend or otherwise amend (but without increasing the face amount thereof) any Bank One, Arizona LCs, subject to and in accordance with the provisions of this Agreement. Bank One, Arizona joins in this Agreement solely for the purposes set forth in this Section 4.4(f) and does not hold any Commitment or any other interest as a Lender hereunder except the rights, duties and obligations as LC Issuer with respect to the Bank One, Arizona LCs.

            (g) Other Existing LCs. Pursuant to the Prior Credit Agreement, certain of the Prior LC Issuers have issued prior to the date hereof, and there are currently outstanding, those certain Letters of Credit identified in Schedule 4.4 hereto as having been issued by the Prior LC Issuers identified therein (as the same may be extended, amended or increased by any such Prior LC Issuer in accordance with this Agreement, the "Other Existing LCs"). The Other Existing LCs shall remain outstanding after the date of this Agreement and, from and after the date of this Agreement, shall constitute Facility Letters of Credit for all purposes under this Agreement and shall be subject to all terms and conditions hereof. On the date hereof, simultaneously with the payment made to the Prior Lenders under Section 5.1(ix), the participation of the Prior Lenders in the Other Existing LCs shall terminate and the Prior LC Issuers that have issued such Other Existing LCs shall be deemed to have sold and transferred, and each Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Prior LC Issuers, in each case without further action on the part of any Person, an undivided interest and participation (ratably in proportion to the ratio that such Lender's Commitment bears to the Aggregate Commitment) in each such Other Existing LCs. Each Lender severally agrees to fund any disbursements by the Prior LC Issuers that have issued such Other Existing LCs pursuant to the Other Existing LCs by funding in accordance with Section 4.6.

      4.5 Duties of LC Issuer. Any action taken or omitted to be taken by an LC Issuer under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put such LC Issuer under any resulting liability to any

Lender or, assuming that such LC Issuer has complied with the procedures specified in Section 4.4, relieve any Lender of its obligations hereunder to such LC Issuer. In determining whether to pay under any Facility Letter of Credit, the LC Issuer shall have no obligation relative to Lenders other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to have been delivered in compliance and that they appear to comply on their face with the requirements of such Facility Letter of Credit.

      4.6 Participation.

            (a) Proportionate Share of Lenders. Immediately upon issuance by an LC Issuer of any Facility Letter of Credit in accordance with Section 4.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from such LC Issuer, without recourse or warranty, an undivided interest and participation (ratably in proportion to the ratio that such Lender's Commitment bears to the Aggregate Commitment) in such Facility Letter of Credit.

            (b) Payment by LC Issuer. In the event that an LC Issuer makes any payment under any Facility Letter of Credit and Borrower shall not have repaid such amount to such LC Issuer on or before the date of such payment by such LC Issuer, such LC Issuer shall promptly so notify Administrative Agent, which shall promptly so notify each Lender. Upon receipt of such notice, each Lender severally agrees that it shall promptly and unconditionally pay to Administrative Agent for the account of such LC Issuer the amount of such Lender's share (ratably in proportion to the ratio that such Lender's Commitment bears to the Aggregate Commitment) of such payment in same day funds, and Administrative Agent shall promptly pay such amount, and any other amounts received by Administrative Agent for such LC Issuer's account pursuant to this Section 4.6(b), to such LC Issuer. If Administrative Agent so notifies such Lender prior to 10:00 a.m., Chicago time, on any Business Day, such Lender shall make available to Administrative Agent for the account of such LC Issuer such Lender's share of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its share of the amount of such payment available to Administrative Agent for the account of such LC Issuer, such Lender agrees to pay to Administrative Agent for the account of such LC Issuer forthwith on demand such amount, together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to Administrative Agent for the account of such LC Issuer, at the Federal Funds Effective Rate. The failure of any Lender to make available to Administrative Agent for the account of such LC Issuer such Lender's share of any such payment shall not relieve any other Lender of its obligation hereunder to make available to Administrative Agent for the account of such LC Issuer its share of any payment on the date such payment is to be made.

            (c) Advances. The payments made by Lenders to an LC Issuer in reimbursement of amounts paid by it under a Facility Letter of Credit shall constitute, and Borrower hereby expressly acknowledges and agrees that such payments shall constitute, Advances hereunder to Borrower and such payments shall for all purposes be treated as Advances to Borrower (notwithstanding that the amounts thereof may not comply with the provisions of Section 2.6). Such Advances shall be Floating Rate Advances, subject to Borrower's rights under Article II hereof.

            (d) Copies of Documents. Upon the request of Administrative Agent or any Lender, an LC Issuer shall furnish to the requesting Administrative Agent or Lender copies of any Facility Letter of Credit or Reimbursement Agreement to which such LC Issuer is party and such other documentation as may reasonably be requested by Administrative Agent or a Lender.

            (e) Obligations of Lenders. The obligations of Lenders to make payments to Administrative Agent for the account of an LC Issuer with respect to a Facility Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances notwithstanding:

                  (i) any lack of validity or enforceability of this Agreement, any Facility Letter of Credit (except where due to the gross negligence or willful misconduct of the LC Issuer), or any of the other Loan Documents;

                  (ii) the existence of any claim, setoff, defense or other
            right which Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), such LC Issuer, Administrative Agent, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit) other than the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the LC Issuer;

                  (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect so long as the payment by the LC Issuer under such Facility Letter of Credit against presentation of such draft, certificate or other document shall not have constituted gross negligence or willful misconduct;

                  (iv) the surrender or impairment of any security for the
            performance or observance of any of the terms of any of the Loan Documents;

                  (v) any failure by Administrative Agent or the LC Issuer to make any reports required pursuant to Section 4.8; or

                  (vi) the occurrence of any Event of Default or Unmatured Event of Default.

      4.7 Compensation for Facility Letters of Credit.

            (a) Payment of Facility Letter of Credit Fee. Borrower agrees to pay to Administrative Agent, in the case of each outstanding Facility Letter of Credit (including without limitation the Existing Letters of Credit), the Facility Letter of Credit Fee therefor, payable in quarterly installments in arrears, not later than five (5) Business Days following Administrative Agent's delivery to Borrower of each quarterly statement of Facility Letter of Credit Fees provided for in paragraph (c) below, commencing with the calendar quarter next following the Issuance Date or, in the case of the Existing Letters of Credit, next following the date hereof. The initial installment of the Facility Letter of Credit Fees for the Existing Letters of Credit shall be a pro rata portion of the annual Facility Letter of Credit Fee for the period commencing on the date hereof and ending on the day preceding such payment date. The initial installment of the Facility Letter of Credit Fee for any Facility Letter of Credit hereafter issued shall be a pro rata portion of the annual Facility Letter of Credit Fee for the period commencing on the Issuance Date and ending on the day preceding such payment date. Facility Letter of Credit Fees shall be calculated, on a pro rata basis for the period to which such payment applies, for actual days that will elapse during such period, on the basis of a 360-day year. Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when paid, as follows: (i) to the LC Issuer as an issuance fee in an amount equal to the product of (A) 0.125% per annum and
      (B) the face amount of the Facility Letters of Credit with respect to which such Facility Letters of Credit Fees have been paid, and (ii) the balance of such Facility Letter of Credit Fees to Lenders (including the LC Issuer) (ratably in the proportion that each Lender's Commitment bears to the Aggregate Commitment).

            (b) Amounts Owed to LC Issuer. An LC Issuer shall have the right to receive solely for its own account, and in addition to the issuance fee provided for in Section 4.7(a)(i), such amounts as Borrower may agree, in writing, to pay for such LC Issuer's out-of-pocket costs of issuing and servicing Facility Letters of Credit.

            (c) Quarterly Statement. Administrative Agent shall, with reasonable promptness following receipt from all LC Issuers of the reports provided for in Section 4.8 for the months of March, June, September and December, respectively, deliver to Borrower a quarterly statement of the Facility Letter of Credit Fees then due and payable.

      4.8 LC Issuer Reporting Requirements. Each LC Issuer shall, no later than the third (3rd) Business Day following the last day of each month, provide to Administrative Agent a schedule of the Facility Letters of Credit issued by it, in form and substance reasonably satisfactory to Administrative Agent, showing the Issuance Date, account party, original face amount, amount (if any) paid thereunder, expiration date and the reference number of each Facility Letter of Credit outstanding at any time during such month (and whether such Facility

Letter of Credit is a performance Letter of Credit or financial Letter of Credit) and the aggregate amount (if any) payable by Borrower to such LC Issuer during the month pursuant to Section 3.2. Copies of such reports shall be provided promptly to each Lender and Borrower by Administrative Agent.

      4.9 Indemnification; Nature of LC Issuer's Duties.

            (a) Indemnity. In addition to amounts payable as elsewhere provided in this Article IV, Borrower hereby agrees to protect, indemnify, pay and hold harmless Administrative Agent and each Lender and LC Issuer from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) arising from the claims of third parties against Administrative Agent, LC Issuer or Lender as a consequence, direct or indirect, of (i) the issuance of any Facility Letter of Credit for Borrower other than, in the case of an LC Issuer, as a result of its willful misconduct or gross negligence, or (ii) the failure of an LC Issuer issuing a Facility Letter of Credit for Borrower to honor a drawing under such Facility Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

            (b) Assumption of Risk. As among Borrower, Lenders, Administrative Agent and LC Issuer, Borrower assumes all risks of the acts and omissions of, or misuse of Facility Letters of Credit by, the respective beneficiaries of such Facility Letters of Credit. In furtherance and not in limitation of the foregoing, neither the LC Issuer nor Administrative Agent nor any Lender shall be responsible:

                  (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Facility Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (ii) for the validity or sufficiency of any instrument
            transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (iii) for failure of the beneficiary of a Facility Letter of
            Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit;

                  (iv) for errors, omissions, interruptions or delays in
            transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                  (v) for errors in interpretation of technical terms;

                  (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Facility Letter of Credit or of the proceeds thereof;

                  (vii) for the misapplication by the beneficiary of a Facility
            Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; and

                  (viii) for any consequences arising from causes beyond the control of Administrative Agent, the LC Issuer and Lenders including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. None of the above shall affect, impair, or prevent the vesting of any of the LC Issuer's rights or powers under this Section 4.9.

            (c) Good Faith. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an LC Issuer under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith under commercially reasonable standards, shall not put such LC Issuer, Administrative Agent or any Lender under any resulting liability to Borrower or relieve Borrower of any of its obligations hereunder to any such Person.

            (d) Certain Acts of LC Issuer. Notwithstanding anything to the contrary contained in this Section 4.9, Borrower shall have no obligation to indemnify an LC Issuer under this Section 4.9 in respect of any liability incurred by such LC Issuer arising primarily out of the willful misconduct or gross negligence of such LC Issuer, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by such LC Issuer of a proper demand for payment made under the Facility Letters of Credit issued by such LC Issuer, unless such dishonor was made at the request of Borrower.

      4.10 Facility LC Collateral Account. Borrower agrees that it will, upon the request of Administrative Agent and until the final expiration date of any Facility Letter of Credit and thereafter as long as any amount is payable to any LC Issuer or Lender in respect of any Facility Letter of Credit, maintain a special collateral account pursuant to arrangements satisfactory to Administrative Agent (the "Facility LC Collateral Account") at Administrative Agent's office at the address specified pursuant to Article XVI, in the name of Borrower but under the sole dominion and control of Administrative Agent, for the ratable benefit of Lenders and in which Borrower shall have no interest other than as set forth in Section 11.1. Borrower hereby pledges, assigns and grants to Administrative Agent, on behalf of and for the ratable benefit of Lenders, a security interest in all of Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Facility LC Obligations and any other amounts in respect of any Facility Letter of Credit or Reimbursement Agreement as shall from time to time have become due and payable by Borrower to any Lender or LC Issuer under the Loan Documents. Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of the Lender acting as Administrative

Agent and having a maturity not exceeding 30 days. Nothing in this Section 4.10 shall (i) obligate Borrower to deposit any funds in the Facility LC Collateral Account other than as required in Section 11.1 or (ii) obligate Administrative Agent to require Borrower to make deposits in the Facility LC Collateral Account or limit the right of Administrative Agent to release any funds held in the Facility LC Collateral Account, in each case other than as required by Section 11.1.

      4.11 Obligations of LC Issuer and Other Lenders. Except to the extent that a Lender shall have agreed to be designated as an LC Issuer, no Lender shall have any obligation to accept or approve any request for, or to issue, amend or extend, any Letter of Credit, and the obligations of the LC Issuer to issue, amend or extend any Facility Letter of Credit are expressly limited by and subject to the provisions of this Article IV.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

      5.1 Initial Advance. Lenders shall not be required to make the initial Advance hereunder, and the LC Issuer shall not be required to issue the initial Facility Letter of Credit hereunder, unless Borrower has paid to Administrative Agent (a) the fees for the account of Lenders set forth in Arranger's letter to Lenders dated December 22, 2004 and (b) the fees for the account of Administrative Agent and Arranger set forth in the letter agreement dated December 22, 2004 (and accepted by Borrower on December 22, 2004) herewith among Administrative Agent, Arranger and Borrower, and Borrower has furnished to Administrative Agent:

            (i) Subject to the provisions of the last paragraph of this Section 5.1, copies of the articles or certificate of incorporation of Borrower, together with all amendments, and a certificate of good standing, all certified by the appropriate governmental officer in the jurisdiction of incorporation, and any other information required by Section 326 of the USA PATRIOT ACT or necessary for Administrative Agent or any Lender to verify the identity of Borrower as required by Section 326 of the USA PATRIOT ACT.

            (ii) Subject to the provisions of the last paragraph of this Section 5.1, copies of the articles or certificate of incorporation of each Guarantor that is a corporation, together with all amendments, certified by an authorized officer of such Guarantor and a certificate of good standing from the appropriate governmental officer in the jurisdiction of incorporation.

            (iii) Subject to the provisions of the last paragraph of this
      Section 5.1, copies, certified by the Secretary or Assistant Secretary of Borrower and each Guarantor that is a corporation, of each such corporation's by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender), or, in the case of each Guarantor that is not a corporation, other appropriate consents and approvals, authorizing the execution of the Loan Documents.

            (iv) Subject to the provisions of the last paragraph of this Section 5.1, for each Guarantor that is a limited liability company or limited partnership (A) a copy of the certificate or articles of formation or certificate of limited partnership (as applicable), certified by the appropriate officer of such Guarantor's manager, managing member or general partner, (B) a certificate of good standing from the appropriate governmental officer in the jurisdiction of formation and (C) a copy, certified by the appropriate officer of such Guarantor or of such Guarantor's manager, managing member or general partner, of such Guarantor's operating agreement or limited partnership, as applicable.

            (v) Subject to the provisions of the last paragraph of this Section 5.1, incumbency certificates, executed by the Secretary or Assistant Secretary of Borrower and each Guarantor (or, in the case of a Guarantor that is not a corporation, the appropriate officer of such Guarantor or of its manager, managing member or general partner), which shall identify by name and title and bear the signature of the officers of the such corporation (or other applicable entity) authorized to sign the applicable Loan Documents and (if applicable) to make borrowings hereunder and to request, apply for and execute Reimbursement Agreements with respect to Facility Letters of Credit hereunder, upon which certificates Administrative Agent, Lenders and the LC Issuer shall be entitled to rely until informed of any change in writing by Borrower or the applicable Guarantor.

            (vi) A written opinion of General Counsel of Borrower, addressed to Administrative Agent and Lenders in substantially the form of Exhibit E hereto.

            (vii) Notes payable to the order of each of Lenders.

            (viii) The Guaranty duly executed by the Guarantors.

            (ix) Such written money transfer instructions, in form acceptable to Administrative Agent, addressed to Administrative Agent and signed by an Authorized Officer, as Administrative Agent may have reasonably requested.

            (x) Evidence satisfactory to Administrative Agent of payment in full (which payment may be made from the proceeds of the initial Advance hereunder) of all principal sums outstanding under the

      Prior Credit Agreement, all accrued and unpaid interest and fees, and amounts (if any) payable under Section 3.4 of the Prior Credit Agreement.

            (xi) Such other documents as any Lender or LC Issuer or their respective counsel may have reasonably requested.

In the case of the documents (other than good standing certificates and resolutions) provided for in subsections (i), (ii), (iii), (iv) and (v), Borrower may furnish, in lieu of the documentation specified in such subsections, a certificate or certificates of a secretary or assistant secretary or other applicable officer to the effect that the documents furnished pursuant to the Prior Credit Agreement remain in full force and effect and have not been amended or (if they have been amended) including copies of such amendments.

      5.2 Each Advance. Lenders shall not be required to make any Advance (other than (a) the conversion of an Advance of one Type to an Advance of another Type that does not increase the aggregate amount of outstanding Advances and (b) Advances pursuant to Section 2.19(d)), unless on the applicable Borrowing Date, and an LC Issuer shall not be required to issue, amend or extend a Facility Letter of Credit unless on the applicable Issuance Date:

            (i) There exists no Event of Default or Unmatured Event of Default.

            (ii) The representations and warranties contained in Article VI are true and correct in all material respects as of such Borrowing Date or Issuance Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date and except for changes permitted by this Agreement. Solely for purposes of this Section 5.2, the representations and warranties in Sections 6.5 and 6.7 relate solely to the date of this Agreement.

            (iii) After the making of such Advance or issuance of such Facility Letter of Credit, (A) the principal amount of all Advances plus the aggregate amount of the Facility LC Obligations outstanding shall not exceed the Aggregate Commitment, and (B) at any time at which Borrower does not have an Investment Grade Rating, the aggregate principal amount of all Consolidated Senior Debt Borrowings shall not exceed the Borrowing Base (determined as of the most recent Inventory Valuation Date).

            (iv) Borrower shall have delivered to Administrative Agent, within the time period specified in Section 2.8, a duly completed Borrowing Notice in substantially the form of Exhibit D hereto.

            (v) All legal matters incident to (A) the making of such Advance shall be reasonably satisfactory to Administrative Agent and its counsel and (B) the issuance of such Facility Letter of Credit shall be reasonably satisfactory to Administrative Agent, such LC Issuer and their respective counsel.

      Each Borrowing Notice with respect to each such Advance and each request for a Facility Letter of Credit shall constitute a representation and warranty by Borrower that the conditions contained in Sections 5.2(i) and (ii) have been satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to Lenders and Administrative Agent that:

      6.1 Existence and Standing. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted (except to the extent that a failure to maintain such existence, good standing or authority would not reasonably be expected to have and does not have a Material Adverse Effect). Each Guarantor is a corporation, limited liability company or limited partnership (as applicable) duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted (except to the extent that a failure to maintain such existence, good standing or authority would not reasonably be expected to have and does not have a Material Adverse Effect).

      6.2 Authorization and Validity. Borrower has the corporate power and authority to execute and deliver the Loan Documents and to perform its obligations hereunder and thereunder. The execution and delivery by Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized and the Loan Documents constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity. Each Guarantor has the corporate, limited liability company or limited partnership (as applicable) power and authority to execute and deliver the Guaranty delivered by it and to perform its obligations thereunder. The execution and delivery by each Guarantor of such Guaranty and the performance of its obligations thereunder have been duly authorized, and each Guaranty constitutes the legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

      6.3 No Conflict; Government Consent. Neither the execution and delivery by Borrower or Guarantors of the Loan Documents, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof will violate in any material respect any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or any Guarantor or Borrower's or a Guarantor's certificate of incorporation, bylaws, certificate or articles of formation, operating agreement, certificate of limited partnership, or limited partnership agreement or the provisions of any indenture (including without limitation the Indenture), instrument or agreement to which Borrower or any Guarantor is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of Borrower or any Guarantor pursuant to the terms of any such indenture, instrument or agreement. Except as set forth on Schedule 6.3 hereto, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

      6.4 Financial Statements. The December 31, 2003 consolidated and consolidating financial statements of Borrower (and its Subsidiaries) delivered to Lenders were prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Such statements fairly present, in all material respects, the financial condition and operations of Borrower and its Subsidiaries on a consolidated or consolidating basis (as applicable) at such date and the results of their operations for the period then ended on a consolidated or consolidating basis (as applicable). The September 30, 2004 consolidated and consolidating financial statements of Borrower (and its Subsidiaries) delivered to Lenders were prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Such statements fairly present, in all material respects, the financial condition and operations of Borrower and its Subsidiaries on a consolidated or consolidating basis (as applicable) at such date and the results of their operations for the period then ended on a consolidated or consolidating basis (as applicable), subject to final audit adjustments.

      6.5 Material Adverse Change. Since the date of the financial statements of Borrower described in Section 6.4, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of Borrower and Guarantors (taken as a whole) that has had or would reasonably be expected to have a Material Adverse Effect. The foregoing representation and warranty is made solely as of the date of this Agreement.

      6.6 Taxes. Borrower and each Guarantor have filed all United States federal income tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Borrower or a Guarantor, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax Liens (except Permitted Liens) have been filed and no claims are being asserted with respect to any such taxes that have had or would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of Borrower and each Guarantor in respect of any taxes or other governmental charges are adequate in accordance with Agreement Accounting Principles.

      6.7 Litigation and Contingent Obligations. Except as set forth in Borrower's form 10-K report for the period ending December 31, 2003 or Borrower's form 10-Q report for the period ending September 30, 2004 or (with respect to any litigation, arbitration, governmental investigation, proceeding or inquiry commenced after the date hereof) in any SEC Filing, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any Authorized Officer, threatened against or affecting Borrower or any Guarantor that has had or would reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, neither Borrower nor any Guarantor have any material contingent obligations not provided for or disclosed in the financial statements (whether quarterly or annual) of Borrower and Guarantors that have been most recently delivered by Borrower and Guarantors to Administrative Agent that has had or would reasonably be expected to have a Material Adverse Effect.

      6.8 Subsidiaries. Schedule 6.8 hereto contains an accurate list of all of the Subsidiaries of Borrower, setting forth their respective jurisdictions of incorporation or formation and the percentage of their respective capital stock, membership or partnership interests owned by Borrower or its Subsidiaries. All of the issued and outstanding shares of capital stock of those Subsidiaries that are corporations have been duly authorized and validly issued and are fully paid and non-assessable. All of the Non-Guarantor Subsidiaries are listed on Schedule 1 hereto.

      6.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $5,000,000. The withdrawal liabilities to Multiemployer Plans of the Guarantor, Borrower and any other member of the Controlled Group do not, and are not reasonably expected to, exceed $5,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither Borrower, nor any Guarantor nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.

      6.10 Accuracy of Information. All factual information heretofore or contemporaneously furnished in writing by or on behalf of Borrower or any Guarantor to Administrative Agent or any LC Issuer for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished in writing by or on behalf of Borrower or any Guarantor to Administrative Agent or any LC Issuer will be, true and accurate (taken as a whole), in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

      6.11 Regulation U. Neither Borrower, nor any Guarantor nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in Regulation U).

      6.12 Material Agreements. Neither Borrower nor any Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, or (ii) any agreement or instrument evidencing or governing Indebtedness, which default has had or would reasonably be expected to have a Material Adverse Effect.

      6.13 Labor Disputes and Acts of God. Neither the business nor the Property of Borrower or of any Guarantor is affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which has had or would reasonably be expected to have a Material Adverse Effect.

      6.14 Ownership. Borrower and each Guarantor have title to, or valid leasehold interests in, all of their respective properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements referred to in Section 6.4 (except to the extent that (i) such properties or assets have been disposed of in the ordinary course of business or (ii) the failure to have such title has not had and would not reasonably be expected to have a Material Adverse Effect).

      6.15 Operation of Business. Borrower and each Guarantor possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted, and as presently proposed to be conducted, with such exceptions as have not had and would not reasonably be expected to have a Material Adverse Effect.

      6.16 Laws; Environment. Except as set forth in Borrower's form 10-K report for the period ending December 31, 2003 or Borrower's form 10-Q report for the period ending September 30, 2004 or (with respect to matters arising after the date hereof) in any SEC Filing, (a) Borrower and each Guarantor have duly complied, and their businesses, operations and Property are in compliance, in all material respects, with the provisions of all federal, state, and local statutes, laws, codes, and ordinances and all rules and regulations promulgated thereunder (including without limitation those relating to the environment, health and safety); (b) Borrower and each Guarantor have been issued all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) solid or liquid waste disposal; (4) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code, or ordinance and all rules and regulations promulgated thereunder as hazardous); or (5) other environmental, health or safety matters; (c) except in accordance with a valid governmental permit, license, certificate or approval, to the best knowledge of Borrower, there has been no material emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing any Property of Borrower or a Guarantor, of any toxic or hazardous substances or hazardous wastes at or from such Property;
(d) neither Borrower nor any Guarantor has received notice of any written complaint, order, directive, claim, citation, or notice from any governmental authority or any person or entity with respect to violations of law or damage by reason of Borrower's or any Guarantor's (1) air emissions; (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any Property; (3) solid or liquid waste disposal; (4) use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous waste; or (5) other environmental, health or safety matters affecting Borrower or any Guarantor or its business, operation or Property; and (e) neither Borrower nor any Guarantor has any material Indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup, or disposal). A matter will not constitute a breach of this
Section 6.16 unless it is reasonably likely to result in a Material Adverse Effect.

      6.17 Investment Company Act. Neither Borrower nor any Guarantor is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      6.18 Public Utility Holding Company Act. Neither Borrower nor any Guarantor nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      6.19 Subordinated Indebtedness. There is no Subordinated Indebtedness outstanding as of the date of this Agreement.

      6.20 Indenture Provisions. Each Guarantor is a Restricted Subsidiary, as that term is defined in the Indenture. Each Guarantor is a Wholly-Owned Subsidiary of Borrower.

      6.21 SDN List Designation. Neither Borrower nor any of its Subsidiaries is an entity named on the Specially Designated National and Blocked Persons (SDN) list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

      During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

      7.1 Financial Reporting. Borrower will maintain, and each Guarantor will maintain, a system of accounting established and administered in accordance with GAAP, and furnish to Lenders:

            (i) Within 100 days after the close of each fiscal year, (A) an unqualified (or qualified as reasonably acceptable to Administrative Agent) audited consolidated financial statements of Borrower certified by one of the "Big Four" accounting firms or other nationally recognized independent certified public accountants, reasonably acceptable to Lenders, prepared in accordance with GAAP on a consolidated basis, including balance sheets as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flows, in each case setting forth in comparative form the figures for the preceding fiscal year, and (B) unaudited financial statements, prepared in accordance with GAAP (excluding footnotes) on a consolidating basis for Borrower (and its Subsidiaries), including balance sheets as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flows, in each case setting forth in comparative form the figures for the preceding fiscal year.

            (ii) Within sixty (60) days after the close of the first three (3) quarterly periods of each fiscal year, for Borrower, on a consolidated basis and on a consolidating basis, unaudited financial statements, including balance sheets as of the end of such period, statements of income and retained earnings, and a statement of cash flows for the portion of the fiscal year ending with such fiscal period, all certified by an Authorized Officer. All such balance sheets shall set forth in comparative form figures for the preceding year end. All such income statements shall reflect current period and year-to-date figures.

            (iii) Annually, together with the financial statements described in clause (i) above, a copy of the business plan of Borrower and each Guarantor (on a consolidated basis) for the upcoming two (2) fiscal years, including, as to Borrower, a consolidated balance sheet, statement of income and projection of cash flows.

            (iv) Within sixty (60) days of the end of each of the first three quarterly periods of each fiscal year, a quarterly variance analysis comparing actual quarterly results versus projected quarterly results for the fiscal quarter most recently ended, including an analysis of revenues, Housing Unit Closings and operating profits (by operating division) for such period, and such other items as are reasonably requested by Administrative Agent, together with a written explanation of material variances.

            (v) Within 100 days after the end of each fiscal year, a variance analysis comparing actual annual results versus the business plan for the fiscal year most recently ended, including an analysis of revenues, Housing Unit Closings and operating profits (by operating division) for such period, and such other items as are reasonably requested by Administrative Agent, together with a written explanation of material variances.

            (vi) By the twenty-fifth day of each calendar month (and without regard to whether Borrower has an Investment Grade Rating), a Borrowing Base Certificate of an Authorized Officer of Borrower, with respect to the Inventory Valuation Date occurring on the last day of the immediately preceding calendar month.

            (vii) Within sixty (60) days after the end of each quarterly period of each fiscal year, a report identifying as to Borrower and its Subsidiaries the inventory of real estate operations, including land and Housing Units as of such date, designated in the same categories as are identified in Borrower's corporate status report currently delivered to Administrative Agent; such summary shall include a delineation of sold or unsold items in each category.

            (viii) Within sixty (60) days after the end of each of the first three quarterly periods, and within one hundred (100) days after the end, of each fiscal year, a certificate of an Authorized Officer of Borrower as to Borrower's compliance with the Financial Covenant Tests in the form of Exhibit F hereto.

            (ix) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA (which requirement may be satisfied by the delivery of the most recent actuarial valuation of each such Single Employer Plan).

            (x) As soon as possible and in any event within ten (10) days after Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer of Borrower, describing said Reportable Event and the action which Borrower proposes to take with respect thereto.

            (xi) As soon as possible, and in any event within thirty (30) days after Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to Borrower or any member of the Controlled Group and promptly but in any event within two (2) Business Days of receipt by Borrower, any Guarantor or any member of the Controlled Group of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability in excess of $500,000 with respect to Borrower, any Guarantor or any member of the Controlled Group, a certificate of an Authorized Officer setting forth all relevant details of such event and the action which Borrower proposes to take with respect thereto.

            (xii) Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, SEC Filings (exclusive of exhibits and form 8-K filings unless otherwise requested by Administrative Agent), and reports which Borrower sends to its stockholders, and copies of all regular (except form S-8), periodic, and special reports, and all effective registration statements (exclusive of exhibits unless otherwise requested by Administrative Agent) which Borrower is required to file with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

            (xiii) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower or a Guarantor (a) which, if determined adversely to Borrower or Guarantor, could reasonably be expected to have a Material Adverse Effect or (b) in which liability in excess of $2,500,000 (in the aggregate with respect to any action, suit or proceeding) is claimed and alleged against Borrower or such Guarantor.

            (xiv) As soon as possible and in any event within ten (10) days after receipt by Borrower or any Guarantor, a copy of (a) any written notice or claim to the effect that Borrower or any Guarantor is or may be liable to any Person as a result of the release of any toxic or hazardous waste or substance into the

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      environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by Borrower or any Guarantor which, in the case of either (a) or (b), could reasonably be expected to have a Material Adverse Effect or could result in liability to Borrower or any Guarantor in excess of $2,500,000 (in the aggregate with respect to any notice or claim).

            (xv) Promptly after the occurrence of any change in the business, Property, condition (financial or otherwise) or results of operations of Borrower and Guarantors (taken as a whole) that has had or would reasonably be expected to have a Material Adverse Effect, notice thereof.

            (xvi) Such other information (including non-financial information) as Administrative Agent may from time to time reasonably request.

      7.2 Use of Proceeds. Subject to the limitations contained in this Agreement, Borrower will use the proceeds of Advances for its or any one or more Guarantor's own acquisition, development and/or holding of real property and the construction of improvements in connection with the home building or other Related Businesses of Borrower or such Guarantor (including payment of reimbursement obligations with respect to Facility Letters of Credit), general corporate purposes, and to repay outstanding Advances (and, in the case of the initial Advance, to repay amounts outstanding under the Prior Credit Agreement). The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

      7.3 Notice of Event of Default. Borrower will give prompt notice in writing to Administrative Agent of the occurrence of (i) any Event of Default or Unmatured Event of Default and (ii) any other development, financial or otherwise, that has had or would be reasonably expected to have a Material Adverse Effect.

      7.4 Conduct of Business. Except as otherwise permitted under this Agreement, Borrower and each Guarantor will carry on and conduct business in the same general manner and in substantially the same fields of enterprise as presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation, limited liability company or limited partnership (as applicable) in their respective jurisdictions of incorporation or formation and maintain all requisite authority to conduct business in each jurisdiction in which business is conducted; provided, however, that nothing contained herein shall prohibit the dissolution of any Guarantor as long as Borrower or another Guarantor succeeds to the assets, liabilities and business of the dissolved Guarantor. Without limitation of the foregoing, Borrower shall at all times engage principally in the Related Businesses.

      7.5 Taxes. Borrower and each Guarantor will pay prior to delinquency all taxes, assessments and governmental charges and levies upon them or their income, profits or Property, except (i) those that solely encumber property abandoned or in the process of being abandoned and with respect to which there is no recourse to Borrower or any Subsidiary; (ii) those that are being contested in good faith by appropriate proceedings and with respect to which adequate

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reserves have been established in accordance with GAAP, and (iii) to the extent that the failure to do so would not reasonably be expected to have and does not have a Material Adverse Effect.

      7.6 Insurance. Borrower and each Guarantor will maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and Borrower will furnish to Administrative Agent upon request full information as to the insurance carried.

      7.7 Compliance with Laws. Borrower and each Guarantor will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except to the extent that the failure to do so would not reasonably be expected to have and does not have a Material Adverse Effect.

      7.8 Maintenance of Properties. Borrower and each Guarantor will do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, except to the extent that the failure to do so would not reasonably be expected to have and does not have a Material Adverse Effect.

      7.9 Inspection. Borrower and each Guarantor will permit Administrative Agent and Lenders, by their respective representatives and agents, to inspect any of the Property, corporate (or partnership) books and financial records of Borrower and such Guarantor to examine and make copies of the books of accounts and other financial records of Borrower and such Guarantor, and to discuss the affairs, finances and accounts of Borrower and such Guarantor with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as Administrative Agent may designate.

      7.10 Environment. Borrower and each Guarantor will (i) comply, in all material respects, with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; (ii) promptly contain and remove or otherwise remediate any hazardous discharge from or affecting the Property of Borrower or any Guarantor, to the extent required by and in compliance with all applicable laws; (iii) promptly pay any fine or penalty assessed in connection therewith or contest the same in good faith; (iv) permit Administrative Agent to inspect such Property, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto at reasonable hours and places; and (v) at the request of the Required Lenders, and at Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Required Lenders, and such other and further assurances reasonably satisfactory to the Required Lenders that any new condition or occurrence hereafter identified in any SEC Filing has been corrected; provided that a failure to comply with the provisions of clauses (i) through (v) of this Section
7.10 shall not constitute an Event of Default or an Unmatured Event of Default unless such noncompliance has resulted in or is reasonably likely to result in a Material Adverse Effect.

      7.11 New Guarantors. If, as of the end of any calendar quarter, any Subsidiary of Borrower (whether now existing or hereafter created or acquired but excluding Lion Warranty Corporation, Lion Insurance Company, HomeAmerican Mortgage Corporation, American Home Title & Escrow Company and American Home Insurance Agency, Inc. and any other Subsidiary that is not in the homebuilding business and is in a regulated business (such as insurance) ) that is

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not a Guarantor shall be a Significant Subsidiary, then, unless the Required
Lenders shall otherwise consent in writing, Borrower shall, within forty-five
(45) days of the end of such quarter, (i) cause such Significant Subsidiary to execute and deliver to Administrative Agent a Supplemental Guaranty in the form attached to and provided for in the Guaranty, pursuant to which such Guarantor shall become a party thereunder and (ii) deliver or cause to be delivered, by and with respect to such Significant Subsidiary, certificates, opinions and other documents substantially similar to those referred to in Sections 5.1(i),
(ii), (iii), (iv), (v) and (vi) and such other documents as any Lender or LC Issuer or their respective counsel may reasonably request; all of the foregoing shall be in form and substance satisfactory to Administrative Agent.

      7.12 Change in Schedules. Promptly following the occurrence of but in any event not later than forty-five (45) days following any quarter in which there shall occur any event or circumstance as a result of which either of Schedules 1 or 6.8 ceases to be accurate in all material respects, Borrower shall furnish to Administrative Agent the applicable revised Schedule and shall certify that such revised Schedule is true, correct and complete in all material respects, and such revised Schedule shall be substituted for the applicable Schedule hereunder.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

      During the term of the Agreement, unless the Required Lenders shall otherwise consent in writing:

      8.1 Dividends; Repurchase of Stock. Borrower will not, directly or indirectly, declare, make or pay, or incur any liability to make or pay, or cause or permit to be declared, made or paid, any Dividend, or purchase, or incur any obligation to purchase, any capital stock of Borrower either (a) during the Term-Out Period or (b) if, prior to or after giving effect to the declaration and payment of any Dividend or purchase of such stock, there shall exist any Event of Default under this Agreement or any violation of any Financial Covenant Test (without regard to whether the Term Out Period has commenced).

      8.2 Indebtedness. Neither Borrower nor any Guarantor will create, incur or suffer to exist any Indebtedness, except, without duplication and without duplication as to Borrower and Guarantors:

            (i) The Loans.

            (ii) Indebtedness existing on the date hereof (and not otherwise permitted under this Section 8.2) and described in Schedule 8.2 hereto and Refinancing Indebtedness with respect thereto.

            (iii) Indebtedness of Borrower's mortgage lending and financial asset management Subsidiaries.

            (iv) Rate Hedging Obligations.

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

            (v) Intercompany Indebtedness between Borrower, any Guarantor and/or any Subsidiary (subject to the limitations contained in Section 8.5(vii)).

            (vi) Trade accounts payable and accrued expenses arising or occurring in the ordinary course of business.

            (vii) Indebtedness constituting Capitalized Lease Obligations.

            (viii) Indebtedness with respect to Letters of Credit (including Facility Letters of Credit).

            (ix) Indebtedness secured by purchase-money Liens permitted under
      Section 8.6(iii).

            (x) Subordinated Indebtedness.

            (xi) Non-Recourse Indebtedness incurred in the ordinary course of business.

            (xii) Performance bonds, completion bonds, guarantees of performance, and guarantees of Indebtedness of a special district entered into in the ordinary course of business.

            (xiii) Indebtedness of a Person existing as of the time of the Acquisition of such Person by Borrower or any Guarantor, provided that, after giving effect to such Acquisition, Borrower is in compliance with the terms of this Agreement (including without limitation the Financial Covenant Tests).

            (xiv) Indebtedness evidenced by the Senior Notes and Refinancing Indebtedness with respect thereto.

            (xv) Public Indebtedness, so long as such Indebtedness is either Subordinated Indebtedness or pari passu with the Obligations (or Guarantors' obligations under the Guaranties, if applicable).

            (xvi) Indebtedness of Borrower or a Guarantor secured by a Lien on real property owned by Borrower or such Guarantor, where (A) the real property is not related to Housing Units or Land Under Development, and
      (B) the aggregate outstanding amount of such Indebtedness, plus all amounts committed but undisbursed in connection with such Indebtedness, does not exceed seventy-five percent (75%) of the fair market value of the real property encumbered by such Lien.

            (xvii) Indebtedness, except Public Indebtedness, not otherwise permitted by this Section 8.2 in an aggregate amount outstanding at any time not to exceed $60,000,000.

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

            (xviii) From and after, but not prior to, the first to occur of (A) the Term Out Date and (B) the day that is two years prior to the Facility Maturity Date (as the same may be extended pursuant to this Agreement), Indebtedness secured by a Lien permitted under Section 8.6(xxi).

            (xix) Indebtedness of Borrower which arises pursuant to a guarantee of payment or collection executed by Borrower, guaranteeing the Indebtedness of one or more Guarantors which is permitted under clauses
      (i) through (xviii) of this Section 8.2.

      8.3 Merger. Neither Borrower nor any Guarantor will merge or consolidate with or into any other Person, unless:

            (i) (A) any Guarantor is merging with any other Guarantor; (B) any Guarantor is merging with Borrower, and Borrower is the continuing corporation; (C) a Guarantor is merging with a Person that is not a Subsidiary of Borrower and such transaction is in compliance with the provisions of Section 8.4(b); or (D) a Non-Guarantor Subsidiary is merging with Borrower or any Guarantor, and Borrower or a Guarantor, as applicable, is the continuing corporation; and

            (ii) no Event of Default shall exist or shall occur after giving effect to such transaction; and

            (iii) after giving effect to such transaction, Borrower shall be in compliance with the Financial Covenant Tests; and

            (iv) (a) the other Person to the transaction is in a Related Business or (b) if not in a Related Business, such transaction is in compliance with the provisions of Section 8.5(vii), and Borrower or a Guarantor, if involved in the merger, is the continuing corporation; and

            (v) the transaction is not otherwise prohibited under this Agreement.

      8.4 Sale of Assets.

            (a) Neither Borrower nor any Guarantor will lease, sell or otherwise dispose of its Property, in a single transaction or a series of transactions, to any other Person (other than Borrower or another Guarantor) except for (i) sales or leases in the ordinary course of business, (ii) leases, sales or other dispositions of its Property that, together with all other Property of Borrower and Guarantors previously leased, sold or disposed of (other than in the ordinary course of business) as permitted by this Section during the month in which any such lease, sale or other disposition occurs, do not constitute a Material Portion of the Property of Borrower and Guarantors (taken as a whole) and
      (iii) transfers of assets by a Guarantor to another Guarantor (including any Subsidiary that becomes a Guarantor by executing and delivering a Guaranty to Administrative Agent at the time at which such assets are transferred to such Subsidiary).

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

            (b) Borrower shall not sell or transfer or cause to be sold or transferred (other than to Borrower or another Guarantor), in a single transaction or a series of transactions (i) all or substantially all of the assets of any Guarantor or (ii) such securities or other ownership interests in a Guarantor as would result in such Guarantor ceasing to be a Subsidiary of Borrower (whether by merger, consolidation, sale, assignment or otherwise) unless (A) any such transaction is (and, if it were the sale of all of the assets of such Guarantor, would be) in compliance with the provisions of Section 8.4(a) and (B) following such transaction and the release of such Guarantor provided for below, Borrower would be in compliance with its obligations under this Agreement. Upon not less than 30 days' prior written request from Borrower, accompanied by a certificate of Borrower certifying as to the foregoing, Administrative Agent shall deliver, at the time of the consummation of such transaction, a release of such Guarantor from its obligations under the Guaranty, and such entity shall cease to be a Guarantor hereunder.

            (c) For purposes of this Section 8.4, "Material Portion" means, with respect to the Property of Borrower and Guarantors (taken as a whole), Property which represents more than 25% of the book value of all assets of Borrower and Guarantors (taken as a whole). If a Material Portion of the Property of Borrower and Guarantors (taken as a whole) is leased, sold or disposed of in violation of this Section 8.4, Borrower shall pay to Administrative Agent for the benefit of Lenders at the time of such lease, sale or disposal, all amounts owed by Borrower pursuant to Section 2.2, taking into account the effect of such lease, sale or disposal.

      8.5 Investments and Acquisitions. Neither Borrower nor any Guarantor will make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

            (i) Investments in Cash Equivalents.

            (ii) Loans or advances made to officers, directors or employees of Borrower or any Guarantor or any Subsidiary.

            (iii) Carryback loans made in the ordinary course of business in conjunction with the sale of Property of Borrower or such Guarantor.

            (iv) Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing or other mortgage related assets.

            (v) Investments in contract rights granted by, entitlements granted by, interests in securities issued by, or tangible assets of, political subdivisions or enterprises thereof related to the home building or real estate operations of

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      Borrower or any Guarantor or any Subsidiary, including without limitation
      Investments in special districts as described in Section 8.2(xii).

            (vi) Investments in existing Subsidiaries (subject, in the case of Non-Guarantor Subsidiaries, to the provisions of Section 8.5(vii)) and other Investments in existence on the date hereof.

            (vii) Investments in (A) Non-Guarantor Subsidiaries or (B) other Persons whose primary business is not a Related Business, in an amount (in the aggregate for both clause (A) and clause (B)) outstanding at any one time not to exceed 25% of Adjusted Consolidated Tangible Net Worth, provided that retained earnings of such Non-Guarantor Subsidiaries and Persons described in clause (B) shall not be deemed part of such Investment.

            (viii) The Acquisition of or Investment in a business or entity engaged primarily in a Related Business, provided that (a) immediately upon the consummation of any such Acquisition or Investment Borrower and each Guarantor is in compliance with the terms, covenants and conditions of this Agreement (including without limitation the Financial Covenant Tests and the provisions of Section 8.5(vii)), and (b) Borrower shall deliver to Administrative Agent a certificate, signed by an Authorized Officer, certifying to the best knowledge of Borrower, that, on the date of, and taking into account, the consummation of such Acquisition, and based on the reasonable assumptions set forth in such Certificate, no Event of Default has occurred and is continuing, and Borrower is in compliance with the Financial Covenant Tests.

            (ix) The creation of new Subsidiaries engaged primarily in a Related Business (or the purpose of which is principally to preserve the use of a name in which such business is conducted), subject to the limitations contained in Section 8.5(vii).

            (x) Stock, obligations or securities received in satisfaction of debts owing to Borrower or any Guarantor in the ordinary course of business.

            (xi) Pledges or deposits in cash by Borrower or a Guarantor to support surety bonds, performance bonds or guarantees of completion in the ordinary course of business.

            (xii) Loans representing intercompany Indebtedness between Borrower, any Guarantor and/or any Subsidiary, subject to the limitations contained in Section 8.5(vii).

            (xiii) Investments pursuant to Borrower's or a Guarantor's employment compensation plans or agreements.

            (xiv) Payments on account of the purchase, redemption or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or

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

      defeasance) in whole or in part, of any shares of capital stock or other securities of Borrower, but only to the extent the same is permitted under the Indenture.

            (xv) Investments, in addition to those enumerated in this Section 8.5, in an aggregate amount outstanding at any time not to exceed $5,000,000.

      8.6 Liens. Neither Borrower nor any Guarantor will create, incur, or suffer to exist any Lien in, of or on the Property of Borrower or any Guarantor, except:

            (i) Permitted Liens.

            (ii) Liens for taxes, assessments or governmental charges or levies which solely encumber property abandoned or in the process of being abandoned and with respect to which there is no recourse to Borrower or any Guarantor or any Subsidiary.

            (iii) Purchase-money Liens on any Property hereafter acquired or the assumption of any Lien on Property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred in connection with any conditional sale or other title retention or a Capitalized Lease; provided that

                  (a) Any Property subject to any of the foregoing is acquired by Borrower or any Guarantor in the ordinary course of its respective business and the Lien on any such Property attaches to such asset concurrently or within ninety (90) days after the acquisition thereof;

                  (b) The obligation secured by any Lien so created, assumed, or existing shall not exceed ninety percent (90%) of the cost the Property covered thereby by Borrower or any Guarantor acquiring the same; and

                  (c) Each Lien shall attach only to the Property so acquired.

            (iv) Liens existing on the date hereof (and not otherwise permitted under this Section 8.6) and described in Schedule 8.6 hereto and Liens securing Refinancing Indebtedness with respect thereto, but only to the extent such Liens encumber the same collateral in whole or in part as the previous Liens securing the Indebtedness being refunded, refinanced or extended.

            (v) Liens incurred in the ordinary course of business not otherwise permitted by this covenant, provided that the aggregate amount of Indebtedness secured by such Liens outstanding at any time shall not exceed $60,000,000.

            (vi) Judgments and similar Liens arising in connection with court proceedings; provided the execution or enforcement thereof is stayed and the claim is being contested in good faith, with adequate reserves therefor being maintained by Borrower or such Guarantor in accordance with GAAP.

            (vii) Liens securing Non-Recourse Indebtedness of Borrower or any Guarantor, where the amount of such Indebtedness is greater than fifty percent (50%) of the fair market value of the Property encumbered by the Liens.

            (viii) Liens existing with respect to Indebtedness of a Person acquired in an Acquisition permitted by this Agreement.

            (ix) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

            (x) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts, utility services and other obligations of like nature in each case incurred in the ordinary course of business.

            (xi) Leases or subleases granted to others not materially interfering with the ordinary course of business of Borrower or any Guarantor.

            (xii) Any interest in or title of a lessor to property subject to any Capitalized Lease Obligations.

            (xiii) Liens in favor of the trustee named therein arising under the Indenture and liens for trustee's fees and similar costs under any Refinancing Indebtedness of the Senior Notes.

            (xiv) Any option, contract or other agreement to sell or purchase an asset or participate in the income or revenue derived therefrom.

            (xv) Any legal right of, or right granted in good faith to, a lender or lenders to which Borrower or a Guarantor may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts, or monies of Borrower or a Guarantor with or held by such lender or lenders.

            (xvi) Any pledge or deposit of cash or property by Borrower or any Guarantor in conjunction with obtaining surety and performance bonds and letters of credit required to engage in constructing on-site and off-site improvements or as otherwise required by political subdivisions or other governmental authorities in the ordinary course of business.

            (xvii) Liens incurred in the ordinary course of business as security for Borrower's or any Guarantor's obligations with respect to indemnification in favor of title insurance providers.

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

            (xviii) Letters of Credit, bonds or other assets pledged to secure insurance in the ordinary course of business.

            (xix) Liens on assets securing warehouse lines of credit and other credit facilities to finance the operations of Borrower's mortgage lending Subsidiaries and/or financial asset management Subsidiaries and Liens related to issuances of CMOs and mortgage-related securities, so long as such assets are owned by such mortgage lending Subsidiaries and financial asset Subsidiaries.

            (xx) Liens described in Section 8.2(xvi) securing the Indebtedness described therein, so long as (i) each such Lien attaches only to the real property described in Section 8.2(xvi) and (ii) the obligation secured by such Lien is limited to repayment of the Indebtedness permitted under
      Section 8.2(xvi).

            (xxi) From and after, but not prior to, the first to occur of (A) the Term Out Date and (B) the day that is two years prior to the Facility Maturity Date (as the same may be extended pursuant to this Agreement), Liens incurred in the ordinary course of business not otherwise permitted by this covenant, provided that (1) the Liens encumber real property owned by the obligor of the applicable Indebtedness, provided that Borrower or any Guarantor may be the obligor of such Indebtedness and Borrower or any Guarantor may guarantee such Indebtedness, and (2) the obligations secured by any Lien shall not exceed eighty percent (80%) of the fair market value of the real property encumbered thereby (if the obligations do not relate to the construction of improvements on, or development of, the real property) or eighty percent (80%) of the value of the real property encumbered thereby as if all improvements to be located thereon have been completed (if the obligations relate to the construction of improvements on the real property), as applicable.

Notwithstanding anything herein to the contrary, neither Borrower nor any Guarantor will, create, incur, or suffer to exist any Lien in, of or on the capital stock of any Guarantor.

      8.7 Affiliates. Neither Borrower nor any Guarantor will enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than a Subsidiary) except (i) in the ordinary course of business and pursuant to the reasonable requirements of Borrower's or such Guarantor's business and upon fair and reasonable terms no less favorable to Borrower or such Guarantor than Borrower or such Guarantor would obtain in a comparable arms-length transaction,
(ii) Investments permitted under Section 8.5, (iii) pursuant to employment compensation plans and agreements, and (iv) with officers, directors and employees of Borrower or any Subsidiary so long as the same are duly authorized pursuant to the articles of incorporation or bylaws (or procedures conducted in accordance therewith) of Guarantor or Borrower.

      8.8 Modifications to Certain Indebtedness. Neither Borrower nor any Guarantor will make any amendment or modification to the subordination provisions of any indenture, note or other agreement evidencing or governing (i) as to Borrower, any Subordinated Indebtedness, and

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

(ii) as to any Guarantor, Indebtedness that has been subordinated to Guarantor's obligations under the Guaranty.

      8.9 Amendments of Indenture or Senior Notes. Neither Borrower nor any Guarantor will amend or modify the Indenture or the Senior Notes, except for amendments or modifications that do not (i) impose upon Borrower or any Guarantor obligations not contained therein as of the date of this Agreement (except as otherwise hereinafter provided), or (ii) otherwise adversely affect Borrower or any Guarantor. Nothing contained in this Section 8.9 shall (a) prohibit issuance by Borrower of additional Senior Notes pursuant to the Indenture, provided the same does not violate any other provision of this Agreement or (b) prohibit any Guarantor from guarantying the obligations of Borrower under the Senior Notes and Indenture.

      8.10 Negative Pledge. Neither Borrower nor any Guarantor will directly or indirectly enter into any agreement (other than (A) this Agreement, (B) the Indenture and any indenture or similar agreement executed in connection with any Refinancing Indebtedness of the Senior Notes and (C) any indenture or similar agreement executed in connection with any Public Indebtedness permitted under
Section 8.2(xv)) with any Person that prohibits or restricts or limits the ability of Borrower or Guarantors to create, incur, pledge or suffer to exist any Lien in favor of Lenders granted pursuant to the terms of this Agreement upon any real property assets of Borrower or any Guarantor; provided, however, that those agreements creating Liens permitted under Sections 8.6(iii), (iv),
(vii), (viii), (xix), (xx) and (xxi) may prohibit, restrict or limit other Liens on those assets encumbered by the Liens created by such agreements.

                                   ARTICLE IX

                               FINANCIAL COVENANTS

      During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

      9.1 Consolidated Tangible Net Worth Test. Consolidated Tangible Net Worth shall not be less than (i) $776,018,000 plus (ii) fifty percent (50%) of consolidated net income of Borrower and the Guarantors earned after December 31, 2003 (excluding any quarter in which there is a loss but applying consolidated net income of Borrower and the Guarantors thereafter first to such loss before determining fifty percent (50%) of such amount for purposes of this calculation) plus (iii) fifty percent (50%) of the net proceeds or other consideration received by Borrower for capital stock issued by Borrower after December 31, 2003 (the foregoing covenant, as adjusted as provided in the next succeeding sentence, is herein referred to as the "Consolidated Tangible Net Worth Test"). Notwithstanding the foregoing, in the event that Borrower shall at any time engage in an Acquisition equaling or exceeding $100,000,000, the minimum Consolidated Tangible Net Worth for the Consolidated Tangible Net Worth Test shall be adjusted to the sum of (i) 80% of the Consolidated Tangible Net Worth immediately following the closing of such Acquisition, (ii) an amount equal to 50% of the consolidated net income of Borrower and Guarantors earned after the closing of such Acquisition (excluding any quarter in which there is a loss but applying net income thereafter first to such loss before determining 50% of such amount for purposes of this calculation) and (iii) 50% of the net

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proceeds or other consideration received by Borrower for any capital stock issued after the closing of such Acquisition. Borrower's compliance with the Consolidated Tangible Net Worth Test shall be measured on a quarterly basis, based on the financial statements delivered to Administrative Agent pursuant to
Section 7.1. Borrower's failure to satisfy the Consolidated Tangible Net Worth Test shall not constitute an Event of Default or an Unmatured Event of Default; provided, however, that if Borrower fails to satisfy the Consolidated Tangible Net Worth Test at the end of any fiscal quarter, then the Term Out Period shall commence on the first day following such fiscal quarter as provided in Section 2.22.

      9.2 Leverage Test; Interest Coverage Test.

            (a) Leverage Test. The Leverage Ratio shall not exceed the then applicable Permitted Leverage Ratio (the "Leverage Test").

            (b) Interest Coverage Test. If at any time Borrower shall fail to maintain, for two (2) consecutive fiscal quarters, a ratio, determined as of the last day of each fiscal quarter for the four-quarter period ending on such day, of (i) EBITDA for such period to (ii) Consolidated Interest Incurred for such period, of at least 2.00 to 1.0 (the "Interest Coverage Test"), then the Permitted Leverage Ratio for the same fiscal quarter with respect to which Borrower shall have so failed the Interest Coverage Test (i.e., the second of such two (2) consecutive fiscal quarters, which quarter is herein referred to as the "Coverage Test Failure Quarter"), shall be decreased as follows: (i) if the Permitted Leverage Ratio for the fiscal quarter preceding the Coverage Test Failure Quarter was 55%, the Permitted Leverage Ratio shall be decreased by 5% to 50%; and (ii) if the Permitted Leverage Ratio for the fiscal quarter preceding the Coverage Test Failure Quarter was less than 55%, the Permitted Leverage Ratio shall be decreased by 2.5%.

            (c) Adjustment of Permitted Leverage Ratio. If at any time at which the Permitted Leverage Ratio is less than 55%, Borrower shall satisfy the Interest Coverage Test (which for purposes of this Section 9.2(c) shall be deemed satisfied only if, on the same day on which Borrower satisfies the Interest Coverage Test, Borrower is also in compliance with the Leverage
      Test), then the Permitted Leverage Ratio, effective as of the fiscal quarter immediately following the fiscal quarter with respect to which Borrower shall have so satisfied the Interest Coverage Test, shall be increased as follows: (i) upon satisfaction of the Interest Coverage Test on a date on which the Permitted Leverage Ratio is 50%, the Permitted Leverage Ratio for the next fiscal quarter shall be increased to 55%; and
      (ii) upon satisfaction of the Interest Coverage Test on a date on which the Permitted Leverage Ratio is less than 50%, the Permitted Leverage Ratio for the next fiscal quarter shall be increased by 2.5%. In no event shall the Permitted Leverage Ratio exceed 55%.

            (d) Effectiveness of Change in Permitted Leverage Ratio. Any decrease of the Permitted Leverage Ratio provided for in this Section 9.2 shall be effective as of the Coverage Test Failure Quarter as provided in
      Section 9.2(b), and the Permitted Leverage Ratio (as so decreased) shall remain in effect thereafter unless and until adjusted as provided in
      Section 9.2(b) or (c). Any increase in the Permitted Leverage Ratio shall be effective as of the fiscal quarter next succeeding the fiscal quarter in which Borrower

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      satisfies the Interest Coverage Test as provided in Section 9.2(c), and the Permitted Leverage Ratio (as so increased) shall remain in effect thereafter unless and until adjusted as provided in Section 9.2(b) or (c)

            (e) Measure of Compliance. Borrower's satisfaction of the Interest Coverage Test shall be measured on a quarterly basis, based on the financial statements delivered to Administrative Agent pursuant to Section
      7.1. A failure to satisfy the Leverage Test or the Interest Coverage Test shall not constitute an Event of Default or an Unmatured Event of Default; provided, however, if Borrower fails to satisfy the Leverage Test for two
      (2) consecutive fiscal quarters (the first of which may be the Coverage Test Failure Quarter), then the Term Out Period shall commence on the day following such fiscal quarter as provided in Section 2.22.

      9.3 Consolidated Tangible Net Worth Floor. Consolidated Tangible Net Worth shall not be less than (i) $485,011,000, plus (ii) an amount equal to 50% of the quarterly consolidated net income of Borrower and Guarantors earned after December 31, 2003 (excluding any quarter in which there is a loss but applying consolidated net income thereafter first to such loss before determining 50% of such amount for purposes of this calculation), plus (iii) 50% of the net proceeds or other consideration received by Borrower for any capital stock issued after December 31, 2003. Notwithstanding the foregoing, in the event that Borrower shall at any time engage in an Acquisition equaling or exceeding $100,000,000, the minimum Consolidated Tangible Net Worth requirement for this covenant shall be adjusted to the sum of (i) 50% of Consolidated Tangible Net Worth immediately following the closing of such Acquisition, (ii) an amount equal to 50% of the consolidated net income of Borrower and Guarantors earned after the closing of such Acquisition (excluding any quarter in which there is a loss but applying net income thereafter first to such loss before determining 50% of such amount for purposes of this calculation) and (iii) 50% of the net proceeds or other consideration received by Borrower for any capital stock issued after the closing of such Acquisition. Borrower's compliance with the foregoing covenant shall be measured on a quarterly basis, based on the financial statements delivered to Administrative Agent pursuant to Section 7.1.

                                   ARTICLE X

                                EVENTS OF DEFAULT

      The occurrence of any one or more of the following events shall constitute an Event of Default:

      10.1 Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of Borrower or any Guarantor to Lenders, the LC Issuer or Administrative Agent under or in connection with this Agreement, any other Loan Document or any certificate or information delivered in connection with this Agreement or any other Loan Document shall not be true and correct in any material respect on the date as of which made, and, with respect to any matter which is reasonably capable of being cured, Borrower or such Guarantor, as applicable, shall have failed to cure the occurrence causing the representation or warranty to be

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materially untrue or incorrect within thirty (30) days after notice thereof by
Administrative Agent to Borrower.

      10.2 Non-payment. Nonpayment of principal of any Note when due (including without limitation non-payment under clause (D) of Section 2.21(c)), or nonpayment of interest upon any Note or of any fees or other obligations under any of the Loan Documents within five (5) days after billing therefor by Administrative Agent or Lenders.

      10.3 Other Defaults. The breach by Borrower (other than a breach which constitutes an Event of Default under any other Section of this Article X) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after notice thereof to Borrower.

      10.4 Other Indebtedness.

            (a) Failure of Borrower or any Guarantor to pay when due (after any applicable grace period and after notice from the holder thereof) any Indebtedness (other than Non-Recourse Indebtedness) equal to or exceeding $10,000,000 (in the aggregate); or

            (b) The default (after any applicable grace period and after notice from the holder thereof) by Borrower or any Guarantor in the performance of any term, provision or condition contained in any agreement under which any Indebtedness (other than Non-Recourse Indebtedness) equal to or exceeding $10,000,000 (in the aggregate) was created or is governed; or

            (c) Any other event shall occur or condition exist (after any applicable grace period and after notice from the holder thereof), the effect of which is to cause, or to permit the holder or holders of any Indebtedness (other than Non-Recourse Indebtedness) of Borrower or any Guarantor equal to or exceeding $10,000,000 to cause such Indebtedness to become due prior to its stated maturity; or

            (d) Any Indebtedness (other than Non-Recourse Indebtedness) of Borrower or any Guarantor equal to or exceeding $10,000,000 (in the aggregate) shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof (after any applicable grace period and after notice from the holder thereof); or

            (e) Borrower or any Guarantor shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

      10.5 Bankruptcy. Borrower or any Guarantor shall:

            (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect;

            (ii) make an assignment for the benefit of creditors;

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            (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of the Property of Borrower and Guarantors;

            (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file, within the applicable time period for the filing thereof, an answer or other pleading denying the material allegations of any such proceeding filed against it; or

            (v) fail to contest in good faith any appointment or proceeding described in Section 10.6.

      10.6 Receiver. A receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any Guarantor or any Substantial Portion of the Property of Borrower and Guarantors without the application, approval or consent of Borrower or any Guarantor, or a proceeding described in
Section 10.5(iv) shall be instituted against Borrower or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

      10.7 Judgment. Borrower or any Guarantor shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000 which has not been stayed on appeal or is not otherwise being appropriately contested in good faith and for which contested judgments adequate reserves are being maintained by Borrower or such Guarantor in accordance with GAAP.

      10.8 Unfunded Liabilities. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $5,000,000 or any Reportable Event shall occur in connection with any Plan, which Reportable Event has had or would reasonably be expected to have a Material Adverse Effect.

      10.9 Withdrawal Liability. Borrower, any Guarantor or any member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by Borrower or any Guarantor or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $2,000,000 per annum; provided, however, that such event shall not constitute an Event of Default as long as Borrower, such Guarantor or the Controlled Group member, as applicable, is contesting in good faith the imposition of withdrawal liability.

      10.10 Increased Contributions. Borrower, any Guarantor, or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, if as a result of such reorganization the aggregate

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annual contributions of Borrower, Guarantors and the other members of the
Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization occurs by an amount exceeding $5,000,000.

      10.11 Change in Control. Any Change in Control shall occur.

      10.12 Dissolution. The dissolution or liquidation of Borrower or any Guarantor shall occur, except as permitted under Section 8.3.

      10.13 Guaranty. The Guaranty shall fail to remain in full force or effect with respect to any Guarantor or any action shall be taken by any Guarantor to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of the Guaranty, or any Guarantor denies that it has any further liability under the Guaranty or gives notice to such effect.

      10.14 Consolidated Tangible Net Worth Covenant. The breach by Borrower of the covenant contained in Section 9.3.

      10.15 No Defaults. The occurrence of any of the following events shall specifically not be an Event of Default or an Unmatured Event of Default under this Agreement:

            (a) The breach of any Financial Covenant Test (except that the breach by Borrower of the covenant in Section 9.3 shall constitute an Event of Default, notwithstanding that it also constitutes a breach of a Financial Covenant Test).

            (b) If any Guarantor shall apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or for a Significant Amount of its Property, or if a receiver, custodian, trustee, examiner, liquidator or similar official shall be appointed for any Guarantor without its application, approval or consent for it or for a Significant Amount of its Property; provided, however, that upon the occurrence and during the continuation of the foregoing, all Property of such Guarantor shall be automatically excluded from the Borrowing Base; and provided further, that upon any such appointment for any Property of any Guarantor that is not a Significant Amount of its Property (which appointment shall not be an Event of Default or Unmatured Event of Default under this Agreement), such Property shall be automatically excluded from the Borrowing Base. "Significant Amount" means, with respect to the Property of such Guarantor and its Subsidiaries, taken as a whole, Property which represents more than 10% of the book value of the assets of such Guarantor as would be shown on the financial statements of such Guarantor as of the beginning of the fiscal quarter in which such determination is made, all as determined in accordance with Agreement Accounting Principles.

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                                   ARTICLE XI

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

      11.1 Acceleration; Remedies.

            (a) If any Event of Default described in Section 10.5 or 10.6 occurs with respect to Borrower, the obligations of Lenders to make Loans and of any LC Issuer to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of Administrative Agent or any Lender or LC Issuer, Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of Facility LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied as provided in paragraph (c) below (such difference, the "Collateral Shortfall Amount"). If any other Event of Default occurs, the Required Lenders may (or Administrative Agent with the written consent of the Required Lenders shall) (i) terminate or suspend the obligations of Lenders to make Loans and of each LC Issuer to issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives and (ii) upon notice to Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on Borrower to pay, and Borrower shall, forthwith upon such demand and without any further notice or act, pay to Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

            (b) If at any time while any Event of Default is continuing, Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, Administrative Agent may, and at the direction of the Required Lenders shall, make demand on Borrower to pay, and Borrower shall, forthwith upon such demand and without any further notice or act, pay to Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

            (c) Administrative Agent may, at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Facility LC Obligations and any other amounts in respect of any Facility Letter of Credit or Reimbursement Agreement as shall from time to time have become due and payable by Borrower to any Lender or LC Issuer under the Loan Documents.

            (d) At any time while any Event of Default is continuing, neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned

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      by Administrative Agent to Borrower or paid to whomever may be legally entitled thereto at such time.

            (e) If, within five (5) days after acceleration of the maturity of the Obligations or termination of the obligations of Lenders to make Loans hereunder as a result of any Event of Default (other than any Event of Default as described in Section 10.5 or 10.6 with respect to Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, Administrative Agent shall, by notice to Borrower, rescind and annul such acceleration and/or termination.

            (f) Upon the occurrence of any Event of Default and upon the directive of the Required Lenders, Administrative Agent or (but only upon directive of the Required Lenders) any Lender shall proceed to protect, exercise and enforce the rights and remedies of Administrative Agent and Lenders under the Loan Documents against Borrower, any Guarantor and any other party and such other rights and remedies as are provided by law or equity.

            (g) The order and manner in which Lenders' rights and remedies are to be exercised shall be determined by the Required Lenders in their sole discretion, and all payments received by Administrative Agent and Lenders, or any of them, shall be applied first to the costs and expenses (including attorneys' fees and disbursements) of Administrative Agent and of Lenders, and thereafter paid pro rata to each Lender in the same proportions that each Lender's Commitment bears to the Aggregate Commitment, without priority or preference among Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of Administrative Agent and Lenders, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to Administrative Agent or Lenders under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Lenders hereunder or thereunder or at law or in equity.

      11.2 Amendments. Subject to the provisions of this Article XI, the Required Lenders (or Administrative Agent with the consent in writing of the Required Lenders) and Borrower (in the case of the Loan Documents other than the Guaranty) or Guarantors (in the case of the Guaranty) may enter into agreements supplemental hereto or thereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of Lenders or Borrower (in the case of the Loan Documents other than the Guaranty) or Guarantors (in the case of the Guaranty) or waiving any Event of Default hereunder; provided, however, that (a) no such supplemental agreement shall, without the consent of the Required Lenders, amend the definition of the term "Borrowing Base" or the definition of any defined term contained in

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the definition of the term "Borrowing Base" and (b) no such supplemental agreement shall, without the consent of each Lender affected thereby:

            (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate of, or extend the time of payment of, interest or fees thereon;

            (ii) Release any Guarantor from any of its obligations under the Guaranty (except as provided in Section 8.4(b));

            (iii) Change the percentage specified in the definition of Required Lenders;

            (iv) Increase the amount of the Commitment of any Lender hereunder (except as may be agreed by such Lender pursuant to Section 2.5(d)), or permit Borrower to assign its rights under this Agreement;

            (v) Amend the percentage set forth in Section 2.21(b); or

            (vi) Amend this Section 11.2, Section 12.7 or Section 14.1.

No amendment of any provision of this Agreement relating to Administrative Agent shall be effective without the written consent of Administrative Agent. Administrative Agent may waive payment or reduce the amount of the fees referred to in Section 13.13 or the fee required under Section 15.3.3 without obtaining the consent of any other party to this Agreement. No amendment of any provision of this Agreement relating to Facility Letters of Credit shall be effective without the written consent of each LC Issuer affected thereby. No amendment of any provision of this Agreement relating to Swing Line Advances shall be effective without the written consent of the Swing Line Lender.

      11.3 Preservation of Rights. No delay or omission of any Lender or LC Issuer or Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Loan or the issuance, amendment or extension of a Facility Letter of Credit notwithstanding the existence of an Event of Default or the inability of Borrower to satisfy the conditions precedent to such Loan or Facility Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by Lenders (and, if applicable, Administrative Agent) required pursuant to Section 11.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Administrative Agent, the LC Issuer and Lenders until the Obligations have been paid in full.

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                                  ARTICLE XII

                               GENERAL PROVISIONS

      12.1 Survival of Representations. All representations and warranties of Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans and the issuance, amendment or extension of any Facility Letter of Credit herein contemplated.

      12.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender or LC Issuer shall be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation effective after the date of this Agreement.

      12.3 Taxes. Any recording, intangible, filing or stamp fees or taxes or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by Borrower, together with interest and penalties, if any.

      12.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      12.5 Entire Agreement. The Loan Documents and the letter agreement(s) referred to in this Agreement embody the entire agreement and understanding among Borrower, Guarantors, Administrative Agent and Lenders and supersede all prior agreements and understandings among Borrower, Guarantors, Administrative Agent, and Lenders relating to the subject matter thereof.

      12.6 Nature of Obligations; Benefits of this Agreement.

            (a) The respective obligations of Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

            (b) This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

      12.7 Expenses; Indemnification. Borrower shall reimburse Administrative Agent for any reasonable outside attorneys' fees and costs paid or incurred by Administrative Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. Borrower also agrees to reimburse Administrative Agent, Lenders and each LC Issuer for any reasonable costs and out-of-pocket expenses (including reasonable outside attorneys' fees and time charges of attorneys for Administrative Agent, Lenders and such LC Issuer) paid or incurred by Administrative Agent, any Lender or such LC Issuer in connection with the collection and enforcement of the Loan Documents. Borrower further agrees to indemnify Administrative Agent and each Lender and LC Issuer, and their respective directors, officers and employees against all losses, claims,

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damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not Administrative Agent or any Lender or LC Issuer is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder (except to the extent the same is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of the indemnified Person or the failure of the indemnified Person to comply with regulatory requirements applicable to it). The obligations of Borrower under this Section shall survive the termination of this Agreement.

      12.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to Administrative Agent with sufficient counterparts so that Administrative Agent may furnish one to each of Lenders.

      12.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP applied on a basis consistent with the consolidated audited financial statements of Borrower as of December 31, 1994 ("Agreement Accounting Principles"). If any change in GAAP from the principles used in preparing such statements would have a material effect upon the results of any calculation required by or compliance with any provision of this Agreement, then such calculation shall be made or calculated and compliance with such provision shall be determined using accounting principles used in preparing the consolidated audited financial statements of Borrower as of December 31, 1994. For purposes of determining compliance by the Borrower with the covenants in this Agreement, the application of Financial Accounting Standards Board Interpretation Number 46 shall be disregarded with respect to a financial consolidation of any Person which is not a Subsidiary of the Borrower.

      12.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      12.11 Nonliability of Lenders and LC Issuer. The relationship between Borrower and Lenders and Administrative Agent shall be solely that of borrower and lender. Neither Administrative Agent nor any Lender or LC Issuer shall have any fiduciary responsibilities to Borrower. Neither Administrative Agent nor any Lender or LC Issuer undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations.

      12.12 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

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      12.13 Arbitration. Subject to the provisions of this Section 12.13,
Borrower, Lenders and Administrative Agent agree to submit to binding arbitration any and all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents if permitted by law or a contract between them and such persons) relating to this Agreement and the Loan Documents and the negotiation, execution, collateralization, administration, repayment, modification, extension or collection thereof or arising thereunder. Such arbitration shall proceed in Chicago, Illinois, shall be governed by Illinois law and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), as modified in this Section 12.13. Judgment upon the award rendered by each arbitrator(s) may be entered in any court having jurisdiction.

            (a) Nothing in the preceding paragraph, nor the exercise of any right to arbitrate thereunder, shall limit the right of any party hereto
      (1) subject to provisions of applicable law, to exercise self-help remedies such as setoff or repossession or other self-help remedies provided in this Agreement or any other Loan Document; or (2) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding, or (3) to defend or obtain injunctive or other equitable relief from a court of competent jurisdiction against the foregoing or assert mandatory counterclaims, if any, prior to and during the pendency of a determination in arbitration of issues of performance, default, damages and other such claims and disputes.

            (b) Arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial real estate law for at least ten (10) years; (2) a person with at least ten (10) years' experience in real estate lending; and (3) a person with at least ten (10) years' experience in the homebuilding industry. The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the AAA.

            (c) In any dispute between the parties that is arbitratable hereunder, where the aggregate of all claims and the aggregate of all counterclaims is an amount less than Fifty Thousand And No/100ths Dollars ($50,000), the arbitration shall be before a single neutral arbitrator to be selected in accordance with the Commercial Rules of the American Arbitration Association and shall proceed under the Expedited Procedures of said Rules.

            (d) In any arbitration hereunder, the arbitrators shall decide (by documents only or with a hearing, at the arbitrators' discretion) any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication.

            (e) In any arbitration hereunder, discovery shall be permitted in accordance with the Illinois Code of Civil Procedure. Scheduling of such

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      discovery may be determined by the arbitrators, and any discovery disputes shall be finally determined by the arbitrators.

            (f) The Illinois rules of evidence shall control the admission of evidence at the hearing in any arbitration conducted hereunder; provided, however, no error by the arbitrators in application of the rules of evidence shall be grounds, as such, for vacating the arbitrators' award.

            (g) Notwithstanding any AAA rule to the contrary, the arbitration award shall be in writing and shall specify the factual and legal basis for the award, including findings of fact and conclusions of law.

            (h) Each party shall each bear its own costs and expenses and an equal share of the arbitrators' costs and administrative fees of arbitration.

      12.14 CONSENT TO JURISDICTION. BORROWER AND EACH LENDER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND BORROWER AND EACH LENDER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 12.14 SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER OR LC ISSUER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. SUBJECT TO THE PROVISIONS OF
SECTION 12.13, UNLESS PROHIBITED BY LAW, ANY JUDICIAL PROCEEDING BY BORROWER AGAINST ADMINISTRATIVE AGENT OR ANY LENDER OR LC ISSUER OR ANY AFFILIATE OF ADMINISTRATIVE AGENT OR ANY LENDER OR LC ISSUER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT IN A COURT IN CHICAGO, ILLINOIS.

      12.15 WAIVER OF JURY TRIAL. SUBJECT TO THE PROVISIONS OF SECTION 12.13, BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER AND LC ISSUER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      12.16 Confidentiality. Each Lender and Administrative Agent agree to use commercially reasonable efforts to keep confidential any financial reports and other information from time to time supplied to them by Borrower hereunder to the extent that such information is not and does not become publicly available through or with the consent or acquiescence of

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Borrower, except for disclosure (i) to Administrative Agent and the other
Lenders or to a Transferee, (ii) to legal counsel, accountants, and other professional advisors to a Lender, Administrative Agent or a Transferee, (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by Section 15.4. Any Lender or Administrative Agent disclosing such information shall use commercially reasonable efforts to advise the Person to whom such information is disclosed of the foregoing confidentiality agreement and to direct such Person to comply therewith.

      12.17 USA PATRIOT ACT. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act") hereby notifies Borrower that, pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Act.

                                  ARTICLE XIII

                              ADMINISTRATIVE AGENT

      13.1 Appointment; Nature of Relationship. JPMorgan Chase Bank, N.A. is hereby appointed by each Lender as its contractual representative (herein referred to as "Administrative Agent") hereunder and under each other Loan Document, and each Lender irrevocably authorizes Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XIII. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that Administrative Agent is merely acting as the contractual representative of Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as Lenders' contractual representative, Administrative Agent (i) does not hereby assume any fiduciary duties to any Lender, (ii) is a "representative" of Lenders within the meaning of the term "secured party" as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each Lender hereby agrees not to assert any claim against Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

      13.2 Powers. Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. Administrative Agent shall have no implied duties to Lenders, or any obligation to Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by Administrative Agent.

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      13.3 General Immunity. Neither Administrative Agent nor any of its
directors, officers, agents or employees shall be liable to Borrower, Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

      13.4 No Responsibility for Loans, Recitals, etc. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to Administrative Agent;
(d) except as otherwise provided in this Article XIII, the existence or possible existence of any Event of Default or Unmatured Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith;
(f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of Borrower or any Guarantor of any of the Obligations or of any of Borrower's or any such Guarantor's respective Subsidiaries. Notwithstanding anything to the contrary herein, Administrative Agent shall make available promptly after the date of this Agreement to any Lender copies of all Loan Documents in its possession which are requested by any such Lender. Administrative Agent shall also furnish to all Lenders promptly copies of any notices of an Unmatured Event of Default or Event of Default issued by Administrative Agent to Borrower and copies of financial statements and compliance certificates required by this Agreement that are received by Administrative Agent from Borrower (and not furnished directly by Borrower to Administrative Agent). Promptly after any officer of Administrative Agent that is responsible for administration of the Agreement has actual knowledge of the occurrence of an Unmatured Event of Default or an Event of Default hereunder, the Administrative Agent shall so notify Lenders.

      13.5 Action on Instructions of Lenders. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (except as otherwise provided in Section 11.2), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all Lenders. Lenders hereby acknowledge that Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      13.6 Employment of Agents and Counsel. Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to Lenders, except as to

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money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between Administrative Agent and Lenders and all matters pertaining to Administrative Agent's duties hereunder and under any other Loan Document.

      13.7 Reliance on Documents; Counsel. Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by Administrative Agent, which counsel may be employees of Administrative Agent. For purposes of determining compliance with the conditions specified in Sections 5.1 and 5.2, each Lender that has signed this Agreement shall be deemed to have been given an opportunity to review, and either to have
(a) consented to, approved or accepted or to be satisfied with, or (b) to have waived its right to disapprove, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

      13.8 Agent's Reimbursement and Indemnification. Lenders agree to reimburse and indemnify Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to the then outstanding amount of the Loans held by the Lenders) their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by Borrower or any Guarantor for which Administrative Agent is entitled to reimbursement by Borrower or any Guarantor under the Loan Documents, (ii) for any other expenses incurred by Administrative Agent on behalf of Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by Administrative Agent in connection with any dispute between Administrative Agent and any Lender or between two or more Lenders) that is not reimbursed by Borrower and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against Administrative Agent in connection with any dispute between Administrative Agent and any Lender or between two or more Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Administrative Agent. The obligations of Lenders under this Section 13.8 shall survive payment of the Obligations and termination of this Agreement.

      13.9 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default hereunder (other than a failure by Borrower to make a payment to Administrative Agent hereunder) unless Administrative Agent has received written notice from a Lender or Borrower referring to this

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Agreement describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". In the event that Administrative Agent receives such a notice, Administrative Agent shall give prompt notice thereof to Lenders.

      13.10 Rights as a Lender and LC Issuer. In the event Administrative Agent is a Lender, Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when Administrative Agent is a Lender, unless the context otherwise indicates, include Administrative Agent in its individual capacity. In the event Administrative Agent is an LC Issuer, Administrative Agent shall have the rights and powers of an LC Issuer hereunder and may exercise the same as though it were not Administrative Agent, and the term "LC Issuer" shall, at any time when Administrative Agent is an LC Issuer, unless the context otherwise indicates, include and mean Administrative Agent in its capacity as an LC Issuer. Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any of its Subsidiaries in which Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

      13.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent, Arranger or any other Lender and based on the financial statements prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent, Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Except for any notice, report, document or other information expressly required to be furnished to Lenders by Administrative Agent or Arranger hereunder, neither Administrative Agent nor Arranger shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of Borrower or any of its Affiliates that may come into the possession of Administrative Agent or Arranger (whether or not in their respective capacity as Administrative Agent or Arranger) or any of their Affiliates.

      13.12 Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to Lenders and Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, sixty (60) days after the retiring Administrative Agent gives notice of its intention to resign. Administrative Agent may be removed at any time with or without cause by written notice received by Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. The consent of Borrower shall be required prior to any removal of Administrative Agent becoming effective; provided, however, that if an Event of Default has occurred and is continuing, the consent of Borrower shall not be required. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of Borrower and Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within 45 days after

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the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of Borrower and Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, Administrative Agent may at any time without the consent of Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, Lenders may perform all the duties of Administrative Agent hereunder and Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article XIII shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to Administrative Agent by merger, or Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 13.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

      13.13 Agent and Arranger Fees. Borrower agrees to pay to Administrative Agent and Arranger, for their respective accounts, the fees agreed to by Borrower, Administrative Agent and Arranger pursuant to that certain letter agreement dated December 22, 2004, or as otherwise agreed from time to time.

      13.14 Delegation to Affiliates. Borrower and Lenders agree that Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which Administrative Agent is entitled under Articles XII and XIII.

      13.15 Co-Agents, Co-Documentation Agents, Co-Managing Agents, Syndication Agent, etc. No Lender identified in this Agreement as a Co-Agent, Co-Documentation Agent, Co-Managing Agent or Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to Administrative Agent in
Section 13.11.

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                                  ARTICLE XIV

                                RATABLE PAYMENTS

      14.1 Ratable Payments. If any Lender (whether by setoff or otherwise) has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with common law right of setoff or amounts which might be subject to common law right of setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is prevented, restricted or otherwise impeded by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XV

                BENEFIT OF AGREEMENT, ASSIGNMENTS; PARTICIPATIONS

      15.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and Lenders and their respective successors and assigns permitted hereby, except that (i) Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 15.3, and (iii) any transfer by participation must be made in compliance with Section 15.2. Any attempted assignment or transfer by any party not made in compliance with this
Section 15.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 15.3.2. The parties to this Agreement acknowledge that clause (ii) of this Section 15.1 relates only to absolute assignments and this Section 15.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 15.3. Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 15.3; provided, however, that Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether

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or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

      15.2 Participations.

            15.2.1 Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities that are not, and that are not Affiliates of a Person, in the home building business ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

            15.2.2 Voting Rights. Each Lender shall retain the sole right to approve, and/or grant its consent to, without the consent of any Participant, any amendment, modification or waiver of or other matter relating to any provision of the Loan Documents.

            15.2.3 Waiver of Setoff. Each Participant shall be deemed to have waived any and all rights of setoff, including any common law right of setoff, in respect of its participating interest in amounts owing under the Loan Documents.

            15.2.4 Benefit of Certain Provisions. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and
12.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 15.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.2 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of Borrower, (ii) any Participant asserting any claim to the benefits described herein shall assert the same through the Lender from which it acquired such participation interest, and (iii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 2.20 to the same extent as if it were a Lender.

      15.3 Assignments.

            15.3.1 Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities that are not, and are not Affiliates of a Person, in the home building business ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment ("Assignment and Assumption") shall be substantially in the form of Exhibit G or in such other form as may be agreed to by the parties thereto. Each such assignment shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning

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Lender or (unless each of Borrower and Administrative Agent otherwise consents)
be in an aggregate amount not less than $2,000,000. The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment.

            15.3.2 Consents. The consent of Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, provided that the consent of Borrower shall not be required if an Event of Default has occurred and is continuing. The consent of Administrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender. Any consent required under this Section 15.3.2 shall not be unreasonably withheld or delayed.

            15.3.3 Effect; Effective Date. Upon (i) delivery to Administrative Agent of an assignment, together with any consents required by Sections 15.3.1 and 15.3.2, and (ii) payment by the assignee of a $5,000 fee to Administrative Agent for processing such assignment (unless such fee is waived by Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Loans assigned to such Purchaser without any further consent or action by Borrower, Lenders or Administrative Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 15.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 15.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 15.3.3, the transferor Lender, Administrative Agent and Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

            15.3.4 Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice.

      15.4 Dissemination of Information. Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all non-public information in such Lender's possession concerning the creditworthiness of Borrower, Guarantors and their Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 12.16 of this Agreement.

      15.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.20.

                                  ARTICLE XVI

                                    NOTICES

      16.1 Giving Notice. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

      16.2 Change of Address. Borrower, Administrative Agent and any Lender and LC Issuer may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XVII

                                  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Borrower, Administrative Agent, and all Lenders and each party has notified Administrative Agent by telex or telephone, that it has taken such action.

      IN WITNESS WHEREOF, Borrower, Lenders, and Administrative Agent have executed this Agreement as of the date first above written.

                                    BORROWER:

                                    M.D.C. HOLDINGS, INC.,
                                    a Delaware corporation

                                    By: /s/ John J. Heaney
                                       ----------------------------------
                                    Name: John J. Heaney, Senior Vice President

                                    3600 South Yosemite Suite 900
                                    Denver, Colorado  80237
                                    Attention:  John J. Heaney

                                    LENDERS:

                                    JPMORGAN CHASE BANK, N.A. (successor by
                                    merger to Bank One, NA), Individually, as
                                    Administrative Agent and as LC Issuer

                                    By: /s/ Kent A. Kaiser
                                       ----------------------------------
                                    Name:  Kent A. Kaiser
                                    Title: Vice President

                                    707 Travis, Floor 6
                                    Houston, TX 77002
                                    Attention:  Kent A. Kaiser

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   WACHOVIA BANK, NATIONAL ASSOCIATION

                                   By: /s/ Timothy S. Blake
                                      -------------------------------
                                   Name:  Timothy S. Blake
                                   Title: Vice President

                                   Address:

                                   191 Peachtree Street, NE, 21st Floor
                                   Atlanta, GA 30303
                                   Attn: Brian A. Phillips

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                     GUARANTY BANK

                                     By: /s/ Jim J. Johnson
                                        -------------------------------
                                     Name:  Jim J. Johnson
                                     Title: Senior Vice President

                                     Address:

                                     8333 Douglas Avenue, 2nd Floor
                                     Dallas, TX 75225
                                     Attn: Kim White

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      SUNTRUST BANK

                                      By: /s/ W. John Wendler
                                         -------------------------------
                                      Name:  W. John Wendler
                                      Title: Director

                                      Address:

                                      8330 Boone Boulevard
                                      8th Floor
                                      Vienna, VA 22182
                                      Attn: W. John Wendler

                                      and to:

                                      10710 Midlothian Turnpike
                                      Richmond, VA 22235
                                      Attn: Decara Jeter

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                       U.S. BANK NATIONAL ASSOCIATION

                                       By: /s/ Christopher E. Erickson
                                          -------------------------------
                                       Name:  Christopher E. Erickson
                                       Title: Vice President

                                       Address:

                                       918 17th Street, 5th Floor
                                       Denver, CO 80202
                                       Attn: Christopher E. Erickson

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        THE ROYAL BANK OF SCOTLAND PLC

                                        By: /s/ David Apps
                                           -------------------------------
                                        Name:  David Apps
                                        Title: Senior Vice President

                                        Address:

                                        101 Park Avenue, 12th Floor
                                        New York, NY  10178
                                        Attn: David Apps

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        CITICORP NORTH AMERICA, INC.

                                        By: /s/ David Bouton
                                           -------------------------------
                                        Name:  David Bouton
                                        Title: Vice President

                                        Address:

                                        390 Greenwich Street, 1st Floor
                                        New York, NY 10013
                                        Attn: David Bouton

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        KEYBANK NATIONAL ASSOCIATION

                                        By: /s/ Jeff V. Aycock
                                           -------------------------------
                                        Name:  Jeff V. Aycock, CFA
                                        Title: Vice President

                                        Address:

                                        KeyBank Real Estate Capital
                                        1200 Abernathy Road NE
                                        Suite 1500
                                        Atlanta, GA  30328
                                        Attn:  Jeff V. Aycock, Vice President

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                         WASHINGTON MUTUAL BANK, FA

                                         By: /s/ Javier Berrera
                                            -------------------------------
                                         Name:  Javier Berrera
                                         Title: Vice President

                                         Address:

                                         5950 LaPlace Court
                                         Suite 205
                                         Carlsbad, CA  92008
                                         Attn:  Tom Griffin

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                          BANK OF AMERICA, N.A.

                                          By: /s/ Kelley Prentiss
                                             -------------------------------
                                          Name:  Kelley Prentiss
                                          Title: Senior Vice President

                                          Address:

                                          231 South LaSalle Street
                                          Mail Code: IL1-231-10-35
                                          Chicago, IL  60604
                                          Attn:  Kelley Prentiss

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                          CALIFORNIA BANK & TRUST

                                          By: /s/ Kirk K. Monroe
                                             -------------------------------
                                          Name:  Kirk K. Monroe
                                          Title: Senior Vice President

                                          Address:

                                          2000 S. Colorado Blvd., Suite 2-1200
                                          Denver, CO  80222
                                          Attn:  Kirk Monroe

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                            COMERICA BANK

                                            By: /s/ Jessica L. Kempf
                                               -------------------------------
                                            Name:  Jessica L. Kempf
                                            Title: Assistant Vice President

                                            Address:

                                            500 Woodward Avenue
                                            7th Floor
                                            Detroit, MI  48226
                                            Attn:  Jessica L. Kempf

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                             BNP PARIBAS

                                             By: /s/ Janice S. H. Ho
                                                ------------------------------
                                             Name:   Janice S. H. Ho
                                             Title:  Director

                                             By: /s/ Frederique Merhaut
                                                ------------------------------
                                             Name:   Frederique Merhaut
                                             Title:  Director

                                             Address:

                                             725 South Figueroa Street
                                             Suite 2090
                                             Los Angeles, CA  90017
                                             Attn:   Clive Bettles

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                            MIZUHO CORPORATE BANK, LTD.

                                            By: /s/ Raymond Ventura
                                               -------------------------------
                                            Name:  Raymond Ventura
                                            Title: Senior Vice President

                                            Address:

                                            1251 Avenue of the Americas
                                            New York, NY 10020
                                            Attn:  Ricky Simmons

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                           AMSOUTH BANK

                                           By: /s/ Ronny Hudspeth
                                              -------------------------------
                                           Name:   Ronny Hudspeth
                                           Title:  Senior Vice President

                                           Address:

                                           1900 5th Avenue North, RCL, BAC-15
                                           Birmingham, AL  35203
                                           Attention:  Wanda Pate

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                       BANK OF THE WEST

                                       By: /s/ Lynn Foster
                                          -------------------------------
                                       Name:   Lynn Foster
                                       Title:  Senior Vice President

                                       By: /s/ Chuck Weerasooriya
                                          -------------------------------
                                       Name:   Chuck Weerasooriya, CFA
                                       Title:  Vice President

                                       Address:

                                       3000 Oak Road, Suite 400
                                       Walnut Creek, CA 94597
                                       Attn:  Lynn Foster, Senior Vice President
                                              & Manager - Loan Administration

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        PNC BANK, NATIONAL ASSOCIATION

                                        By: /s/ Douglas G. Paul
                                           -------------------------------
                                        Name:  Douglas G. Paul
                                        Title: Sr. Vice President

                                        Address:

                                        Two Tower Center
                                        18th Floor
                                        East Brunswick, NJ  08816
                                        Attn:  Douglas Paul

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                         RBC CENTURA BANK,
                                         A NORTH CAROLINA BANKING CORPORATION

                                         By: /s/ Carolynn Alexander
                                            -------------------------------
                                         Name:   Carolynn Alexander
                                         Title:  Vice President

                                         Address:

                                         RBC Builder Finance Syndications
                                         11011 Richmond, Suite 850
                                         Houston, TX  77042
                                         Attn:   Carolynn Alexander

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        CITY NATIONAL BANK, A NATIONAL BANKING
                                        ASSOCIATION

                                        By: /s/ Mary Bowman
                                           -------------------------------
                                        Name:  Mary Bowman
                                        Title: Sr. Vice President

                                        Address:

                                        2001 North Main Street
                                        Suite 200
                                        Walnut Creek, CA 94596
                                        Attn: Mary Bowman

                     SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                         COMPASS BANK

                                         By: /s/ H. Shaw Thomas
                                            -------------------------------
                                         Name:   H. Shaw Thomas
                                         Title:  Senior Vice President

                                         Address:

                                         999 18th Street, Suite 2800
                                         Denver, CO  80202
                                         Attn:   Larry Olsen

Bank One, Arizona, N.A. executes this Agreement solely for the purposes set forth in Section 4.4(f).

                                          BANK ONE, ARIZONA, N.A.

                                          By: /s/ Kent A. Kaiser
                                             -----------------------------
                                          Name:   Kent A. Kaiser
                                          Title:  Vice President

                                                 707 Travis, Floor 6
                                                 Houston, TX 77002
                                                 Attention:  Kent A. Kaiser

                                    EXHIBIT A

                          AMENDED AND RESTATED GUARANTY

TO: JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA), as Administrative Agent for Lenders that are parties to the Amended and Restated Credit Agreement dated as of January 28, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among M.D.C. HOLDINGS, INC., a Delaware corporation, Lenders, and Administrative Agent, and to Lenders. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

                                    RECITALS

            A. Pursuant to the Prior Credit Agreement, RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF MARYLAND, INC., a Maryland corporation, RICHMOND AMERICAN HOMES OF NEVADA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF VIRGINIA, INC., a Virginia corporation, RICHMOND AMERICAN HOMES OF ARIZONA, INC., a Delaware corporation, RICHMOND AMERICAN HOMES OF COLORADO, INC., a Delaware corporation, RICHMOND AMERICAN HOMES OF WEST VIRGINIA, INC., a Colorado corporation, RAH OF FLORIDA, INC. (formerly known as Richmond American Homes of California (Inland Empire), Inc.), a Colorado corporation, RICHMOND AMERICAN HOMES OF UTAH, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF TEXAS, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF FLORIDA, LP, a Colorado limited partnership, RICHMOND AMERICAN HOMES OF DELAWARE, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF ILLINOIS, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF NEW JERSEY, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF PENNSYLVANIA, INC., a Colorado corporation, M.D.C. LAND CORPORATION, a Colorado corporation, RICHMOND AMERICAN CONSTRUCTION, INC., a Delaware corporation, RAH TEXAS HOLDINGS, LLC, a Colorado limited liability company and RAH OF TEXAS, LP, a Colorado limited partnership (hereinafter collectively called "Guarantors" and individually a "Guarantor"), whose address is set forth after their signatures below, have executed and delivered a certain Guaranty (the "Prior Guaranty") dated April 8, 2004.

            B. It is a condition under the Credit Agreement that Guarantors shall execute and deliver this Amended and Restated Guaranty ("Guaranty") amending and restating the Prior Guaranty.

            NOW, THEREFORE, the Prior Guaranty is hereby amended and restated in its entirety as follows:

            FOR VALUABLE CONSIDERATION, Guarantors unconditionally, jointly and severally, guarantee and promise to pay to Administrative Agent, for the benefit of Lenders and their respective successors, endorsees, transferees and assigns, or order, within one (1) business day after demand, in lawful money of the United States, (i) the Notes, principal and interest and all other sums payable thereunder, or at the election of Administrative Agent any one or more installments thereof, in the event that Borrower fails to punctually pay any one or more installments of the Note (principal and/or interest), or any other sum payable thereunder at the time and in the manner provided therein; and (ii) all other indebtedness of Borrower to Administrative Agent or to any Lender arising under or in connection with the Notes, the Credit Agreement or any Loan Documents (the indebtedness evidenced by the Notes together with all other indebtedness specified above is hereinafter collectively called the "Indebtedness").

      1. The obligations of Guarantors hereunder are separate and independent of the obligations of Borrower and of any other guarantor, and a separate action or actions may be brought and prosecuted against any one or more of Guarantors whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor is joined in any action or actions. The obligations of Guarantors hereunder shall survive and continue in full force and effect until payment in full of the Indebtedness is actually received by Administrative Agent for the benefit of Lenders and the period of time has expired during which any payment made by Borrower or any Guarantor to Administrative Agent for the benefit of Lenders may be determined to be a Preferential Payment (defined below), notwithstanding any release or termination of Borrower's or any other guarantor's liability by express or implied agreement with Administrative Agent or any Lender or by operation of law and notwithstanding that the Indebtedness or any part thereof is deemed to have been paid or discharged by operation of law or by some act or agreement of Administrative Agent or Lenders. For purposes of this Guaranty, the Indebtedness shall be deemed to be paid only to the extent that Administrative Agent, on behalf of Lenders, actually receives immediately available funds.

      2. Guarantors agree that to the extent Borrower or any Guarantor makes any payment to Administrative Agent or Lenders in connection with the Indebtedness, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Administrative Agent or Lenders or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Administrative Agent or Lenders, the Indebtedness or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

      3. Guarantors are providing this Guaranty at the instance and request of Borrower to induce Administrative Agent and Lenders to extend or continue financial accommodations to Borrower. Guarantors hereby represent and warrant that Guarantors are and will continue to be fully informed about all aspects of the financial condition and business affairs of Borrower that Guarantors deem relevant to the obligations of Guarantors hereunder and hereby waive and fully discharge Administrative Agent and each Lender from any and all obligations to communicate to Guarantors any information whatsoever regarding Borrower or Borrower's financial condition or business affairs. Guarantors acknowledge that Borrower owns, directly or indirectly, all of the issued and outstanding shares of stock of each Guarantor, that Guarantors and Borrower are engaged in related businesses, and that Guarantors will derive substantial direct and indirect benefit from the extension of credit by Lenders evidenced by the Indebtedness.

      4. Guarantors authorize Administrative Agent and Lenders, without notice or demand and without affecting Guarantors' liability hereunder, from time to time, to: (a) renew, modify, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including increasing or decreasing the rate of interest thereon; (b) release, substitute or add any one or more endorsers, or other guarantors; (c) take and hold security for the payment of this Guaranty or the Indebtedness, and enforce, exchange, substitute, subordinate, waive or release any such security; (d) proceed against such security and direct the order or manner of sale of such security as Administrative Agent in its discretion may determine; and (e) apply any and all payments from Borrower, any Guarantor or any other guarantor, or recoveries from such security, in such order or manner as Administrative Agent in its discretion may determine.

      5. Guarantors waive and agree not to assert: (a) any right to require Administrative Agent or Lenders to proceed against Borrower or any other guarantor, to proceed against or exhaust any security for the Indebtedness, to pursue any other remedy available to Administrative Agent and Lenders, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting Guarantors' liability hereunder or the enforcement hereof; (c) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand, nonpayment and acceptance of this Guaranty; (d) notice of the existence, creation or incurring of new or additional indebtedness of Borrower to Administrative Agent or any Lender; and (e) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever (other than payment in full of all amounts demanded to be paid by Guarantors under this Guaranty) of the liability of Borrower for the Indebtedness. Guarantors hereby expressly consent to any impairment of collateral, including, but not limited to, failure to perfect a security interest and release collateral and any such impairment or release shall not affect Guarantors' obligations hereunder. Until payment in full of the Indebtedness, Guarantors shall have no right of subrogation and hereby waive any right to enforce any remedy which Administrative Agent and Lenders now have, or may hereafter have, against Borrower, and waive any benefit of, and any right to participate in, any security now or hereafter held by Administrative Agent on behalf of Lenders.

      6. (a) If from time to time Borrower shall have liabilities or obligations to any Guarantor, whether absolute or contingent, joint, several, or joint and several, such liabilities and obligations (the "Subordinated Indebtedness") and any and all assignments as security, grants in trust, liens, mortgages, security interests, other encumbrances, and other interests and rights securing such liabilities and obligations shall at all times be fully subordinate to payment and performance in full of the Obligations. Guarantors agree that such liabilities and obligations of Borrower to Guarantors shall not be secured by any assignment as security, grant in trust, lien, mortgage, security interest, other encumbrance or other interest or right in any property, interests in property, or rights to property of such Borrower. Guarantors and, by their acceptance of this Guaranty, Administrative Agent and each Lender agree that (i) so long as no Event of Default has occurred and is continuing, payments of principal and interest on the Subordinated Indebtedness may be made by Borrower and accepted by Guarantors as such payments become due; and (ii) after the occurrence and during the continuation of an Event of Default, Borrower shall not make and Guarantor shall not accept any payments with respect to the Subordinated Indebtedness. If, notwithstanding the foregoing, subsequent to an Event of Default, any

Guarantor receives any payment from Borrower, such payment shall be held in trust by such Guarantor for the benefit of Administrative Agent and Lenders, shall be segregated from the other funds of such Guarantor, and shall forthwith be paid by such Guarantor to Administrative Agent for the benefit of Lenders and applied to payment of the Obligations whether or not then due.

            (b) In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrower, or the proceeds thereof, to creditors of Borrower, by reason of the liquidation, dissolution, or other winding up of Borrower's business, or in the event of any receivership, insolvency or bankruptcy proceedings by or against Borrower, or assignment for the benefit of creditors, or of any proceedings by or against Borrower for any relief under any bankruptcy or insolvency laws, or relating to the relief of debtors, readjustment of indebtedness, reorganizations, arrangements, compositions or extensions, or of any other event whereby it becomes necessary or desirable to file or present claims against Borrower for the purpose of receiving payment thereof, or on account thereof, then and in any such event, any payment or distribution of any kind or character, either in cash or other property, which shall be made or shall be payable with respect to any Subordinated Indebtedness shall be paid over to Administrative Agent on behalf of Lenders for application to the payment of the Obligations, whether due or not due, and no payments shall be made upon or in respect of the Subordinated Indebtedness unless and until the Obligations shall have been paid and satisfied in full. In any such event, all claims of Administrative Agent and Lenders and all claims of Guarantors shall, at the option of Administrative Agent and Lenders, forthwith become due and payable without demand or notice.

            (c) In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrower, or the proceeds thereof, to creditors of Borrower, by reason of the liquidation, dissolution, or other winding up of Borrower's business, or in the event of any receivership, insolvency or bankruptcy proceedings by or against Borrower, or assignment for the benefit of creditors, or of any proceedings by or against Borrower for any relief under any bankruptcy or insolvency laws, or relating to the relief of debtors, readjustment of indebtedness, reorganizations, arrangements, compositions or extensions, or of any other event whereby it becomes necessary or desirable to file or present claims against Borrower for the purpose of receiving payment thereof, or on account thereof, each of the Guarantors irrevocably authorizes and empowers Administrative Agent, or any person Administrative Agent may designate, to act as attorney for such Guarantor with full power and authority in the name of such Guarantor, or otherwise, to make and present such claims or proofs of claims against Borrower on account of the Subordinated Indebtedness as Administrative Agent, or its appointee, may deem expedient and proper and, if necessary, to vote such claims in any proceedings and to receive and collect for the benefit of Lenders any and all dividends or other payments and disbursements made thereon in whatever form they may be paid or issued, and to give acquittance therefor and to apply same to the Obligations, and Guarantors hereby agree, from time to time and upon request, to make, execute and deliver to Administrative Agent such powers of attorney, assignments, endorsements, proofs of claim, pleadings, verifications, affidavits, consents, agreements or other instruments as may be requested by Administrative Agent in order to enable Administrative Agent and Lenders to enforce any and all claims upon, or with respect to, the Subordinated

Indebtedness, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Indebtedness.

            (d) Except as otherwise permitted herein, should any payment or distribution or security or proceeds thereof be received by any Guarantor upon or with respect to the Subordinated Indebtedness prior to the satisfaction of the Obligations, such Guarantor will forthwith deliver the same to Administrative Agent on behalf of Lenders in precisely the form as received except for the endorsement or assignment of such Guarantor where necessary for application on the Obligations, whether due or not due, and until so delivered the same shall be held in trust by such Guarantor as property of Administrative Agent on behalf of Lenders. In the event of the failure of any Guarantor to make any such endorsement or assignment, Administrative Agent, or any of its officers or employees, on behalf of Administrative Agent, is hereby irrevocably authorized to make the same.

            (e) Each Guarantor agrees to maintain in its records notations satisfactory to Administrative Agent of the rights and priorities of Administrative Agent and Lenders hereunder, and from time to time, upon request, to furnish Administrative Agent for the benefit of Lenders with sworn financial statements. Lenders and Administrative Agent may inspect the books of account and any records of Guarantors at any time during business hours. Each Guarantor agrees that any promissory note now or hereafter evidencing the Subordinated Indebtedness shall be nonnegotiable and shall be marked with a specific statement that the indebtedness thereby evidenced is subject to the provisions of this Guaranty.

      7. (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors, Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor's "Maximum Liability"). This Paragraph 7(a) with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of Administrative Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Paragraph 7(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantors hereunder shall not be rendered voidable under applicable law.

            (b) Each of the Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of Administrative Agent hereunder. Nothing in this Paragraph 7(b) shall be construed to increase any Guarantor's obligations hereunder beyond its Maximum Liability.

            (c) In the event any Guarantor (a "Paying Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a "Non-Paying Guarantor") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Paying Guarantor. For the purposes hereof, each Non-Paying Guarantor's "Pro Rata Share" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantors, the aggregate amount of all monies received by such Guarantors from Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Paragraph 7(c) shall affect any Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor's Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Paragraph 7(c) are for the benefit of both Administrative Agent and Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

      8. It is not necessary for Administrative Agent or any Lender to inquire into the powers of Borrower or the officers, directors, members, managers, partners, trustees or agents acting or purporting to act on its behalf, and any of the Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

      9. Each Guarantor agrees to deliver to Administrative Agent and Lenders financial statements and other financial information relating to such Guarantor in form and level of detail, and containing certifications, as required pursuant to Section 7.1 of the Credit Agreement. Each Guarantor further agrees to comply all covenants, representations and warranties in the Credit Agreement relating to Guarantor.

      10. Guarantors agree to pay all attorneys' fees and all other costs and expenses which may be incurred by Administrative Agent or any Lender in enforcing this Guaranty.

      11. This Guaranty sets forth the entire agreement of Guarantors, Administrative Agent and Lenders with respect to the subject matter hereof and supersedes all prior oral and written agreements and representations by Administrative Agent or any Lender to Guarantors. No modification or waiver of any provision of this Guaranty or any right of Administrative Agent or any Lender hereunder and no release of any Guarantor from any obligation hereunder shall be effective unless in a writing executed by an authorized officer of Administrative Agent and each Lender. There are no conditions, oral or otherwise, on the effectiveness of this Guaranty.

      12. This Guaranty shall inure to the benefit of Administrative Agent and each Lender and their respective successors and assigns and shall be binding upon each Guarantor and its successors and assigns. Administrative Agent and each Lender may assign this Guaranty in whole or in part without notice.

      13. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      14. Subject to the provisions of this Paragraph 14, each Guarantor agrees, and Lenders and Administrative Agent by accepting this Guaranty agree, that they shall submit to binding arbitration any and all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents if permitted by law or a contract between them and such persons) relating to this Guaranty and the Loan Documents and the negotiation, execution, collateralization, administration, repayment, modification, extension or collection thereof or arising thereunder. Such arbitration shall proceed in Chicago, Illinois, shall be governed by Illinois law and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as modified in this Paragraph 14. Judgment upon the award rendered by each arbitrator(s) may be entered in any court having jurisdiction.

            (a) Nothing in the preceding paragraph, nor the exercise of any right to arbitrate thereunder, shall limit the right of any party hereto (1) subject to provisions of applicable law, to exercise self-help remedies such as setoff or repossession or other self-help remedies provided in the Credit Agreement or any other Loan Document; or (2) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding, or (3) to defend or obtain injunctive or other equitable relief against the foregoing or assert mandatory counterclaims, if any, prior to and during the pendency of a determination in arbitration of issues of performance, default, damages and other such claims and disputes.

            (b) Arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial real estate law for at least ten (10) years; (2) a person with at least ten (10) years' experience in real estate lending; and (3) a person with at least ten
(10) years' experience in the homebuilding industry. The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the AAA.

            (c) In any dispute between the parties that is arbitratable hereunder, where the aggregate of all claims and the aggregate of all counterclaims is an amount less than Fifty Thousand and No/100ths Dollars ($50,000.00), the arbitration shall be before a single neutral arbitrator to be selected in accordance with the Commercial Rules of the American Arbitration Association and shall proceed under the Expedited Procedures of said Rules.

            (d) In any arbitration hereunder, the arbitrators shall decide (by documents only or with a hearing, at the arbitrators' discretion) any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication.

            (e) In any arbitration hereunder, discovery shall be permitted in accordance with the Illinois Code of Civil Procedure. Scheduling of such discovery may be determined by the arbitrators, and any discovery disputes shall be finally determined by the arbitrators.

            (f) The Illinois rules of evidence shall control the admission of evidence at the hearing in any arbitration conducted hereunder, provided, however, no error by the arbitrators in application of the Rules of Evidence shall be grounds, as such, for vacating the arbitrators' award.

            (g) Notwithstanding any AAA rule to the contrary, the arbitration award shall be in writing and shall specify the factual and legal basis for the award, including findings of fact and conclusions of law.

            (h) Each party shall each bear its own costs and expenses and an equal share of the arbitrators' costs and administrative fees of arbitration.

      15. GUARANTORS, AND LENDERS BY ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND ANY GUARANTOR, AND LENDERS BY ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING IN THIS PARAGRAPH 15 SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER OR LC ISSUER TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. SUBJECT TO THE PROVISIONS OF PARAGRAPH 14, UNLESS PROHIBITED BY LAW, ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST ADMINISTRATIVE AGENT OR ANY LENDER OR LC ISSUER OR ANY AFFILIATE OF ADMINISTRATIVE AGENT OR ANY LENDER OR LC ISSUER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN A COURT IN CHICAGO, ILLINOIS.

      16. SUBJECT TO THE PROVISIONS OF PARAGRAPH 14, EACH GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR

CONNECTED WITH THE GUARANTY, ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      17. Guarantors acknowledge that the rights and responsibilities of Administrative Agent under this Guaranty with respect to any action taken by Administrative Agent or the exercise or non-exercise by Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty shall, as between Administrative Agent and Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Administrative Agent and Guarantors, Administrative Agent shall be conclusively presumed to be acting as agent for Lenders with full and valid authority so to act or refrain from acting, and Guarantors shall not be under any obligation or entitlement to make any inquiry respecting such authority.

      18. Pursuant to Section 7.11 of the Credit Agreement, additional Subsidiaries shall become obligated as Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to Administrative Agent a supplemental guaranty in the form of Exhibit A attached hereto (with blanks appropriately filled in), together with such additional supporting documentation required pursuant to Section 7.11 of the Credit Agreement.

     IN WITNESS WHEREOF these presents are executed as of January 28, 2005.

                                  GUARANTORS:

                                  RICHMOND AMERICAN HOMES OF
                                  CALIFORNIA, INC.

                                  By:
                                     ---------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  RICHMOND AMERICAN HOMES OF
                                  MARYLAND, INC.

                                  By:
                                     ---------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  RICHMOND AMERICAN HOMES OF
                                  NEVADA, INC.

                                  By:
                                     ---------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  RICHMOND AMERICAN HOMES OF
                                  VIRGINIA, INC.

                                  By:
                                     ---------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  RICHMOND AMERICAN HOMES OF
                                  ARIZONA, INC.

                                  By:
                                     ---------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  RICHMOND AMERICAN HOMES OF
                                  COLORADO, INC.

                                  By:
                                     ---------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  RICHMOND AMERICAN HOMES OF WEST
                                  VIRGINIA, INC.

                                  By:
                                     ---------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  RAH OF FLORIDA, INC. (formerly known as
                                  Richmond American Homes of California (Inland Empire), Inc.)

                                  By:
                                     ------------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  RICHMOND AMERICAN HOMES OF UTAH,
                                  INC.

                                  By:
                                     ------------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  RICHMOND AMERICAN HOMES OF TEXAS,
                                  INC.

                                  By:
                                     ------------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  RICHMOND AMERICAN HOMES OF
                                  FLORIDA, LP.

                                  By: RAH OF FLORIDA, INC. (formerly known
                                      as Richmond American Homes of California
                                      (Inland Empire), Inc.), its general
                                      partner

                                  By:
                                     ------------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  RICHMOND AMERICAN HOMES OF
                                  DELAWARE, INC.

                                  By:
                                     ------------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  RICHMOND AMERICAN HOMES OF
                                  ILLINOIS, INC.

                                  By:
                                     -------------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  RICHMOND AMERICAN HOMES OF
                                  NEW JERSEY, INC.

                                  By:
                                     -------------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  RICHMOND AMERICAN HOMES OF
                                  PENNSYLVANIA, INC.

                                  By:
                                     -------------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  M.D.C. LAND CORPORATION

                                  By:
                                     -------------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  RICHMOND AMERICAN CONSTRUCTION,
                                  INC.

                                  By:
                                     -------------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  RAH TEXAS HOLDINGS, LLC

                                  By:
                                     -----------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                                  RAH OF TEXAS, LP

                                  By: Richmond American Homes of Texas, Inc.,
                                         its general partner

                                  By:
                                     -----------------------------------------
                                  Name:  John J. Heaney
                                  Title: Vice President

                              EXHIBIT A TO GUARANTY

                          FORM OF SUPPLEMENTAL GUARANTY

                                     [Date]

JPMorgan Chase Bank, N.A., as Administrative Agent for Lenders

Ladies and Gentlemen:

            Reference is hereby made to (i) that certain Amended and Restated Credit Agreement dated as of January 28, 2005, among M.D.C. Holdings, Inc., the Lenders from time to time parties thereto ("Lenders"), and JPMorgan Chase Bank, N.A., as Administrative Agent ("Administrative Agent") for Lenders (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") and (ii) that certain Amended and Restated Guaranty, dated as of January 28, 2005 , executed and delivered by the Guarantors parties thereto in favor of Administrative Agent, for the benefit of Lenders (as amended, restated, supplemented or otherwise modified from time to time, the "Guaranty"). Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the respective meanings provided therein.

            In accordance with Section 7.11 of the Credit Agreement and Paragraph 18 of the Guaranty, the undersigned, [GUARANTOR] ____________, a corporation [limited partnership/limited liability company] organized under the laws of ___________, hereby elects to be a "Guarantor" for all purposes of the Credit Agreement and the Guaranty, respectively, effective from the date hereof.

            Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Guaranty, to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto.

            This Supplemental Guaranty shall be construed in accordance with and governed by the internal laws of the State of Illinois (but otherwise without regard to the conflict of laws provisions).

            IN WITNESS WHEREOF, this Supplemental Guaranty has been duly executed by the undersigned as of the ____ day of ______, 200__.

                                      [GUARANTOR]

                                      By: ______________________________________
                                      Name:
                                      Title:

                                    EXHIBIT B

                                 PROMISSORY NOTE

$______________                                            _______________, 2005
                                                               Chicago, Illinois

      FOR VALUE RECEIVED, M.D.C. HOLDINGS, INC., a Delaware corporation ("Maker"), hereby promises and agrees to pay to the order of __________________________________ ("Payee"), the principal sum of
_____________________________________ DOLLARS ($_____________) in lawful money of the United States of America, or, if less than such principal amount, the aggregate unpaid principal amount of all Advances made to Maker by the Payee pursuant to the Credit Agreement hereinafter referenced. Such payment shall be made on the Facility Termination Date, as defined in the Credit Agreement.

      Maker shall pay interest from the date hereof on the unpaid principal amount of this Note from time to time outstanding during the period from the date hereof until such principal amount is paid in full at the rates, determined in the manner, and on the dates or occurrences specified in the Credit Agreement (as hereinafter defined).

      This promissory note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of January 28, 2005, among Maker, JPMorgan Chase Bank, N.A., as Administrative Agent, and Lenders that are parties thereto (as the same may be amended, modified, replaced, or renewed from time to time, the "Credit Agreement") and is entitled to the benefits of the Credit Agreement and the Loan Documents. Capitalized terms used in this Note without definition shall have the same meanings as are ascribed to such terms in the Credit Agreement.

      Both principal and interest are payable to Administrative Agent for the account of Payee pursuant to the terms of the Credit Agreement. All Advances made by Payee pursuant to the Credit Agreement and all payments of the principal amount of such Advances, shall be endorsed by the holder of this Note on the schedule attached hereto. Failure to record such Advances or payment shall not diminish any rights of Payee or relieve Makers of any liability hereunder or under the Credit Agreement. This Note is subject to prepayment and its maturity is subject to acceleration, in each case upon the terms provided in the Credit Agreement.

      This Note may not be modified or discharged orally, by course of dealing or otherwise, but only by a writing duly executed by the holder hereof.

      In the event that any action, suit or proceeding is brought by the holder hereof to collect this Note, Maker agrees to pay and shall be liable for all costs and expenses of collection, including without limitation, reasonable attorneys' fees and disbursements.

      Maker and all sureties, guarantors and/or endorsers hereof (or of any obligation hereunder) and accommodation parties hereon (all of which, including Maker, are each hereinafter called a "Surety") each: (a) waive any homestead or exemption laws and right thereunder affecting the full collection of this Note; (b) waive any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (c) consent that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

      In addition, each Surety waives and agrees not to assert: (a) any right to require the holder hereof to proceed against any other Surety, to proceed against or exhaust any security for the Note, to pursue any other remedy available to the holder hereof, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshalling; (d) notice of the existence, creation or incurring of new or additional indebtedness of Maker to the holder hereof; or
(e) any defense arising by reason of any disability or other defense of Maker or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Maker for payment of this Note. Until payment in full of this Note and the holder hereof has no obligation to make any further advances of the proceeds hereof, no Surety shall have any right of subrogation and each hereby waives any right to enforce any remedy which the holder hereof now has, or may hereafter have, against Maker or any other Surety, and waives any benefit of, and any right to participate in, any security now or hereafter held by the holder hereof.

      Maker agrees that to the extent any Surety makes any payment to the holder hereof in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of Maker under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by the holder hereof, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

      This Note has been delivered in the City of Chicago and State of Illinois, and shall be enforced under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within said state, without references to any choice or conflicts of law principles.

                                             M.D.C. HOLDINGS, INC., a Delaware
                                               corporation

                                             By: _______________________________
                                             Name:    John J. Heaney
                                             Title:   Senior Vice President

                                        2